AIRCRAFT SUBLEASE AGREEMENT


                                     between


                         KOMMANDITBOLAGET FLYGPLANET XIV
                                  as Sublessor


                                       and


                             Frontier Airlines, Inc

                                  as Sublessee

                            Dated as of 21 July 1999





Aircraft Make and Model:                    One Boeing 737-2Y5
Aircraft Manufacturer's Serial Number:      23039
Aircraft Registration Mark:                 N921WA
Engines Make and Model:                     Pratt & Whitney JT8D-15A Equipped
                                            with Nordam LGW Hushkits
Engines Serial Numbers:                     702966 and 702886



To the extent, if any, that this Agreement constitutes chattel paper under the Uniform Commercial Code in any jurisdiction, no security interest in this Agreement may be created through the transfer and possession of any counterpart other than the original counterpart of this Agreement, so identified by the signature of Lender on the receipt set forth on the signature page of such original counterpart.


Items marked with "*" have been omitted pursuant to a request for confidential treatment.

                                TABLE OF CONTENTS


1.       DEFINITIONS                                          Page 2
         1.1      Definitions                                 Page 2
         1.2      Construction                                Page 13

2.       REPRESENTATIONS AND WARRANTIES                       Page 14
         2.1      Sublessee's Representations and Warranties  Page 14
         2.2      Sublessor's Representations and Warranties  Page 18
         2.3      Survival of Representations and Warranties  Page 19

3.       CONDITIONS PRECEDENT                                 Page 19
         3.1      Sublessor's Conditions Precedent            Page 19
         3.2      Waiver                                      Page 20
         3.3      Sublessee's Conditions Precedent            Page 21
         3.4      Waiver                                      Page 21

4.       DELIVERY CONDITION AND INSPECTION OF AIRCRAFT        Page 21
         4.1      Sublessee Selection of Aircraft             Page 21
         4.2      Condition at Delivery                       Page 22
         4.3      Sublessee Inspection and Acceptance Flight  Page 22
         4.4      Delivery of Aircraft to Sublessee           Page 22
         4.5      Sublessee's Failure to take Delivery        Page 22

5.       SUBLEASE TERM                                        Page 23
         5.1      Sublease Term                               Page 23
         5.2      Expiry Date                                 Page 23
         5.3      Early Termination Option                    Page 24
         5.4      Survival of Certain Sublessee Obligations   Page 24
         5.5      Risk                                        Page 24

6.       DELIVERY                                             Page 25
         6.1      Location and Time of Delivery               Page 25
         6.2      Delay or Failure in Delivery                Page 25

7.       RENT                                                 Page 25
         7.1      Basic Rent Period                           Page 25
         7.2      Time of Payment of Basic Rent               Page 26
         7.3      Amount of Basic Rent                        Page 26
         7.4      Maintenance Reserves                        Page 26
         7.5      Supplemental Rent for Excess Cycles         Page 26

8.       SECURITY DEPOSIT                                     Page 26
         8.1      Security Deposit                            Page 26
         8.2      Letter of Credit                            Page 27
         8.3      Sublessor's Rights                          Page 27

9.       MAINTENANCE RESERVES                                 Page 27
         9.1      Amount                                      Page 27
         9.2      Payments                                    Page 28
         9.3      Adjustment                                  Page 28
         9.4      Release of Maintenance Reserves             Page 28
         9.5      Costs in Excess of Maintenance Reserves     Page 30
         9.6      Reimbursement after Expiry Date             Page 30

10.      PAYMENTS                                             Page 30
         10.1     Account for Sublessee Payments              Page 30
         10.2     Default Interest                            Page 31
         10.3     Absolute Obligations                        Page 31
         10.4     Application of Payments to Sublessor        Page 32
         10.5     Currency Indemnity                          Page 32
         10.6     Set-off                                     Page 32
         10.7     Time for Payments                           Page 32

11.      Sublessor'S COVENANTS                                Page 32
         11.1     Quiet Enjoyment                             Page 33
         11.2     Sublessor Obligations Following Expiry Date Page 33

12.      Sublessee'S COVENANTS                                Page 33
         12.1     Duration                                    Page 33
         12.2     Information                                 Page 34
         12.3     Sublessor Visits                            Page 35
         12.4     Periodic Estoppel Certificates              Page 35
         12.5     Airport and Navigation Charges              Page 36
         12.6     Operation of Aircraft                       Page 37
         12.7     Areas of Operation                          Page 37
         12.8     Non-Prejudicial Action                      Page 37
         12.9     Non-Representation of Sublessor             Page 37
         12.10    Inspection                                  Page 38
         12.11    Registration                                Page 38
         12.12    Name Plates                                 Page 39
         12.13    Geneva Convention                           Page 40
         12.14    Merger and Shareholding                     Page 40
         12.15    Ownership                                   Page 40
         12.16    Maintenance of Principal Business Place     Page 40
         12.17    Maintenance of Flight Records               Page 41

13.      POSSESSION                                           Page 41
         13.1     No Relinquishment of Possession             Page 41
         13.2     Copy of Sublease                            Page 44
         13.3     Sublessee Primarily Liable                  Page 44
         13.4     Recognition of Rights                       Page 44

14.      SECURITY INTERESTS                                   Page 45
         14.1     Title                                       Page 45
         14.2     No Security Interests                       Page 45
         14.3     Base of Aircraft                            Page 45
         14.4     Notice to Sublessor                         Page 45
         14.5     Procure Release                             Page 46

15.      MAINTENANCE AND REPAIR                               Page 46
         15.1     General Obligations                         Page 46
         15.2     Specific Obligations                        Page 47

16.      REPLACEMENT OF PARTS                                 Page 48
         16.1     Replacement of Parts                        Page 48
         16.2     Title to Replacement Parts                  Page 49
         16.3     Pooling of Parts                            Page 49
         16.4     Alterations                                 Page 50
         16.5     Removal of Parts                            Page 50
         16.6     Substitution of Engine                      Page 51
         16.7     Temporary Removal of Parts                  Page 52
         16.8     Parts Incapable of Transfer                 Page 52

17.      MANUFACTURER'S WARRANTIES                            Page 53
         17.1     Authorization                               Page 53
         17.2     Proceeds                                    Page 53
         17.3     Agreements with Manufacturers               Page 54
         17.4     No Operation Contrary to Warranties         Page 54

18.      DISCLAIMERS                                          Page 54
         18.1     General                                     Page 54
         18.2     As Is, Where Is                             Page 55
         18.3     Waiver of Warranty of Description           Page 55
         18.4     No Liability Under UCC                      Page 56
         18.5     Sublessee Acknowledgment                    Page 56
         18.6     Sublessee Waiver                            Page 56
         18.7     Sublessee Examination of Aircraft           Page 56
         18.8     No Sublessor Liability for Losses           Page 57
         18.9     Exclusion                                   Page 57
         18.10    Waiver                                      Page 57
         18.11    No Waiver                                   Page 58
         18.12    Confirmation                                Page 58

19.      INDEMNITIES                                          Page 58
         19.1     General Indemnity                           Page 58
         19.2     Exception to General Indemnity              Page 59
         19.3     Time of Payment                             Page 59
         19.4     Survival of General Indemnity               Page 60
         19.5     Notice to Sublessee                         Page 59

20.      TAXATION                                             Page 60
         20.1     Gross-up                                    Page 60
         20.2     Tax Indemnity                               Page 61
         20.3     Value Added Taxes                           Page 62
         20.4     Taxation of Indemnity Payments              Page 62
         20.5     Benefit of Indemnities                      Page 62
         20.6     Sublessor Indemnification                   Page 63
         20.7     Survival of Tax Indemnities                 Page 63
         20.8     Mitigation and Co-operation                 Page 63
         20.9     Furnishing Forms                            Page 63

21.      INSURANCE                                            Page 64
         21.1     Insurances                                  Page 64
         21.2     Reinsurance                                 Page 64
         21.3     Requirements                                Page 64
         21.4     Insurance Covenants                         Page 65
         21.5     Renewal of Insurances                       Page 66
         21.6     Failure to Insure                           Page 67
         21.7     Continuation of Insurances                  Page 67
         21.8     Application of Insurance Proceeds           Page 68
         21.9     Pursuit of Claims                           Page 68

22.      TOTAL LOSS AND REQUISITION                           Page 68
         22.1     Total Loss Prior to Delivery                Page 68
         22.2     Total Loss After Delivery                   Page 69
         22.3     Total Loss of Engines                       Page 69
         22.4     Requisition                                 Page 70

23.      REDELIVERY                                           Page 71
         23.1     Redelivery of Aircraft                      Page 71
         23.2     Final Inspection                            Page 72
         23.3     Discrepancies                               Page 72
         23.4     Non-compliance                              Page 73
         23.5     Acknowledgment                              Page 73
         23.6     Storage etc.                                Page 74

24.      EVENTS OF DEFAULT                                    Page 74
         24.1     Notice                                      Page 74
         24.2     Events                                      Page 74
         24.3     Sublessor's Rights                          Page 77
         24.4     Default Payments                            Page 79
         24.5     Cumulative Rights                           Page 80

25.      ASSIGNMENT AND TRANSFER                              Page 80
         25.1     By Sublessee                                Page 80
         25.2     By Sublessor                                Page 80
         25.3     Assignment to Lender                        Page 80
         25.4     Sublessee Co-operation                      Page 81
         25.5     Sublessor Includes Sublessor's
                  Assignee and Lender                         Page 81

26.      MISCELLANEOUS PROVISIONS                             Page 82
         26.1     Rights Cumulative, Waivers                  Page 82
         26.2     Delegation                                  Page 82
         26.3     Expenses                                    Page 82
         26.4     Time of Essence                             Page 83
         26.5     Entire Agreement                            Page 83
         26.6     Further Assurances                          Page 83
         26.7     Language                                    Page 83
         26.8     Variation                                   Page 83
         26.9     Invalidity of any Provision                 Page 84
         26.10    Survival                                    Page 84
         26.11    Reimbursement                               Page 84
         26.12    Press Releases                              Page 84
         26.13    Power of Attorney                           Page 84
         26.14    Usury Laws                                  Page 84
         26.15    Confidentiality                             Page 85
         26.16    Counterparts                                Page 85
         26.17    Bankruptcy                                  Page 85

27.      NOTICES                                              Page 86

28.      GOVERNING LAW AND JURISDICTION                       Page 87
         28.1     New York Law                                Page 87
         28.2     Non-exclusive Jurisdiction in New York      Page 87
         28.3     Service of Process                          Page 87
         28.4     Prevailing Party in Dispute                 Page 88
         28.5     Waiver                                      Page 88

         SIGNATURE PAGE                                       Page 89

         SCHEDULE 1        Aircraft Specification             Page 90
                           Annexure 1 Aircraft Documentation  Page 93
         SCHEDULE 2        Certain Business Terms             Page 96
         SCHEDULE 3        Insurance Requirements             Page 99
         SCHEDULE 4        Delivery Conditions                Page 105
         SCHEDULE 5        Acceptance Certificate             Page 108
         SCHEDULE 6        Certificate of Director            Page 111
         SCHEDULE 7        Form of Letter of Authority        Page 113
         SCHEDULE 8        Power of Attorney                  Page 114
         SCHEDULE 9        Form of Opinion of Sublessee
                           Counsel                            Page 116
         SCHEDULE 10       Monthly Aircraft Utilisation
                           And Status Report                  Page 121
         SCHEDULE 11       Form of Quiet Enjoyment Letter     Page 123
         SCHEDULE 12       Return Conditions                  Page 124
         SCHEDULE 13       Return Acceptance Certificate      Page 128
                           Annexure 1 Aircraft Documents      Page 131
                           Annexure 2 Discrepancies           Page 134
         SCHEDULE 14       Sublease Supplement                Page 135

THIS AGREEMENT is made as of 21 July 1999.

BETWEEN:

(1) KOMMANDITBOLAGET FLYGPLANET XIV a Swedish limited partnership whose address and principal place of business is at Sodra Forstadsgatan 4, S-211 43 Malmo, Sweden, ("Sublessor"); and

(2) FRONTIER AIRLINES, INC. a Colorado corporation whose address and principal place of business is at 12015 E. 46th Avenue, Denver, Colorado, United States of America ("Sublessee").

WHEREAS

Owner Trustee holds title to the Aircraft for the benefit of Sublessor;

Owner Trustee, as headlessor, leases the Aircraft to Sublessor under the terms of the Headlease Agreement;

In consideration of and subject to the mutual covenants, terms and conditions contained in this Agreement, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Sublessor agrees to sublease to Sublessee and Sublessee agrees to sublease from Sublessor the Aircraft for the Sublease Term and the parties further agree as follows:

1.       DEFINITIONS

1.1        Definitions

In this Agreement the following words and expressions have the following meanings unless the context otherwise requires:

Acceptance Certificate means a certificate of acceptance substantially in the form set out in Schedule 5;

Agreed Value has the meaning ascribed to it in Schedule 2;

Aircraft means the Airframe, the Engines, the Parts and the Aircraft Documents, collectively. As the context requires, the Aircraft may also mean the Airframe, any Engine, any Part, the Aircraft Documents or any part thereof individually;

Aircraft Documents means the documents, data and records referred to in Annexure 1 to Schedule 1 of this Agreement and, at Delivery, more closely identified in Annexure 1 to the Acceptance Certificate and all additions, renewals, revisions and replacements from time to time made to any of the foregoing in accordance with this Agreement;

Airframe means the airframe described in Schedule 1 together with all Parts relating thereto (except Engines or engines);

Air Navigation Charges means all charges incurred with the furnishing, issue or provision of information, directions and other facilities in connection with the navigation or movement of the Aircraft (including the control or movement of vehicles in any part of an airport used for the movement of aircraft);

Airport Charges means all charges incurred in connection with the landing, parking or taking-off of aircraft at airports or for the use of, or for services provided at, airports;

Airworthiness Directive means an airworthiness directive or other mandatory requirement issued by the FAA or any other Aviation Authority or Government Entity;

APU means the auxiliary power unit installed on the Aircraft on the Delivery Date and any replacement auxiliary power unit installed in accordance with this Agreement, title to which is transferred to Owner Trustee;

Aviation Authority means all and any of the authorities, government departments, committees or agencies which under the laws of the State of Registration shall from time to time:

(a) have control or supervision of civil aviation in that state; or

(b) have jurisdiction over the registration, airworthiness or operation of, or other matters relating to, the Aircraft;

Basic Rent means all amounts payable pursuant to Clause 7;

Basic Rent Period means each period ascertained in accordance with Clause 7.1;

Business Day means any day (other than a Saturday or Sunday or holidays scheduled by law) on which banks are open for foreign exchange business in London, New York and Stockholm;

"C" Check means a "C" check (a complete zonal and systems check and the corresponding lower "A" and "B" checks or equivalent in accordance with the MPD) in accordance with the Maintenance Program;

Conditions Precedent means the conditions specified in Clause 3;

CPCP means corrosion prevention control program;

Cycle means one take-off and landing of the Airframe or, in relation to an Engine or Part, one take-off and landing of the airframe to which that Engine or Part may be attached;

"D" Check means a "C7" Check plus Structural Inspection (a complete system, zonal, corrosion and structural inspection in accordance with the MPD);

Damage Notification Threshold has the meaning ascribed to it in Schedule 2;

Default means any Event of Default or any event which with the lapse of time or giving of notice or making of any determination, would constitute an Event of Default;

Default Rate means, for the relevant period, 3% percent above the rate of interest at the start of that relevant period publicly quoted by Chase Manhattan Bank N.A. as its prime rate;

Delivery means delivery of the Aircraft by Sublessor to Sublessee pursuant to Clause 6;

Delivery Date means the date on which Delivery occurs;

Delivery Location means Arizona or such other location as Sublessor and Sublessee may agree;

Dollars and US$ means the lawful currency of the United States of America;

Engine means, whether or not for the time being installed on the Aircraft:

(a)        each engine of the manufacture,  model and serial number specified in
           Schedule 1 which Sublessor elects to tender to Sublessee, whether or not installed on the Airframe on the Delivery Date, such engines being described as to serial numbers on the Acceptance Certificate; or

(b) any engine that has replaced that engine, title to which has, or should have, passed to Owner Trustee in accordance with this Agreement,

and in each case includes all modules and Parts from time to time belonging to or installed in that engine but excludes any properly replaced engine title to which has, or should have, passed to Sublessee pursuant to this Agreement;

Engine Agreed Value has the meaning ascribed to it in Schedule 2;

Engine Manufacturer means Pratt & Whitney;

Engine  Performance  Restoration  Visit means any Overhaul,  refurbishment,  hot section inspection, replacement of internal life limited parts, disassembly, assembly and testing required thereof during an engine shop visit which requires, as a minimum, a major disassembly of an Engine and the removal and reinstallation of internal rotating parts;

Engine Total Loss means the occurrence with respect to an Engine only, whether or not installed on the Airframe, of any of those events described in the definition of Total Loss;

Event of Default means any event specified in Clause 24;

Expiry Date means the date determined in accordance with Clause 5.2;

FAA  means  the  Federal   Aviation   Administration   of  the   Department   of
Transportation of the United States of America and any successor thereof;

FAR means the Federal Aviation Regulations set forth in Title 14 of the United States Code of Federal Regulations, as amended, modified or replaced from time to time and any successor regulation thereto;

Federal Aviation Act means Title 49 Subtitle VII of the U.S. Code, as amended, modified or replaced from time to time;

Final Inspection has the meaning given to it in Clause 23.2;

Financial Indebtedness means any indebtedness in respect of:

(a)        moneys borrowed or raised;

(b)        payments due under finance or operating leases;

(c) any guarantee or indemnity in respect of obligations of the type referred to in paragraphs (a) or (b);

Flight Hour means each hour or part thereof (rounded up to two decimal places) elapsing from the moment the wheels of the Aircraft leave the ground at take off until the wheels of the Aircraft next touch the ground at landing;

Geneva Convention means the Convention on the International Recognition of Rights in Aircraft signed in Geneva, Switzerland on 19 June 1948, and amended from time to time, but excluding the terms of any adhesion thereto or ratification thereof containing reservations to which the State of Registration does not accede;

Government Entity means:

(a) any national, state or local government, political subdivision thereof, or local jurisdiction therein;

(b) any instrumentality, board, commission, court, or agency of any thereof, however constituted including, for the avoidance of doubt, the Aviation Authority; and

(c) any association, organization, or institution of which any of the above is a member or to whose jurisdiction any thereof is subject or in whose activities any of the above is a participant;

Headlease Agreement means the aircraft Headlease agreement entered into between Owner Trustee and Sublessor dated as of July 10, 1998 as amended by the First Amendment to Headlease Agreement dated as of the ___ day of July, 1999 and which is being filed with the FAA simultaneously herewith;

Hushkits means the Nordam LGW Hushkit equipment installed on the Engines and Airframe which meet FAR 36 Standards for Stage III noise compliance.

Indemnitees means Sublessor, Owner Trustee, Lender, or any parts or equipment vendor or Maintenance Facility as identified by Sublessor from time to time and any other person identified by Sublessor to have an interest in the Transaction Documents and their respective successors and assigns, shareholders, subsidiaries, affiliates, partners, contractors, directors, officers, servants, agents and employees;

Insurances has the meaning ascribed to it in Clause 21.1;

Landing Gear means the landing gear assembly of the Aircraft, including all life limited parts;

Lease Expiry Date has the meaning ascribed to it in Schedule 2;

Lender means any person or persons notified by Sublessor to Sublessee as providing financing to Owner Trustee or Sublessor in respect of the acquisition, ownership or leasing of the Aircraft from time to time (including any successors in title or assignees of any such persons);

Letter of Credit has the meaning ascribed to it in Clause 8.2;

LLP means life limited part;

Loss means any and all loss, liability, obligation, action, claim, suits, proceeding, judgement, penalty, fine, damages, fee, cost, disbursement and expense and Losses shall be construed accordingly;

Maintenance Facility means a FAA approved maintenance facility or such other maintenance facility as Sublessor may, in its absolute discretion, from time to time approve in writing;

Maintenance Program means Sublessee's maintenance program as approved by the FAA provided in compliance with the MPD or such other maintenance program as Sublessor may, in its absolute discretion, approve in writing;

Maintenance Reserves means all amounts payable pursuant to Clause 9;

Manufacturer means the Boeing Company, a Delaware Corporation with its principal office in the City of Seattle, State of Washington, United States of America;

Minimum Liability Coverage has the meaning ascribed to it in Schedule 2;

Monthly Report means a report substantially in the form of Schedule 10;

Mortgage means a mortgage over the Aircraft created for the benefit of Lender;

MPD mean the Maintenance Planning Document published by the Manufacturer and applicable to the Aircraft;

Other Agreements means any other aircraft lease or sublease agreement or other agreement from time to time entered into between Sublessor (or any parent company, subsidiary, associate or affiliate of Sublessor) and Sublessee (or any subsidiary, associate or affiliate of Sublessee);

Overhaul means the full refurbishment of the Aircraft, an Engine, the APU, a Landing Gear, a module or a Part, as the case may be, in which such equipment has been disassembled, cleaned, thoroughly inspected, repaired, reworked or had a replacement of parts, reassembled, and tested to the tolerances and standards specified by the applicable manufacturer's overhaul procedures manual or equivalent;

Owner Trustee means First Security Bank, National Association;

Part means, whether or not for the time being installed in or attached to the Airframe or any Engine:

(a) any component, furnishing or equipment (other than a complete Engine) installed or attached to the Airframe or any Engine on the Delivery Date; and

(b) any other component, furnishing or equipment (other than a complete Engine) title to which has, or should have, passed to Owner Trustee pursuant to this Agreement;

but excludes any such items title to which has, or should have, passed to Sublessee pursuant to this Agreement;

Permitted Air Carrier has the meaning ascribed to it in Clause 13.1;

Permitted Lien means:

(a) any lien for Sublessee Taxes not assessed or, if assessed, not yet due and payable, or being contested in good faith by appropriate proceedings;

(b) any inchoate liens of a repairer, materialman, workman, employee, mechanic, carrier, hangar keeper or other similar lien arising in the ordinary course of business in respect of obligations which are not overdue or are being contested in good faith by appropriate proceedings;

(c) any Sublessee liens arising out of judgements or awards with respect to which at the time (i) an appeal proceeding for review is being contested diligently and in good faith and (ii) a stay of execution shall have been secured (and remains in force);

(d)        any lien of the Owner Trustee as Owner Trustee or as Headlessor;

(e)        any Sublessor Lien; and

(f) any Security Interest over the Aircraft created by Sublessee with the written consent of Sublessor,

but only if (in the case of (a), (b) and (c)) (i) adequate resources are available for the payment of those Taxes or obligations and (ii) such proceedings, or the continued existence of the lien, do not involve any danger (in the reasonable opinion of Sublessor or Lender) of the sale, forfeiture or other loss of the Aircraft or any interest therein;

Redelivery Date means the Expiry Date or the earlier date of termination of the leasing of the Aircraft in accordance with the terms of this Agreement;

Redelivery Location means a location in the continental US reasonably requested by Sublessor or such other location as Sublessor and Sublessee may agree;

Rent means Basic Rent and Supplemental Rent;

Rent Date means the day preceding each Basic Rent Period;

Replacement Engine means an engine complying with Clause 16;

Return Conditions means the conditions specified in Schedule 12;

Scheduled Delivery Date has the meaning ascribed to it in Schedule 2;

Security Deposit has the meaning ascribed to it in Schedule 2;

Security Interest means any encumbrance or security interest, however and wherever created or arising, including without limitation, any right of ownership, security, mortgage, charge, pledge, lien, encumbrance, assignment, hypothecation or any other agreement or arrangement conferring security;

Side Letter means Side Letter No. 1 to the Aircraft Sublease Agreement of even date herewith between Sublessor and Sublessee including Exhibit 1 to Side Letter No. 1.

State of Incorporation means the State of Colorado, United States of America;

State of Registration means in relation to the Aircraft, the United States of America or any other state or territory in which the Aircraft is, in accordance with the provisions hereof, registered from time to time;

Sublease Term has the meaning ascribed to it in Schedule 2;

Sublessor Lien means:

(a) any Security Interest from time to time created by or through Sublessor in connection with the financing of the Aircraft;

(b) any other Security Interest in respect of the Aircraft that results from acts of or claims against Sublessor not related to the transactions contemplated by or permitted under this Agreement;

(c)        any Security Interest in respect of the Aircraft for Sublessor Taxes;

(d) any Security Interest in respect of the Aircraft existing prior to Delivery;

(e) any Security Interest arising as a result of any act or omission of Sublessor that constitutes a breach by Sublessor of this Agreement; or

(f) any Security Interest that results from any indebtedness, liability or other obligation arising by, through or under Sublessor or any of the Indemnitees and that is not indemnified against by Sublessee under this Agreement;

Sublessor Taxes means Taxes:

(a) imposed as a result of activities of Sublessor in the jurisdiction imposing the liability unrelated to this Agreement or the operation of the Aircraft by Sublessee;

(b) imposed on the net income, profits or gains of Sublessor (but excluding for the avoidance of doubt, taxes directly related to payment made under this Agreement); or

(c) imposed with respect to (i) any event occurring prior to the Delivery Date or after the Expiry Date or (ii) any period commencing and ending prior to Delivery Date or any period commencing after the Expiry Date;

Supplemental Rent means any and all amounts, liabilities and obligations (other than Basic Rent) which Sublessee assumes, agrees or is otherwise obligated to pay Sublessor hereunder including Maintenance Reserves, Total Loss Proceeds, payment of Indemnity, interest or Default Interest;

Taxes means all present and future taxes, imports, levies, duties or charges, deductions, withholdings of any nature (including without limiting the foregoing any value added, franchise, transfer, sales, gross receipts, business, excise, personal property, stamp, documentary, registration or other tax of whatsoever nature) together with any assessments, fines, additions to tax or interest thereon included and Tax and Taxation shall be construed accordingly;

Total Loss means with respect to the Aircraft (including for the purposes of this definition the Airframe):

(a) the actual, constructive, compromised, arranged or agreed total loss of the Aircraft; or

(b) the Aircraft being destroyed, damaged beyond economic repair or permanently rendered unfit for normal use for any reason whatsoever; or

(c) the requisition of title, confiscation, sequestration restraint, detention, forfeiture or any compulsory acquisition or seizure or requisition for hire by or under the order of any government (whether civil, military or de facto) or public or local authorities or courts; or

(d) the hi-jacking, theft or disappearance of the Aircraft or any other occurrence resulting in loss of possession by Sublessee and/or operation thereof for a period of thirty (30) consecutive days or longer;

(e) any sale of the Aircraft in connection with a Sublessee bankruptcy whether by an administrator, trustee or court;

(f) any other occurrence not permitted under this Agreement that deprives Sublessee of use and possession for a period of thirty (30) consecutive days or longer;

For the avoidance of doubt, a Total Loss of the Aircraft will be deemed to have occurred when a Total Loss of the Airframe occurs even if there has not been a Total Loss of an Engine or Engines;

Total Loss Date means:

(a) in the case of an actual total loss or destruction, damage beyond repair, or being rendered permanently unfit, the date on which such loss, destruction, damage or rendition occurs (or, if the date of loss or destruction is not known, the date on which the Aircraft or the relevant part thereof was last heard of);

(b) in the case of a constructive, compromised, arranged or agreed total loss, whichever shall be the earlier of (i) the date being sixty (60) days after the date on which notice claiming such total loss is issued to the insurers or brokers, and (ii) the date on which such loss is agreed or compromised by the insurers;

(c) in the case of paragraph (c) in the definition of Total Loss, the date on which the referred to therein takes effect;

(d) in the case of paragraph (d) in the definition of Total Loss, the final day of the said period of thirty (30) consecutive days;

(e) in the case of paragraph (e) in the definition of Total Loss, the date on which the Aircraft is sold; and

(f) in case of paragraph (f) above the definition of Total Loss, the final day of the said period of thirty (30) consecutive days;

Total  Loss  Proceeds   means  the  proceeds  of  any  insurance  or  any  other
compensation or similar payment arising in respect of a Total Loss;

Transaction Documents means

(a)        this Aircraft Sublease Agreement;

(b)        the Acceptance Certificate;

(c) the acknowledgment by Sublessee of the security assignment or the pledge of, inter alia, this Agreement in favor of the Lender and any documents duly executed pursuant to any of the foregoing by Sublessee or Sublessor;

(d)        the Sublease Supplement; and

(e)        the Side Letter;

US Air Carrier means an air carrier (a) operating under (i) a certificate of public convenience and necessity issued under 49 U.S.C. 41102(a) and of the type referred to in U.S.C. section 1110, which is in full force and effect and (ii) an air carrier operators certificate issued pursuant to chapter 447 of the FAA for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo which is in full force and effect; and (b) qualifying as a debtor subject to 11 U.S.C. section 1110;

1.2        Construction

1.2.1      References in this Agreement to:

           (i)          Clauses or Schedules are,  unless  otherwise  specified,
                        references  to  Clauses  of,  and  Schedules  to,   this
                        Agreement;

           (ii) any statutory or other legislative provision shall be construed as including any statutory or legislative modification or re-enactment thereof, or any provision enacted in substitution therefor;

           (iii) the Aircraft includes any part of the Aircraft, and, where the context so admits, any of the Aircraft Documents, and references to any part of the Aircraft include any part of any Engine;

           (iv) the word person or persons or to words importing persons include individuals, partnerships, limited liability companies, corporations, government agencies, committees, departments, authorities and other bodies, corporate or unincorporated, whether having distinct legal personality or not;

           (v) Sublessor or Sublessee include any assignee or successor in title to the Sublessor or the Sublessee respectively (subject to the provisions of Clause 25);

           (vi) any agreement or instrument shall include such agreement or instrument as it may from time to time be amended, supplemented or substituted;

           (vii) an agreement shall also include a concession, contract, deed, franchise, license, treaty or undertaking (in each case, whether oral or written);

           (viii) the assets of any person shall be construed as a reference to the whole or any part of its business, undertaking, property, assets and revenues (including any right to receive revenues);

           (ix) law includes common or customary law and any constitution, decree, judgement, legislation, order, ordinance, regulation, statute, treaty or other legislative measure in any jurisdiction or any present or future directive, regulation, request or requirement in each case, whether or not having the force of law but, if not having the force of law, the compliance with which is in accordance with the general practice of persons to whom the directive, regulation, request or requirement is addressed;

           (x) month are references to a period starting on one day in a calendar month and ending on the day preceding the numerically corresponding day in the next calendar month (and references to months shall be construed accordingly).

           (xi) any statute or other legislative provision or regulation shall be read to include any statutory or legislative or administrative modification or re-enactment thereof, or any substitution therefor;

           (xii) the words "including" or "include" are used herein without limitation to mean by way of example;

           (xiii) the words "Agreement", "hereof", "herein", "hereinafter" and "Sublease" refer to this entire Agreement; and

           (xiv)        the word "or" is used inclusively to mean "and/or".

1.2.2      Headings are for ease of reference only.

1.2.3 Where the context so admits, words importing the singular number only shall include the plural and vice versa, and words importing neuter gender shall include the masculine or feminine gender.

2.         REPRESENTATIONS AND WARRANTIES

2.1        Sublessee's Representations and Warranties

           Sublessee represents and warrants to Sublessor as of execution of this Agreement and each other Transaction Document, and as of the Delivery Date each of the following representations and warranties.

           (i) Corporate Status: Sublessee is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Incorporationand has the corporate power and authority to carry on its business as presently conducted and to perform its obligations hereunder.

           (ii) Government Approvals: No authorization, approval, consent, license or order of, or registration with, or the giving of notice to the Aviation Authority or any other Government Entity is required for the valid authorization, execution, delivery and performance by Sublessee of the Transaction Documents or to make the Transaction Documents admissible in evidence in the State of Incorporation, except as will have been duly effected as of the Delivery Date.

           (iii) Binding: Sublessee's Board of Directors has authorized Sublessee to enter into the Transaction Documents and perform its obligations under the Transaction Documents. This Agreement and the other Transaction Documents have been duly executed and delivered by Sublessee and represent the valid, enforceable and binding obligations of Sublessee except as enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general application affecting the enforcement of creditors' rights. When executed by Sublessee at
                        Delivery, the same will apply to the Acceptance Certificate.

           (iv) No Breach: The execution and delivery of the Transaction Documents, the consummation by Sublessee of the transactions contemplated herein and by the other Transaction Documents and compliance by Sublessee with the terms and provisions hereof do not and will not contravene any law applicable to Sublessee, or result in any breach of or constitute any default under or result in the creation of any Security Interest upon any property of Sublessee, pursuant to any mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement, corporate charter, by-law or other agreement or instrument to which Sublessee is a party or by which Sublessee or its properties or assets may be bound or affected. When executed by Sublessee at Delivery, the same will apply to the Acceptance Certificate.

           (v) Filings: Except for the filing or recording of this Agreement with the FAA and a UCC-1 with the Secretary of State in the State of Incorporation, no other filing or recording of any instrument or document (including the filing of any financial statement) is advisable under the laws of the State of Registration to evidence the interests of Owner Trustee, Sublessor and Lender in the Aircraft or any Transaction Document.

           (vi) Licenses: Sublessee holds, all licenses, certificates and permits from all applicable Government Entities for the conduct of its business as a certified air carrier and performance of its obligations under the Transaction Document.

           (vii) No Suits: There are no suits, arbitrations or other proceedings pending or threatened against Sublessee before any court or administrative agency against or affecting Sublessee that, if adversely determined, would have a material adverse effect on the financial condition or business of Sublessee or its ability to perform its obligations under this Agreement or any other Transaction Document.

           (viii)       No   Withholding:   Under  the  laws  of  the  State  of
                        Incorporation or the State of Registration, Sublessee will not be required to deduct any withholding or other Tax from any payment it may make under this Agreement.

           (ix) General Obligations: The obligations of Sublessee under this Agreement are direct, general and unconditional obligations of Sublessee and rank or will rank at least pari passu with all other present and future unsecured and unsubordinated obligations (including contingent obligations) of Sublessee, with the exception of such obligations as are mandatorily preferred by law.

           (x) Tax Returns: All necessary returns have been delivered by Sublessee to all relevant taxation authorities in the State of Incorporation and in the United States of America and Sublessee is not in default in the payment of any taxes due and payable.

           (xi) No Material Adverse Effect: Sublessee is not in default under any agreement to which it is a party or by which it may be bound that would have a material adverse effect on its business, assets or condition and no material litigation or administrative proceedings before any Government Entity is presently pending or to the knowledge of Sublessee threatened against it or its assets that would have a material adverse effect on the business, assets or condition (financial or otherwise) of Sublessee.

           (xii)        No  Default  under  this  Agreement:   At  the  time  of
                        execution of this Agreement, no Default has occurred and is continuing.

           (xiii)       Financial  Statements:   The  balance  sheet  and  other
                        financial statements for Sublessee for the financial year which ended 31st of March 1999 were prepared in accordance with accounting principles consistently applied and generally accepted in the State of Incorporation and in the United States of America.

           (xiv) No Winding Up: No meeting has been convened or other action taken for winding up or dissolution, or for the appointment of any receiver or similar officer, in relation to Sublessee or any of its assets.

           (xv) Continuation of Business: Sublessee will continue to operate substantially the same business as it is presently engaged in, will preserve its corporate existence, conduct its business in an orderly and efficient manner, satisfy its debts and obligations as they fall due and keep and maintain all of its assets and properties in good working order and condition.

           (xvi) No Immunity: In any proceedings taken in the State of Incorporation, or in any State or Federal Court in the United States of America, in relation to the Transaction Documents, it would not be entitled to claim for itself or any of its assets any immunity from suit, execution, attachment or other legal process.

           (xvii) Information: All information furnished by or on behalf of the Sublessee in connection with all transactions contemplated by the Transaction Documents is complete, true and correct in all material respects and all relevant facts concerning the business and affairs of the Sublessee have been disclosed to the Sublessor.

           (xviii) Status: Sublessee is a US Air Carrier and a "citizen of the United States" as defined in 49 U.S.C. Section 40102. Sublessee shall operate the Aircraft under Part 121 of the FAR and shall at all times remain a duly certified US Air Carrier.

           (xix) Principal Place of Business: Sublessee's principal place of business and chief executive office are located at the address specified in the preamble of this Agreement.

           (xx) Flight Records: Sublessee's flight records are located at Sublessee's principal place of business on the address stated in Clause 27.

           (xxi) Year 2000 Compliance: Sublessee has (i) initiated a review and assessment of all areas within its business and operations (including those affected by suppliers and vendors) that could be adversely affected by the "Year 2000 Problem" (this is, the risk that computer applications used by Sublessee, or its suppliers, customers and vendors, may be unable to recognise and perform properly date-sensitive functions involving certain dates prior to, on and any date after December 31, 1999), (ii) developed a plan for addressing the Year 2000 Problem on a time basis, and (iii) is in the process of implementing such plan.

2.2        Sublessor's Representations and Warranties

           Sublessor represents and warrants to Sublessee as of the Delivery Date that:

           (i) Title to Aircraft: Sublessor warrants that title to the Aircraft will be vested in Owner Trustee and the Aircraft shall be free and clear of any and all Liens except for the Security Interests of Owner Trustee, Sublessor's Lender and this Sublease.

           (ii) Organizational Status: Sublessor is a limited partnership created and validly existing under the laws of Sweden, and has the organizational power and authority to carry on its business as presently conducted and to perform its obligations under this Agreement and each other Transaction Document to which it is a party.

           (iii) Trust Agreement: The Trust Agreement dated as of May 28, 1998, by and between Owner Trustee and Sublessor as beneficiary (the "Trust Agreement") has been duly authorized, validly executed and delivered on the part of Sublessor, is legally binding upon Sublessor, and creates a legally enforceable trust (as hereinafter defined as the "Trust"). Owner Trustee, in its capacity as Trustee of the Trust, has legal power and authority to take legal title to the Aircraft and has legal authority and is qualified as the holder of legal title to the Aircraft to register the Aircraft in accordance with the terms of the Federal Aviation Act.

           (iv) Government Approvals: No authorization, approval, consent, license or order of, or registration with, or the giving of notice to any Government Entity is required for the valid authorization, execution, delivery and performance by Sublessor of this Agreement, except as will have been duly effected as of the Delivery Date.

           (v) Binding: This Agreement and the other Transaction Documents to which Sublessor is a party have been duly executed and delivered by Sublessor and represent the valid, enforceable and binding obligations of Sublessor except as enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general application affecting the enforcement of creditors' rights.

           (vi) No Breach: The execution and delivery of the Transaction Documents, the consummation by Sublessor of the transactions contemplated herein and compliance by Sublessor with the terms and provisions hereof do not and will not contravene any law applicable to Sublessor, or result in any breach of or constitute any default under or result in the creation of any Security Interest upon any property of Sublessor, pursuant to any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement, corporate charter, by-law or other agreement or instrument to which Sublessor is a party or by which Sublessor or its properties or assets may be bound or affected.

2.3        Survival of Representations and Warranties

           All of the foregoing Sublessee's and Sublessor's representations and warranties shall survive the execution and delivery of this Agreement and the Delivery of the Aircraft.

3.         CONDITIONS PRECEDENT

3.1        Sublessor's Conditions Precedent

           Sublessor's obligation to deliver and lease the Aircraft to Sublessee under this Agreement is subject to satisfaction of each of the following conditions.

3.1.1 Receipt by Sublessor from Sublessee on or prior to the Delivery Date of the following, each in form and substance reasonably satisfactory to Sublessor:

           (i) Officer's Certificate: A certificate of an officer of Sublessee substantially in the form of Schedule 6;


           (ii) Consents: Evidence that all governmental or other consents, licenses, approvals and authorizations required for the execution, delivery and performance by Sublessee of the Transaction Documents have been obtained or made and are in full force and effect;

           (iii)        Accounts:   The  balance   sheet   and  other  financial
                        statements of Sublessee for the financial year ended March 31 1999;

           (iv) Licences: Copies of Sublessee's Certificate of Public Convenience and Necessity and Operating Certificate covering its operation of 737-200's issued by the US Department of Transportation and FAA, respectively;

           (v)          Transaction  Documents:  Originals  of  the  Transaction
                        Documents (duly executed by all parties other than Sublessor);

           (vi) Insurances: Evidence that the Insurances are in place together with an insurance broker's letter of undertaking (in a form acceptable to Headlessor, Sublessor and Lender) addressed to Headlessor, Sublessor and Lender;

           (vii)        Opinions: Legal opinions from:

                        (a) Counsel to Sublessee addressed to Owner Trustee, Sublessor and Lender substantially in the form of Schedule 9 and otherwise in a form and substance acceptable to Owner Trustee, Sublessor and Lender; and

                        (b) Special FAA counsel to Sublessee addressed to Owner Trustee, Sublessor and Lender confirming that this Agreement and other appropriate documents have been filed with the FAA;

           (viii) Security: Receipt by Sublessor of the Security Deposit and the Letter of Credit;

           (ix) Authority: A letter of authority substantially in the form of Schedule 7 duly executed by Sublessee to such addressees as requested by Sublessor;

           (x)          Power  of  Attorney:  A power of attorney in the form of
                        Schedule 8 duly executed by Sublessee; and


           (xi)         Others:  Any  other  documents,   approvals,   consents,
                        certificates that Sublessor or Lender may reasonably require.

3.1.2 The representations and warranties of Sublessee under Clause 2.1 shall be correct and would be correct if repeated on Delivery.

3.1.3      No Default shall have occurred and be continuing.

3.2        Waiver

           The Sublessor's Conditions Precedent are for the sole benefit of Sublessor and may be waived or deferred by Sublessor in whole or in part and with or without conditions. If any of the Conditions Precedent are not satisfied on the Delivery Date and Sublessor (in its absolute discretion) nonetheless agrees to deliver the Aircraft to Sublessee, Sublessee shall ensure that such Conditions Precedent are fulfilled within fifteen (15) days after the Delivery Date, and Sublessor may treat the failure of Sublessee to do so as an Event of Default.

3.3        Sublessee's Conditions Precedent

           Sublessee's   obligation  to  accept  and  lease  the  Aircraft  from
           Sublessor under this Agreement is subject to satisfaction of each of the following conditions.

3.3.1 The Aircraft is substantially and materially in the condition set forth in Schedule 4.

3.3.2 The receipt by Sublessee from Sublessor on or prior to the Delivery Date of the following, each in form and substance reasonably satisfactory to Sublessee:

           (i) Evidence of Authority: Certified copies of evidence of appropriate action approving the execution, delivery and performance of the Transaction Documents by Sublessor and of the person or persons authorized to sign the Transaction Documents on behalf of Sublessor or any
                        other   documents   to  be  delivered  to  Sublessee  by
                        Sublessor;

           (ii) Specimen signatures: A certificate of an officer of Sublessor setting out the names and signatures of the persons authorized to sign on behalf of Sublessor the Transaction Documents and any documents to be delivered by Sublessor pursuant hereto contemporaneously herewith; and

           (iii) Transaction Documents: Originals of this Agreement and the Side Letter (duly executed by Sublessor).

3.3.3 The representations and warranties of Sublessor under Clause 2.2 shall be correct and would be correct if repeated on Delivery.

3.4        Waiver

           The Sublessee's Conditions Precedent are for the sole benefit of Sublessee and may be waived or deferred by Sublessee in whole or in part and with or without conditions.

4.         DELIVERY CONDITION AND INSPECTION OF AIRCRAFT

4.1        Sublessee Selection of Aircraft

           IN ADDITION TO THE DISCLAIMERS IN CLAUSE 18, SUBLESSEE REPRESENTS AND WARRANTS TO SUBLESSOR THAT SUBLESSEE HAS USED ITS OWN JUDGEMENT IN SELECTING THE AIRCRAFT AND HAS DONE SO BASED ON ITS SIZE, DESIGN AND TYPE. SUBLESSEE ACKNOWLEDGES THAT SUBLESSOR IS NEITHER A MANUFACTURER OF THE AIRCRAFT NOR A DEALER IN THE AIRCRAFT.

4.2        Condition at Delivery

           In addition to the disclaimers in Clause 18, Sublessor has advised Sublessee that at Delivery the Aircraft will be substantially and materially in the condition set forth in Schedule 4, provided that this confirmation expires as at Delivery.

4.3        Sublessee Inspection and Acceptance Flight

           Sublessor will arrange for Sublessee to perform such ground inspection of the Aircraft prior to the Scheduled Delivery Date as is reasonable. Sublessor will procure that Sublessee may have up to two
           (2) observers on board the Aircraft during delivery acceptance flight from Sublessor. Sublessee acknowledges that, as between it and Sublessor, in accepting the Aircraft it is relying on its own inspection and knowledge of the Aircraft in determining whether it meets the requirements of this Agreement.

4.4        Delivery of Aircraft to Sublessee

           Sublessor will deliver the Aircraft to Sublessee at the Delivery Location. Provided that the Aircraft is in the condition required by Clause 4.2, upon the tender of the Aircraft by Sublessor to Sublessee, Sublessee will accept the Aircraft and the date of tender by Sublessor to Sublessee will be deemed to be the Delivery Date for all purposes under this Agreement, including, but not limited to, the commencement of Sublessee's obligation to pay Rent hereunder. Sublessee shall execute and deliver the Acceptance Certificate to Sublessor on the Delivery Date.

4.5        Sublessee's Failure to take Delivery

           If Sublessee fails to (i) comply with the conditions contained in Clauses 3.1 so as to allow Delivery to take place upon tender or (ii) take delivery of the Aircraft when properly tendered for Delivery by Sublessor in the condition required hereunder, Sublessee will indemnify Sublessor for all costs and expenses, directly or indirectly, incurred by Sublessor as a result thereof including (but without limitation) any payments that Sublessor, or Sublessor's
           General Partner, affiliates or related companies become obliged to make to any third party to put the Aircraft in the condition set forth in Schedule 4.

5.         SUBLEASE TERM

5.1        Sublease Term

           Sublessor shall lease the Aircraft to Sublessee and Sublessee shall take the Aircraft on lease in accordance with this Agreement for the duration of the Sublease Term.

5.2        Expiry Date

           The Expiry Date shall be the Sublease Expiry Date subject to the following provisions:

           (i) If Sublessor, acting in accordance with Clause 3.2, notifies Sublessee that it is terminating this Agreement, Sublessee shall immediately redeliver the Aircraft in accordance with Clause 23 and the Expiry Date shall be the date upon which the Aircraft has been redelivered in accordance with the terms hereof and
                        Sublessee   has  complied   with  all  its   obligations
                        hereunder;

           (ii) If Sublessor, upon an Event of Default, exercises its rights in accordance with Clause 24.3 and terminates the leasing of the Aircraft to Sublessee under this Agreement, Sublessee shall immediately redeliver the Aircraft in accordance with Clause 23 and the Expiry Date shall be the date upon which the Aircraft has been redelivered in accordance with the terms hereof and
                        Sublessee   has  complied   with  all  its   obligations
                        hereunder;

           (iii) If the Aircraft or the Airframe suffers a Total Loss prior to Delivery, the Expiry Date shall be the Total Loss Date;

           (iv) If the Aircraft or the Airframe suffers a Total Loss after Delivery, the Expiry Date shall be the date upon which Sublessee has paid to Sublessor the Agreed Value and all other sums due from Sublessee to Sublessor hereunder;

           (v) If Clause 23.4 becomes applicable, the Expiry Date shall be the date when any non-compliance referred to in Clause 23.4 has been fully rectified andSublessor shall have accepted redelivery of the Aircraft and Sublessee shall have complied with all its obligations hereunder; and

           (vi) Under any other circumstances, the Expiry Date shall be the date upon which the Aircraft is redelivered in accordance with Clause 23 and the Return Acceptance Receipt has been duly executed and delivered by Sublessor in accordance with that clause.

5.3        Early Termination Option

5.3.1 So long as no Event of Default has occurred and is continuing hereunder both on the date of exercise of the option and from such date to the commencement date of the lease term with respect to such option, Sublessee and Sublessor will have a mutually exercisable option (the "Early Termination Option") to terminate the Sublease prior to the Expiry Date provided that the Sublessor and Sublessee enter into an agreement to replace the Aircraft with a Boeing 737-300 to be leased to Sublessee by Sublessor or its assigns.

5.3.2 In order to exercise the Early Termination Option, the Sublessor and Sublessee must enter into a written letter of intent to replace the Aircraft with a Boeing 737-300.

5.4        Survival of Certain Sublessee Obligations

5.4.1 For the avoidance of doubt, in respect of Clauses 5.2 (i), (ii), (v) and (vi) the obligations of Sublessee in respect of payment of Rent and all other obligations shall continue to be payable and valid in respect of those days prior to the redelivery to Sublessor of the Aircraft in the condition required under Clause 23.1, and in respect of Clause 5.2 (iv) such obligations shall continue until payment of the Total Loss Proceeds.

5.4.2 The obligations of Sublessee set forth in Clauses 12.5, 12.17, 19, 20 and 21.7 and any other obligations of Sublessee that were due to have been performed but have not been fully performed prior to the termination of the Agreement pursuant to this Clause 5.4, will survive the Expiry Date.

5.5        Risk

5.5.1 Throughout the Sublease Term and until redelivery of the Aircraft in the condition required under Clause 23.1, Sublessee shall bear all risks of loss, theft, damage, confiscation and destruction of or to the Aircraft and every part thereof.

5.5.2 If the Aircraft is lost, stolen, confiscated, damaged, destroyed or otherwise rendered unfit and unavailable for use, Sublessor shall not be liable to repair the same or supply any equipment in substitution therefor, unless caused by the intentional act or gross negligence of Sublessor, its employees or agents.

6.         DELIVERY

6.1        Location and Time of Delivery

           Sublessor will deliver the Aircraft to Sublessee at the Delivery Location on or about the Scheduled Delivery Date. Sublessor will notify Sublessee from time to time and in as timely a manner as is possible of any changes to the Scheduled Delivery Date.

6.2        Delay or Failure in Delivery

6.2.1 Sublessee and Sublessor expressly acknowledge that Delivery of the Aircraft to Sublessee is subject to and conditioned upon completion of the Delivery Work. Sublessor will not be liable for any loss or expense, or any loss of profit, arising from any delay or failure in Delivery to Sublessee unless such delay or failure arises as a direct consequence of the gross negligence or wilful default of Sublessor.

6.2.2 If a delay, not caused by Sublessor's or Sublessee's breach of this Agreement, causes Delivery to be delayed beyond seventy-five (75)days after the Scheduled Delivery Date either party will have the right to terminate this Agreement by giving the other party written notice within ten (10) Business Days after such date and this Agreement will terminate on the date of receipt of such notice. In the event of such termination, neither party will have any further obligation or liability to the other under this Agreement, except that Sublessor will repay to Sublessee under this Agreement any prepaid Rent, the amount of the Security Deposit, if paid, and will return the Letter of Credit. If either party does not give notice of termination within such ten(10) Business Days, both parties lose all rights to terminate under this Clause 6.2.2, unless otherwise agreed by the parties.

7.         RENT

7.1        Basic Rent Period

           The first Basic Rent Period shall commence on the day following Delivery and each subsequent Basic Rent Period shall commence on the date succeeding the last day of the previous Rent Period within the Sublease Term. Each Basic Rent Period shall end on the date immediately preceding the numerically corresponding day one (1) month thereafter, except that:

           (i) if there is no such numerically corresponding day in that month, it shall end on the last day of that month; and

           (ii) if a Basic Rent Period would otherwise end after the Expiry Date, it shall end on the Expiry Date and the Rent for such Basic Rent Period will be prorated on the basis of a thirty (30) day month.

7.2        Time of Payment of Basic Rent

           Sublessee shall pay Basic Rent to Sublessor or to its order in advance on each Rent Date. Sublessee shall initiate payment adequately in advance of each Rent Date to ensure that Sublessor receives credit for the payment on such Rent Date. If a Rent Date is a day which is not a Business Day, the Rent payable in respect of that rent period shall be paid on the Business Day immediately preceding the Rent Date.

7.3        Amount of Basic Rent

           The Basic Rent payable on each Rent Date during the Sublease Term shall be the amount set out as Basic Rent in Schedule 2.

7.4        Maintenance Reserves

           Sublessee will pay to Sublessor Maintenance Reserves in accordance with Clause 9 as Supplemental Rent, based on Sublessee's use of the Aircraft during the Sublease Term.

7.5        Supplemental Rent for Excess Cycles

           Sublessee  shall  pay  to  Sublessor   Supplemental   Rent  based  on
           Sublessee's operation of the Aircraft in the amount and at the times set forth in Schedule 2.

8.         SECURITY DEPOSIT

8.1        Security Deposit

           Sublessee shall pay to Sublessor a Security Deposit in the amount and at the times set forth in Schedule 2. The Security Deposit will serve as security for the performance by Sublessee of its obligations under the Transaction Documents and the Other Agreements.

           Upon Sublessor's receipt of the additional Security Deposit set forth in Clause 8.2 the initial deposit set forth in this Clause 8.1 will be credited to the payment of Rent during the Sublease Term.

8.2        Letter of Credit

           Sublessee shall provide Sublessor with an additional Security Deposit initially in the form of cash but to be replaced within 30 days from the date of this Agreement with an irrevocable, assignable, standby letter of credit in favor of Sublessor in the amount set forth in
           Schedule 2 and issued by a major US Bank and in a form and substance acceptable by Sublessor. Upon substitution of the Letter of Credit for the cash deposit, Sublessor will return the cash deposit to Sublessee. The Letter of Credit will serve as security for the performance by Sublessee of its obligations under the Transaction Documents and the Other Agreements.

8.3        Sublessor's Rights

8.3.1 If an Event of Default shall have occurred and be continuing, in addition to all rights and remedies accorded to Sublessor elsewhere in this Agreement or under applicable law in respect of the Security Deposit or Letter of Credit, Sublessor may immediately, or at any time thereafter, without prior notice to Sublessee, apply all or part of the Security Deposit or Letter of Credit in or towards the payment or discharge of any matured obligation owed by Sublessee under the Transaction Documents or the Other Agreements, in such order as Sublessor sees fit, and/or exercise any of the rights of set-off described in Clause 10.6 against all or part of the Security Deposit or Letter of Credit.

8.3.2 If Sublessor exercises the rights described in Clause 8.3.1, Sublessee shall, following a demand in writing from Sublessor, immediately restore the Security Deposit (if applicable) or Letter of Credit to the level at which it stood immediately prior to such exercise.

8.3.3 Sublessee acknowledges that Sublessor may commingle all or any part of the Security Deposit with its general funds and that no interest shall accrue in favour of Sublessee in respect of the Security Deposit.

8.3.4 Sublessor's obligations in respect of return of the Security Deposit and Letter of Credit shall be those of debtor and not those of a trustee or other fiduciary.

9.         MAINTENANCE RESERVES

9.1        Amount

           Sublessee shall during the Sublease Term pay Maintenance Reserves to Sublessor in the amount set forth in Schedule 2.

9.2        Payments

9.2.1 Sublessee shall pay the Maintenance Reserves in respect of each calendar month during which the Maintenance Reserves accrue on the tenth (10) day immediately following the end of that calendar month on the basis of the information contained in the applicable Monthly Report.

9.2.2 Sublessee acknowledges that Sublessor may commingle all or any part of the Maintenance Reserves with its general funds and that no interest shall accrue in favor of Sublessee in respect of the Maintenance Reserves.

9.2.3 Sublessor's obligations to release the Maintenance Reserves as set out hereinafter shall be those of debtor and not those of a trustee or other fiduciary.

9.3        Adjustment

           The amount payable by Sublessee to the Maintenance Reserves shall be subject to escalation in accordance with the terms set forth in
           Schedule 2.

9.4        Release of Maintenance Reserves

9.4.1      Airframe Maintenance Reserves

           Sublessor will reimburse Sublessee from the actual Airframe Maintenance Reserves, if paid by Sublessee, provided that no Default has occurred and is continuing, for the actual cost of the structural inspection portion of completed scheduled "D" Checks and the rectification of any structural deficiencies resulting from such inspection whenever such inspections and rectification work is performed (provided that such inspection and rectification extends the available life of the Aircraft). Work performed for all other causes is excluded from such reimbursement, including the charges set forth in Clause 9.4.5 below.

9.4.2      Engine Maintenance Reserves

           Sublessor will reimburse Sublessee from the actual Engine Maintenance Reserves, if paid by Sublessee, provided that no Default has occurred and is continuing, for the actual cost of completed Engine Performance Restoration Visits to the extent the work performed during such Engine Performance Restoration Visits consisted of the replacement of life/time limited components and/or performance restoration, with work performed for all other causes excluded, including those causes set forth in Clause 9.4.5 below. Reimbursement will be made up to the amount in the Engine Maintenance Reserve applicable to such Engine. Notwithstanding Clause 9.5 herein, if the cost of work as provided in this Clause 9.4.2 exceeds the Engine Maintenance Reserve applicable to such Engine, Sublessor agrees to reimburse Sublessee such excess from the other Engine Maintenance Reserve Account up to the balance of the other Engine account at time of Sublessee notification to Sublessor, not exceeding 30 days from the completion of work..

9.4.3      Landing Gear Maintenance Reserves

           Sublessor will reimburse Sublessee from the actual Landing Gear Maintenance Reserves, if paid by Sublessee, provided that no Default has occurred and is continuing, for the actual cost associated with the completed Landing Gear Overhauls, with work performed for all other causes excluded, including those causes set forth in Clause
           9.4.5. Reimbursement will be made up to the amount in the Landing Gear Maintenance Reserve at the time for the Landing Gear Overhaul.

9.4.4      APU Maintenance Reserves

           Sublessor will reimburse Sublessee from the actual APU Maintenance Reserves, if paid by Sublessee, provided that no Default has occurred and is continuing, for the actual cost associated with the completed APU performance restoration, with work performed for all other causes excluded, including those causes set forth in Clause 9.4.5. Reimbursement will be made up to the amount in the APU Maintenance Reserve at the time for the APU performance restoration.

9.4.5      Exclusion

           Each of the following causes shall be excluded from this Clause 9.4: accomplishment of Airworthiness Directives and FAR's, accident, faulty maintenance or installation, incident, improper operations, abuse, neglect, misuse, optional parts replacement (where such replacement does not increase operational life) or work covered by manufacturer's service bulletins or which is reimbursed by a claim under manufacturer's warranties or by insurance (with deductibles being treated as reimbursable by insurance for this exclusion).

9.4.6      Remaining balance

           For the avoidance of doubt, Sublessee has no right to payment of any amount from the Maintenance Reserves not paid in cash by Sublessee and, subject to Clause 9.6, any remaining balances of the Maintenance Reserves on the Expiry Date, after application of the foregoing provisions, shall be retained by Sublessor as its sole property.

9.5        Costs in Excess of Maintenance Reserves

           Sublessee will be responsible for payment of all costs in excess of the amounts reimbursed hereunder. If on any occasion the balance in the relevant Reserve is insufficient to satisfy a claim for reimbursement in respect of the Airframe, an Engine, the Landing
           Gears or the APU, as the case may be, the shortfall may not be carried forward or made the subject of any further claim for reimbursement.

9.6        Reimbursement after Expiry Date

           Sublessee may not submit any invoice for reimbursement from the Maintenance Reserves after the Expiry Date unless on or prior to such date Sublessee has notified Sublessor in writing that such outstanding invoice will be submitted after the Expiry Date and the anticipated amount of such invoice. So long as Sublessee has provided such notice to Sublessor, Sublessee may then submit such outstanding invoice at any time within three (3) months after the Expiry Date; provided, however, if Sublessee contests any such invoice and provides Sublessor with notice of such contest and periodic updates of the progress of such contest, the time for submitting an invoice shall be extended until the resolution of such contest.

10.        PAYMENTS

10.1       Account for Sublessee Payments

           All payments by Sublessee to Sublessor under this Agreement will be made for value on the due date in dollars and in same day funds to:

           Swedbank
           Account No. 8901-1 202 2061
           S.W.I.F.T.: SWED SESS
           S-105 34 Stockholm, Sweden
           Cover through: First Chicago, New York, NY
           S.W.I.F.T.: FNB CUS333
           For the account of: Kommanditbolaget Flygplanet XIV

           or to such other account as Sublessor may from time to time notify to Sublessee in writing.

10.2       Default Interest

           If Sublessee fails to pay any amount payable under this Agreement on the due date, Sublessee shall pay to Sublessor on demand from time to time interest both before and after judgement on that amount, from the due date or, in the case of amounts expressed to be payable on demand, from the date of receipt of such demand to the date of payment in full by Sublessee to Sublessor, at the Default Rate. All such interest will accrue on a day-to-day basis and be compounded weekly and calculated on the basis of a 360 day year.

10.3       Absolute Obligations

           This Agreement is a net lease and Sublessee's obligations under this Agreement are absolute and unconditional, irrespective of any contingency or circumstance whatsoever, including (but not limited to):

           (i) any right of set-off, counterclaim, recoupment, reimbursement, defense or other right which Sublessor or Sublessee may have against the other or against any other person;

           (ii) any unavailability of the Aircraft for any reason, including, but not limited to, requisition of the Aircraft or any prohibition or interruption of or interference with or other restriction against Sublessee's use, operation or possession of the Aircraft;

           (iii) any lack or invalidity of title or any other defect in title, airworthiness, merchantability, fitness for any purpose, condition, design, or operation of any kind or nature of the Aircraft for any particular use or trade, or for registration or documentation under the laws of any relevant jurisdiction, or any Total Loss in respect of or any damage to the Aircraft;

           (iv) any insolvency, bankruptcy, reorganisation, arrangement, readjustment of debt, dissolution, liquidation or similar proceedings by or against Sublessor or Sublessee or any other person;

           (v)          any  invalidity, illegality, unenforceability or lack of
                        due   authorization  of,   or  other  defect  in,   this
                        Agreement; and

           (vi) any other cause or circumstance that, but for this provision, would or might otherwise have the effect of terminating or in any way affecting any obligation of Sublessee under this Agreement.

10.4       Application of Payments to Sublessor

           If any sum paid to Sublessor or recovered by Sublessor in respect of the liabilities of Sublessee under this Agreement is less than the amount then due, Sublessor may apply that sum to amounts due under this Agreement in such proportions and order and generally in such manner as Sublessor may determine.

10.5       Currency Indemnity

           If under any applicable law, whether as a result of judgement against Sublessee or the liquidation of Sublessee or for any other reason, any payment under or in connection with this Agreement is made or is recovered in a currency ("other currency") other than the currency in which it is payable pursuant to this Agreement ("contractual currency"), Sublessee shall, to the extent that the payment (when converted into the contractual currency at the rate of exchange on such date or, in the case of a liquidation, the latest date for the determination of liabilities permitted by the applicable law) falls short of the amount payable under this Agreement, as a separate and independent obligation, fully indemnify Sublessor against the amount of the shortfall. For the purposes of this sub-Clause "rate of exchange" means the rate at which the Sublessor is able on the relevant date to purchase the contractual currency in London or any other place Sublessor may reasonably choose with the other currency.

10.6       Set-off

           Sublessor may set-off any matured obligation owed by Sublessee under the Transaction Documents or any Other Agreements against any obligation, whether or not matured, owed by Sublessor to Sublessee.

10.7       Time for Payments

           If any payment due under this Agreement other than a payment of Rent (see Clause 7.4) would otherwise be due on a day that is not a Business Day, it shall be due on the next succeeding Business Day.

11.        SUBLESSOR'S COVENANTS

11.1       Quiet Enjoyment

           Provided no Default has occurred and is continuing, Sublessor shall not, and no one claiming by or through the acts or omissions of Sublessor or Owner Trustee shall, interfere with the quiet use, possession and enjoyment of the Aircraft by Sublessee during the Sublease Term. Sublessor will cause Lender to confirm, substantially in the form of Schedule 11 or such other form as Lender may reasonably require, that it will not interfere with the quiet use, possession and enjoyment of the Aircraft by Sublessee during the Sublease Term, provided no Default has occurred and is continuing.

11.2       Sublessor Obligations Following Expiry Date

           Within five (5) Business Days after:

           (i) redelivery of the Aircraft to Sublessor in accordance with and in the condition required by this Agreement; or

           (ii) payment received by Sublessor of the Agreed Value following a Total Loss after the Delivery Date;

           or in each case such later time as Sublessor is reasonably satisfied that Sublessee has irrevocably paid to Sublessor all amounts that may then be outstanding or become payable under the Transaction Documents and the Other Agreements, Sublessor shall (provided that no Default has occurred and is continuing):

                        (a) pay to Sublessee an amount equal to the balance of the Security Deposit, if any, paid by Sublessee under this Agreement and then held by Sublessor; and

                        (b) pay to Sublessee the amount of any Rent received in respect of any period falling after the Redelivery Date or the date of payment of the Agreed Value, as the case may be; provided, however, if there is a dispute between Sublessor and Sublessee as to the amount due to Sublessee, Sublessor shall nevertheless pay to Sublessee such amount as in Sublessor's reasonable judgement is not in dispute or is in excess of the amount Sublessor's claim is due; and

                        (c)        return the Letter of Credit.

12.        SUBLESSEE'S COVENANTS

12.1       Duration

           Sublessee shall perform and comply with its undertakings and covenants in this Agreement and the other Transaction Documents at all times during the Sublease Term. All such undertakings and covenants shall, except where expressly otherwise stated, be performed at the expense of Sublessee.

12.2       Information

12.2.1 Sublessee shall notify Sublessor forthwith of the occurrence of a Default or an Event of Default and the steps it is taking to cure such Default or Event of Default.

12.2.2     Sublessee shall furnish to Sublessor:

           (i) as soon as available, but not in any event later than ninety (90) days after the last day of each financial year of Sublessee, its audited consolidated balance sheet as of such day and its audited consolidated profit and loss statement for the year ending on such day prepared in accordance with generally accepted accounting principles in the United States (U.S. GAAP);

           (ii) as soon as available, but not in any event later than forty-five (45) days after the last day of each quarter of Sublessee, its unaudited consolidated balance sheet as of such day and its unaudited consolidated profit and loss statement for the quarter ending on such day prepared in accordance with generally accepted accounting principles in the United States (U.S. GAAP);

           (iii) such information as may reasonably be requested by Sublessor to fulfil its Tax filing or other information reporting requirements with respect to the transactions contemplated by this Agreement;

           (iv) within ten (10) days following the end of each month a Monthly Report in the form of Schedule 10, detailed technical reports following completion of each "C" Check and other information reasonably requested by Sublessor concerning the location, condition, use and operation of the Aircraft; and

           (v)          such   other   information   and   documents   regarding
                        Sublessee's   business   and   financial   condition  as
                        Sublessor may from time to time reasonably request.

12.2.3     Sublessee shall promptly notify Sublessor in writing:

           (i)          of  any  loss,  theft,  damage  or  destruction  to  the
                        Aircraft,  any  Engine  or any  Part if the  cost of the
                        repair or replacement thereof may exceed the Damage Notification Threshold, or any modification to the Aircraft if the potential cost of repair or of such modification may exceed the Damage Notification Threshold;

           (ii) of any suit, arbitration or proceeding before any court, administrative agency or Government Entity which, if adversely determined, would materially adversely affect Sublessee's financial condition, affairs, operations or its ability to perform under this Agreement;

           (iii) of any Total Loss to the Aircraft or any damage caused to the Aircraft that is expected to be in excess of the Damage Notification Threshold and the amount of the deductible under the Insurance or equivalent in any currency;

           (iv) of any loss, arrest, hijacking, confiscation, seizure, requisitioning, impounding, taking in execution, or forfeiture of the Aircraft or any Engine or any major part thereof;

           (v) of any substantial injury or damage to a third party caused by, or in connection with, the Aircraft which is expected to give rise to any loss or liability on the part of the Sublessor or to a loss or liability in excess of the Damage Notification Threshold; and

           (vi) of any other event in respect of the Aircraft which in the reasonable opinion of the Sublessee might reasonably be expected to involve the Sublessor in any loss or liability.

           (vii) promptly notify Sublessor in the event Sublessee is made aware of or determines that any computer application (including those of its suppliers, customers and vendors) that is material to the business and operation of Sublessee will not be year 2000 compliant (as described in Clause 2.1 (xxii)) on a timely basis, except to the extent that such failure could not reasonably be expected to have a materially adverse effect.

12.3       Sublessor Visits

           Sublessor may visit, upon reasonable notice, Sublessee's premises to discuss Sublessee's general affairs and finances with Sublessee's principal officers.

12.4       Periodic Estoppel Certificates

           Sublessee will, within ten (10) Business Days after receipt of written notice from Sublessor (which will not occur more often than four (4) times in any calendar year), execute, acknowledge and deliver to Sublessor a written statement as to each of the following:

           (i) certifying that this Agreement is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Agreement, as so modified, is in full force and effect) and the date to which the Rent and other charges are paid in advance, if any;

           (ii) acknowledging that there are not, to Sublessee's knowledge, any uncured defaults on the part of Sublessor hereunder, or specifying such defaults if there are any claimed by Sublessee; and

           (iii) acknowledging that Sublessee has no claims against Sublessor by reason of the condition of the Aircraft as of the Delivery Date or arising subsequent thereto to the date of such statement.

           If Sublessee does not deliver such statement within such time-limit, the statements set forth in this Clause 12.4 will be deemed correct and binding upon Sublessee.

12.5       Airport and Navigation Charges

12.5.1 Sublessee will promptly pay and discharge when due all landing fees and other similar Airport Charges imposed by the authorities of any airport from or to which the Aircraft may operate and any charges (including without limitation, all Air Navigation Charges) imposed by virtue of any regulations made by any relevant authority or any other charges in respect of air navigation incurred,in each case in respect of all aircraft of which it is the operator, and will indemnify and hold harmless Sublessor in respect of the same. This indemnity will continue in full force and effect notwithstanding the termination or expiration of this Agreement. Sublessee will ensure that all such charges are paid on a regular basis and that invoices are received (and, if not received, are specifically requested) by it from the relevant authorities no more than three (3) months after the event to which the charges relate.

12.5.2 If requested by Sublessor, Sublessee will provide Sublessor with a list of the airports to which the Aircraft or Sublessee's other aircraft are regularly operated. Sublessee hereby authorises any Aviation Authority, any airport or any other creditor claiming rights on the Aircraft or Sublessee's other aircraft to confirm the status of Sublessee's payments to such creditor for the Aircraft and its other aircraft, as and when requested by Sublessor. To evidence this authority, Sublessee will at Sublessor's request execute one or more authorities substantially in the form of Schedule 7.

12.6       Operation of Aircraft

           Sublessee shall not maintain, use or operate the Aircraft in violation of any law or any mandatory rule, regulation or order of any Government Entity having jurisdiction in any country, state, province or other political subdivision in or over which the Aircraft is flown or in violation of any airworthiness certificate, license or registration relating to the Aircraft issued by the Aviation Authority or any similar authority or any jurisdiction in or over which the Aircraft is flown. If any such law, rule, regulation or order requires alteration of the Aircraft, Sublessee shall conform or procure conformance thereto at its own expense and maintain or procure maintenance of the Aircraft in proper operating condition under such laws, rules, regulations and orders; provided that Sublessee may in good faith contest, or procure the contest of, the validity or application of any such law, rule, regulation or order in any reasonable manner that does not adversely affect Sublessor or its interest in the Aircraft. In particular, Sublessee will ensure that the Aircraft at all times during the Sublease Term is operated by duly qualified pilots and aircrew employees, and is not used to transport contraband or illegal narcotics or hazardous or perilous cargo (other than pursuant to applicable FAA and carrier regulations). The Aircraft may be used or operated in flight crew conversion, training for Sublessee's own employees and for experimental flights; provided, however, prior to any such flights Sublessee shall notify Sublessor and shall deliver to Sublessor evidence that insurance coverage is in effect for such flights.

12.7       Areas of Operation

           Sublessee shall not operate or locate the Airframe or any Engine or Part or suffer the Airframe or any Engine or Part to be operated or located (i) in any area, or for carriage of any goods, excluded from coverage by the Insurances or (ii) in any recognized or threatened area of hostilities unless fully covered by war risk insurance or
           (iii) outside the United States of America, Mexico or Canada.

12.8       Non-Prejudicial Action

           Sublessee shall not do anything that, or omit to do anything the omission of which, prejudices any right Sublessor may have against either the Manufacturer or the manufacturer or supplier of any part of the Aircraft in respect of the Aircraft or any part thereof.

12.9       Non-Representation of Sublessor

           Sublessee shall not at any time represent Sublessor, Owner Trustee or Lender as carrying goods or passengers in the Aircraft or as being in any way connected or associated with any operation or carriage being undertaken by Sublessee or as having any operational interest in or responsibility for the Aircraft.

12.10      Inspection

           Sublessor may at all reasonable times on reasonable notice inspect, or appoint an inspector (including Lender) on its behalf to inspect, the Aircraft or any part thereof, provided that if no Default or Event of Default has occurred and is continuing Sublessee shall not be obliged hereunder to permit, or procure permission for, any such inspection that would result in an unreasonable disruption of the operation of the Aircraft or the operation of the business of
           Sublessee  as  an  airline.   Sublessee   agrees  to  reimburse   the
           out-of-pocket expenses of Sublessor incurred in making any such inspection when such inspection shows that the Aircraft is not materially in the condition required by the terms of this Agreement, provided that Sublessee shall in all cases pay or reimburse Sublessor for the costs of such inspection or survey if Sublessor is required by law or change of law to make an inspection or survey. Sublessor shall have no duty to make any such inspection and shall not incur any liability or obligation by reason of not making any such inspection. Sublessee shall provide Sublessor with such information regarding the present and anticipated location and regarding the condition of the Aircraft as Sublessor may reasonably require. For the purposes mentioned in this Clause 12.10 and subject to the limitations herein contained, Sublessor and any inspector may gain access to the Aircraft, including the Aircraft Documents. Sublessee shall forthwith effect such repairs to the Aircraft as such inspection may reasonably show are required for the terms of this Agreement to be complied with, but if it fails to do so after receipt of notice requiring it to do so from Sublessor, Sublessor may at the cost and expense of Sublessee, itself arrange for such repairs to be carried out. Sublessee shall on demand reimburse the costs and expenses incurred by Sublessor in effecting such repairs.

12.11      Registration

12.11.1 Sublessee shall at its own expense procure that the Aircraft and the interests of the parties set out below is duly registered, recorded or filed with the FAA as follows:

           (i)          Owner Trustee as owner;

           (ii)         the first priority security interest of Lender

           (iii) Sublessor's interest, by filing the Sublease Supplement according to Schedule 14;

           (iv)         Sublessee as operator of the Aircraft
           and maintain or provide the maintenance of such registration throughout the Sublease Term. Sublessee shall further provide that the interests of any successors and assigns to the parties referred to in this paragraph will be filed and recorded with the FAA and that such recordation will be maintained in the same manner as required herein. Sublessee will not take any action or omit to take any action that will invalidate any such registration or recordation. Sublessee shall provide Sublessor as soon as available with evidence of such registration.

12.11.2 Sublessee shall at its own expense provide that at all times during the Sublease Term, the Aircraft possesses a valid current FAA Certificate of Airworthiness, and all such other certificates, licenses, permits and authorizations as are from time to time required for the use and operation of the Aircraft for the public transport of passengers or cargo from any Government Entity having jurisdiction in any country, state, province or other political subdivision in or over which the Aircraft is flown including without limitation any Aviation Authority. Sublessee shall, prior to the Delivery Date, provide Sublessor with certified true copies of its current Certificate of Public Convenience and Necessity and its Operating Certificate, the latter of which shall include reference to the Aircraft.

12.12      Name Plates

           On the Delivery Date or as soon thereafter as is reasonably practicable, Sublessee shall affix and thereafter maintain, or procure the affixation and maintenance of, in a prominent position in the cockpit of the Aircraft and on each Engine a fireproof metal nameplate bearing a legible inscription in a form reasonably required by Sublessor stating the Aircraft type, manufacturer's serial number and current registration letters of the Aircraft and denoting the name of (i) First Security Bank, National Association as Owner Trustee and Headlessor; (ii) The CIT Group/Equipment Financing, Inc., as First Priority Mortgagee; (iii) International Lease Finance Corporation as Second Priority Mortgagee; and (iv) Kommanditbolaget Flygplanet XIV as Sublessor of the aircraft. Except as above provided Sublessee will not allow the name of any person to be placed on the Airframe or on any Engine as a designation that constitutes a claim of ownership or a claim of any Security Interest; provided that nothing herein contained shall prohibit Sublessee (or any person to which possession of the Airframe or any Engine is delivered or transferred in accordance with Clauses 13 and 14) from placing its customary colors and insignia on the Airframe.

12.13      Geneva Convention

           Whenever the State of Registration is a signatory state that has ratified the Geneva Convention, Sublessee shall, at its own cost, do any and all things necessary in the State of Registration to perfect recognition of the interests of Owner Trustee, Sublessor and Lender to the Aircraft by every other signatory state that has ratified the Geneva Convention.

12.14      Merger and Shareholding

           Sublessee will not sell its business to or operate its business in any other corporate form or entity (the new entity) unless (a) such new entity is solvent and duly organized and existing under the law of the State of Incorporation or any other State of the United States of America, if applicable, and the new entity has executed and delivered to Sublessor an agreement in form and substance acceptable to Sublessor assuming the due and punctual performance and observance of each of the terms of this Agreement and the other Transaction Documents and (b) immediately after such sale or the giving effect to such operation as that new entity, the tangible net worth of such new entity is equal to or greater than that of Sublessee and the creditworthiness of such new entity does not, in Sublessor's reasonable opinion, adversely affect the ability of such new entity to perform its obligations under this Agreement and the other Transaction Documents or any Other Agreements. Sublessee will give Sublessor prior written notice of any such proposed sale or change in operation together with a non-refundable processing fee in the amount as set forth in Schedule 2 and a request of Sublessor's approval. Sublessee shall reimburse Sublessor within ten (10) days of Sublessor's invoice for all out-of-pocket expenses incurred by Sublessor as a result of such proposed merger whether or not Sublessor approves and whether or not it actually occurs.

12.15      Ownership

           Title to the Aircraft will be and remain vested in Owner Trustee. Sublessee will have no right, title or interest in the Aircraft except as provided for in this Agreement. Sublessee shall not hold itself out as owner of the Aircraft and, on all occasions when the ownership of the Aircraft or any part of it is relevant, will make clear to third parties that title to the same is held by Owner Trustee, subject to the Mortgage.

12.16      Maintenance of Principal Business Place

           Sublessee shall maintain its principal place of business and chief executive office and the office where it keeps its business and financial records and files concerning the Transaction Documents at the location specified in Clause 27. Sublessee shall hold and preserve such records and files concerning the Transaction Documents and shall permit representatives of Sublessor at any time during normal business hours to inspect and make abstracts from such records and files. Sublessee shall give Sublessor at least thirty (30) days prior written notice of any change in Sublessee's principal place of business and chief executive office, and shall co-operate with Sublessor in executing and delivering all such documents as Sublessor may reasonably request which are required or desirable as a result of such change of principal place of business of Sublessee.

12.17      Maintenance of Flight Records

           Sublessee shall maintain flight records pertaining to the Aircraft required to be maintained pursuant to section 47.9(e) of the FAR at the address given in Clause 27 and shall hold and preserve such records at such address and permit inspection of such records by the FAA, Sublessor, Owner Trustee and Lender. Sublessee shall give Sublessor at least thirty (30) days prior written notice of change in location of the flight records of the Aircraft.

13.        POSSESSION

13.1       No Relinquishment of Possession

           Sublessee shall not sub-lease or otherwise deliver, transfer or relinquish possession of the Airframe or any Engine or install any Engine or permit any Engine to be installed, on any airframe other than the Airframe, provided that, (i) so long as no Default shall have occurred and be continuing, (ii) Sublessee continues to be fully responsible to Sublessor for all its obligations hereunder and (iii) Sublessee in advance, obtains written acknowledgment(s) of Lender's Security Interest in the Airframe and/or any Engines from any person who will be in possession of the Airframe and/or any Engine in the form and substance requested by Sublessor, Sublessee may:

13.1.1 subject any Engine to normal interchange or pooling agreements or arrangements in each case customary in the airline industry and entered into by Sublessee in the ordinary course of its business with a commercial air operator which is approved by Sublessor in writing and on terms and conditions that Sublessor has approved (such approval not to be unreasonably withheld) (any such commercial air operator being hereinafter called a Permitted Air Carrier) provided that the terms of this Agreement shall be observed and if either:

           (i) Owner Trustee's title to the Engine shall be divested under the terms of any such agreement or arrangement, or

           (ii) any Permitted Air Carrier shall have possession of any such Engine under any such agreement or arrangement for more than ninety (90) days,

           Sublessee shall forthwith substitute, or procure the substitution of, a Replacement Engine therefor in accordance with and which satisfies the conditions of Clause 16.6;

13.1.2 deliver possession of the Airframe or any Engine to the manufacturer thereof for testing or other similar purposes or to any organisation for service, repair, maintenance or Overhaul work on the Airframe or such Engine or any part thereof or for alterations or modifications in or additions to the Airframe or such Engine to the extent required or permitted by the terms of Clauses 16.4 and 16.5;

13.1.3 install an Engine on an airframe owned by Sublessee and operated by and under the operating control of flight crew engaged by Sublessee which is free and clear of all Security Interests, except (i) Permitted Liens, (ii) Security Interests that apply only to the engines (other than Engines), appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment (other than Parts) installed on such airframe but not to the airframe as an entirety and (iii) the rights of Permitted Air Carriers under normal interchange agreements which are customary in the airline industry and do not contemplate, permit or require the transfer of title to the airframe or engines installed thereon;

13.1.4 install an Engine on an airframe operated by Sublessee that is owned by or leased or subleased to Sublessee and/or subject to any security agreement, provided that (i) such airframe is free and clear of all Security Interests except the rights of the parties to any security agreement covering such airframe and except Permitted Liens and any Security Interests or rights of the type permitted by sub-paragraphs
           (ii) and (iii) of Clause 13.1.3 and (ii) Sublessee shall have obtained from the sub-sublessor or secured party, as relevant, of such airframe a written agreement, which may be in the sublease agreement or security agreement in respect of such airframe, in form and substance satisfactory to Sublessor (it being understood that an agreement from such sub-sublessor or secured party to substantially the same effect as the agreement of Sublessor set forth in the final sentence of Clause 13.4 shall be deemed to be satisfactory to Sublessor), whereby such Sublessor or secured party expressly agrees that neither it nor its successors or assignees will acquire or claim any right, title or interest in any Engine by reason of such Engine being installed on such airframe at any time while such Engine is subject to this Agreement;

13.1.5 install an Engine on an airframe owned by Sublessee, leased or subleased to Sublessee, or purchased by Sublessee, subject to any security agreement under circumstances where neither Clause 13.1.1 nor 13.1.2 can be fulfilled in the circumstances, provided that it would otherwise have resulted in an unreasonable disruption of the operation of the Aircraft or the business of the Sublessee and in such event Sublessee shall, as promptly as possible and in any event within fifteen (15) days substitute a Replacement Engine therefor in accordance with Clause 16.6 and which satisfies the conditions specified in Clause 16.6;

13.1.6 sublease the Aircraft or Airframe to any person provided that the Aircraft or Airframe is operated by, and remains throughout the term of such sublease under the operational control of, flight crew engaged by Sublessee, and provided further that:

           (i)          no Default has occurred and is continuing;

           (ii) any such sublease will not result in any change in the State of Registration;

           (iii) the length of any such sublease does not extend beyond the Expiry Date;

           (iv) the relevant sub-sublessee shall acknowledge that its rights are subordinate to Sublessor's rights under this Agreement and the rights of Lender under any finance document or security document entered into between Owner Trustee or Sublessor in relation to the Aircraft;

13.1.7 sublease the Aircraft or Airframe to any wholly-owned subsidiary of Sublessee on terms that the Aircraft or Airframe is not operated by, and does not remain under the operational control of, flight crew engaged by Sublessee provided that the following conditions are satisfied in relation to any such sublease hereunder:

           (i)          no Default has occurred and is continuing;

           (ii) the proposed sub-sublessee and the proposed form of the sublease is approved by Sublessor and Lender in writing, which approval will not be unreasonably withheld or delayed provided all the following conditions set out in this Clause 13.1.7 are satisfied;

           (iii) the sublease shall terminate on or before termination of this Agreement and the terms and conditions of the sublease are not inconsistent with those contained in this Agreement or any finance or security document entered into between Sublessor and/or Owner Trustee and/or Lender and the sub-sublessee shall acknowledge that its rights are subordinate to Owner Trustee's, Sublessor's and Lender's rights under this Agreement (provided that the sublease shall not permit further subleasing);

           (iv) the Insurances are in full force and effect in accordance with the terms of this Agreement and, if the sub-sublessee is to maintain such insurances during the term of such sublease, it shall have furnished to Sublessor all such documents, evidence and information relating to such insurances which Sublessee is required to furnish or cause to be provided to Sublessor under this Agreement;

           (v) if the Aviation Authority for the duration of the sublease is to be other than the FAA, Sublessor and Lender approves the change of registration and Sublessor receives (x) an opinion of counsel in the State of Registration in form and substance reasonably satisfactory to Sublessor and the Lender which opinion must, at least, address the satisfactory recognition of Owner Trustee's ownership of, and Lender's Security Interest in the Aircraft and (y) evidence that all actions recommended in such opinion have been or will be duly taken.

13.2       Copy of Sublease

           No less than three (3) Business Days after the execution of any sublease entered into by Sublessee under Clause 13.1.6 or Clause
           13.1.7 Sublessee shall provide Sublessor with a copy of such executed sublease.

13.3       Sublessee Primarily Liable

           Notwithstanding anything contained in Clause 13.1, Sublessee shall remain primarily liable hereunder for the performance of all of the terms of this Agreement to the same extent as if such transfer or sublease had not occurred. No interchange agreement, sublease or other relinquishment of possession of the Airframe or any Engine permitted by this Clause 13 shall in any way discharge or diminish any of Sublessee's obligations hereunder.

13.4       Recognition of Rights

           If Sublessee shall have obtained from the sub-Sublessor or secured party of any engine subleased to Sublessee or owned by Sublessee subject to any Security Interest, a written agreement complying with the terms of sub-paragraph (ii) of Clause 13.1.4, Sublessor hereby agrees for the benefit of such sub-Sublessor or secured party that Sublessor shall not acquire or claim, as against such sub-Sublessor or secured party, any right, title or interest in any such engine as a result of such engine being installed on the Airframe at any time while such engine is subject to such sublease or security agreement and owned by such sub-Sublessor or subject to a Security Interest in favor of such secured party and Sublessor shall, at the request of Sublessee, confirm such agreement in writing for any such sub-Sublessor or secured party.

14.        SECURITY INTERESTS

14.1       Title

           Sublessee shall not do, or permit to be done, any act, which might reasonably be expected to jeopardize the interest of Owner Trustee, Sublessor or Lender. Sublessee shall make clear to all third parties that legal title to the Aircraft is owned by Owner Trustee or the relevant title holder advised by Owner Trustee.

14.2       No Security Interests

           Sublessee shall not create, incur or permit to subsist over the Aircraft or any part thereof or over the Transaction Documents any Security Interest other than Permitted Liens.

14.3       Base of Aircraft

           Sublessee shall not keep or habitually base the Aircraft or any part thereof outside the State of Registration for any continuous period exceeding ten (10) days.

14.4       Notice to Sublessor

           Sublessee shall notify Sublessor:

           (i) as and when it becomes aware of the same, of any Security Interest (x) (excluding Permitted Liens) arising over the Aircraft or any Engine or other major part thereof or (y) (in the case of all Security Interests including Permitted Liens) exercised over the Aircraft or any Engine or other major part thereof or
                        (z) of any arrest or detention or purported or attempted arrest or detention of the Aircraft; and

           (ii) promptly on request of Sublessor, of the location of the Airframe and each Engine including an Engine that is not for the time being installed on the Airframe.

14.5       Procure Release

           Sublessee shall as soon as possible and in any event within five (5) Business Days of becoming aware of the same procure the release of any Security Interest (other than Permitted Liens) arising over the Aircraft or any part thereof and procure the release of the Aircraft from any arrest or detention to which it is subject.

15.        MAINTENANCE AND REPAIR

15.1       General Obligations

15.1.1 Sublessee shall, or procure that any sub-sublessee will, at its own expense at all times during the Sublease Term:

           (i) maintain, service, repair, Overhaul and test the Aircraft and all Parts thereon and equipment thereon and the Engines and all Parts and equipment therein (whether or not such Parts and equipment are the property of Sublessor), or procure the same, in accordance with the applicable requirements of the FAA and the Insurances and comply with all Airworthiness Directives and alert service bulletins issued by the Manufacturer (unless to do so would be in breach of the FAA's requirements, in which case the FAA's requirements shall prevail) and the MPD so as to keep the Aircraft in good operating condition, ordinary wear and tear excepted, and in accordance with sound international aviation industry practice and in such condition as may be necessary to enable (a) the airworthiness certification of the Aircraft with the Aviation Authority to be maintained in good standing at all times during the Sublease Term (b) the issuance of a standard certificate of airworthiness for transport category aircraft issued by the FAA in accordance FAR
                        Part 21 and, (c) the Aircraft to be placed on the operations specifications of a U.S. airline in accordance with Part 121 of the FAR's;

           (ii) maintain, service, repair, Overhaul and test the Aircraft and the Engines, in the same manner and with the same care as used by Sublessee with respect to similar aircraft and engines operated by Sublessee and without in any way adversely discriminating against the Aircraft and the Engines; and

           (iii) maintain, or procure the maintenance of, the Aircraft Documents including technical records and any other records, logs and other materials required by the FAA to be maintained in respect of the Aircraft in the English language and permit Sublessor to examine such records, logs and other materials at any reasonable time upon reasonable notice.

15.1.2 The performer of such maintenance and repairs as stated in this Clause 15.1 shall be approved by the Sublessor with such approval not to be unreasonably withheld.

15.2       Specific Obligations

           Without limiting Clause 15.1, Sublessee agrees that the performance by Sublessee or any sub-sublessee of such maintenance and repairs as stated therein will include, but will not be limited to, each of the following specific items:

           (i) performance in accordance with the Maintenance Program of all routine and non-routine maintenance work;

           (ii)         incorporation   in  the   Aircraft  of  all   applicable
                        Airworthiness Directives or equivalent, all alert service bulletins of Manufacturer, Engine Manufacturer and other vendors or manufacturers of Parts incorporated on the Aircraft and any service bulletins which must be performed in order to maintain the warranties on the Aircraft, Engines and Parts;

           (iii) incorporation in the Aircraft of all other service bulletins of Manufacturer, the Engine Manufacturer and other vendors which Sublessee schedules to adopt within the Sublease Term for the major part of its fleet of aircraft of the same make as the Aircraft. It is the intent of the parties that the Aircraft will not be discriminated from the rest of Sublessee's fleet in service bulletin compliance (including method of compliance) or other maintenance matters. Sublessee will not discriminate against the Engines with respect to overhaul build standards and life limited part replacements;

           (iv) incorporation into the Maintenance Program for the Aircraft of a CPCP as recommended by Manufacturer, the Aviation Authority and the FAA and the correction of any discrepancies in accordance with the recommendations of Manufacturer and the structural repair manual. In addition, all inspected areas will be properly treated with corrosion inhibitor as recommended by Manufacturer;

           (v) incorporation into the Maintenance Program of an anti-fungus/biological growth and contamination prevention, control and treatment program of all fuel tanks in accordance with Manufacturer's approved procedures;

           (vi)         providing   without  delay  written   summaries  of  all
                        sampling programs and amendments thereof involving or affecting the Aircraft;

           (vii) maintaining in English and keeping in an up-to-date status all relevant records and historical documents;

           (viii) maintaining historical records, in English, for condition-monitored, hard time and life limited Parts (including tags from the manufacturer of such Part or a repair facility which evidence that such Part is new or Overhauled and establish authenticity, total time in service and time since Overhaul for such Part), the hours and cycles the Aircraft and Engines operate and all maintenance and repairs performed on the Aircraft;

           (ix) properly documenting all repairs, modifications and alterations and the addition, removal or replacement of equipment, systems or components in accordance with the rules and regulations of the Aviation Authority and reflecting  such  items in the  Aircraft  Documents.  In
                        addition, all repairs, to the Aircraft will be accomplished in accordance with Manufacturer's structural repair manual, where possible, or approved data from the Manufacturer accepted by the Aviation Authority; and

           (x) ensuring that Overhauls are accomplished utilising maintenance and quality control procedures approved by the Aviation Authority and that the repair agency provides a complete record of all work performed during the course of such Overhaul and certifies that such Overhaul was accomplished, that the equipment is airworthy and released for return to service and that the Overhaul was in conformity with the original type design.

16.        REPLACEMENT OF PARTS

16.1       Replacement of Parts

           Sublessee shall, at its own expense, promptly replace, or procure the replacement of, all Parts that become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond economical repair or permanently rendered unfit for use for any reason whatsoever, except as otherwise provided in Clause 16.4 or 16.5. In addition, Sublessee may at its own cost and expense, remove, or permit the removal of any Parts including Engines, whether or not worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use, provided that Sublessee shall, except as otherwise provided in Clause 16.7, at its own cost and expense, immediately replace, or procure the replacement of, such Parts. Title to all replacement Parts shall be vested in Owner Trustee, subject to the Mortgage, free and clear of all Security Interests except Permitted Liens and shall, except as otherwise provided in Clause 16.7, be in as good operating condition as, and shall have a value, age, configuration and utility at least equal to, the replaced Parts, assuming such replaced Parts were in the condition and repair required to be maintained by the terms hereof, and shall have a current "serviceable tag" of the manufacturer or maintenance facility providing such items to Sublessee.

16.2       Title to Replacement Parts

           All Parts at any time removed from the Airframe or any Engine shall remain the property of Owner Trustee and subject to the terms of this Agreement, no matter where located, until such time as such Parts shall be replaced by Parts that have been incorporated or installed in or attached or added to the Airframe or Engine and which meet the requirements for replacement Parts specified above. Immediately upon any replacement Part becoming incorporated or installed in or attached or added to the Airframe or any Engine as above provided, without further act, (a) title to the replaced Part shall thereupon vest in Sublessee, shall cease to be subject to this Agreement and shall no longer be deemed a Part hereunder and (b) title to such replacement Part shall pass to Owner Trustee, subject to the Mortgage, free and clear of all Security Interests except Permitted Liens and such replacement Part shall become subject to this Agreement and be deemed Part of the Airframe or Engine for all purposes hereof to the same extent as the Parts originally incorporated or installed in or attached or added to such Airframe or Engine and shall become a Part hereunder.

16.3       Pooling of Parts

           Any Part removed from the Airframe or any Engine as provided in Clause 16.1 or 16.2 may be subjected to a normal pooling arrangement customary in the airline industry entered into in the ordinary course of Sublessee's business, provided that the part replacing such removed Part shall be incorporated or installed in or attached to the Airframe or such Engine in accordance with Clause 16.1 and 16.2 as soon as practicable after the removal of such removed Part. Without prejudice to the generality of the foregoing sentence, any replacement Part when incorporated or installed in or attached to the Airframe or any Engine may be owned by a third person subject to such a normal pooling arrangement, provided that Sublessee, at its own expense, as promptly thereafter as possible, either (a) causes title to such replacement Part to vest in Owner Trustee in accordance with Clause 16.1 and 16.2 free and clear of all Security Interests except Permitted Liens, or (b) replaces or procures the replacement of such replacement Part by the incorporation or installation in or attachment to such Airframe or Engine of a further replacement Part (which meets the requirements of this Clause 16) free and clear of all Security Interests except Permitted Liens and by causing title to such further replacement Part to vest in the Owner Trustee, subject to the Mortgage, in accordance with Clause 16.1 and 16.2 and such further replacement Part shall forthwith be deemed Part of the Airframe or Engine to the same extent as the Part originally incorporated or installed in or attached to the Airframe or such Engine and shall become a Part hereunder.

16.4       Alterations

           Sublessee shall at its own expense, make, or procure the making of, such alterations and modifications in and additions to the Airframe and Engines as may be required from time to time to meet the standards of the Aviation Authority or any Government Entity having jurisdiction in any country, state, county or other political subdivision in or over which the Aircraft is flown or the FAA and any mandatory or recommended service bulletins of the Manufacturer. In addition, Sublessee may, at its own expense, from time to time, make, or procure the making of, such alterations and modifications in and additions including the making of any improvements to the Airframe or any Engine as Sublessee may deem desirable in the proper conduct of its business, including, removal of Parts (for purposes of this Clause 16.4, Obsolete Parts) which Sublessee deems obsolete or no longer suitable or appropriate for use in the Airframe or such Engine, provided that no such alteration, modification, addition or removal shall cost over US$ 200,000, or alter the fundamental nature of the Aircraft as a passenger carrying aircraft, or change its original type design or configuration, or materially diminish the value or utility of the Airframe or any such Engine, or impair the condition or airworthiness thereof, below the value, utility, condition and airworthiness thereof immediately prior to such alteration, modification, addition or removal assuming such Airframe or Engine was then in the condition and repair required to be maintained by the terms of this Agreement. Title to all Parts incorporated or installed in or attached or added to the Airframe or any such Engine as the result of such alteration, modification or addition shall be vested in Owner Trustee, subject to the Mortgage, and shall forthwith be deemed Part of the Airframe or such Engine. Neither Owner Trustee, Lender nor Sublessor shall be required under any circumstances to pay directly for any alteration, modification or addition to the Aircraft or to reimburse Sublessee for the cost thereof. Any other alterations other than those permitted according to Clause 16.5 require Sublessor's prior written consent, which consent shall not be unreasonably withheld or delayed.

16.5       Removal of Parts

           Notwithstanding the foregoing, so long as no Default shall have occurred and be continuing, Sublessee may remove, or permit the removal of, at any time during the Sublease Term, any Part, provided that (a) such Part is in addition to, and not in replacement of or substitution for, any Part originally incorporated or installed in or attached to the Airframe or any Engine at the time of Delivery or in replacement of, or substitution for, any such Part, (b) such Part is not required to be incorporated or installed in or attached or added to the Airframe or such Engine pursuant to the terms of Clause 16.4 or 16.5, and (c) such Part can be removed from the Airframe or such Engine without causing damage to the Airframe or such Engine or if it causes any such damage is to be repaired and promptly thereafter is repaired and without diminishing or impairing the value, utility, condition or airworthiness required to be maintained by the terms of this Agreement that the Airframe or such Engine would have had at such time had such alteration, modification or addition not occurred assuming it was in the condition and repair required to be maintained under this Agreement. Upon the removal of any Part as provided in the immediately preceding sentence and the removal of any Obsolete Part, title thereto shall, without further act, vest in Sublessee, free and clear of all rights of Owner Trustee, Lender and Sublessor and such Part shall no longer be deemed part of the Airframe or Engine from which it was removed. Any Part not so removed shall remain the property of Owner Trustee, subject to the Mortgage.

16.6       Substitution of Engine

           In addition to its rights under Clause 13, Sublessee shall have the right at its option at any time, on at least thirty (30) days prior written notice to Owner Trustee, Lender and Sublessor, to substitute or procure the substitution of an engine of the same make and model as the Engine specified in Schedule 1 or an engine of an improved model suitable for installation and use on the Airframe for any such Engine not then installed or held for use on the Airframe. Any such substitute engine, the substitution of which is in accordance with the provisions of this Clause 16.6 and which complies with the requirements of this Clause 16.6 being a "Replacement Engine" provided that title to the Replacement Engine shall be vested in Owner Trustee, subject to the Mortgage, free and clear of all Security Interests, other than Permitted Liens, and the Replacement Engine shall have a value and utility and maintenance status, including time since last Engine Performance Restoration Visit, at least equal to the replaced Engine and time since new no greater than the replaced Engine as reasonably determined by Sublessor, assuming that such Engine was in the condition and repair required to be maintained by the terms of this Agreement and Sublessee shall deliver such documents including a bill of sale and opinion of counsel as to title and recordation with the FAA, as Sublessor may reasonably request to evidence the foregoing. In such event, immediately upon the effectiveness of such substitution on the date set forth in such notice and without further act:

           (i) title to the replaced Engine shall thereupon vest in Sublessee free and clear of all rights of Owner Trustee, Lender and Sublessor, and the replaced Engine shall cease to be subject to this Agreement and shall no longer be deemed an Engine hereunder; and

           (ii) title to such Replacement Engine shall vest in Owner Trustee, subject to the Mortgage, free and clear of all Security Interests except Permitted Liens and such Replacement Engine shall become subject to this Agreement and an Engine hereunder and be deemed part of the Aircraft for all purposes hereof.

16.7       Temporary Removal of Parts

           Sublessee shall be entitled, so long as no Default shall have occurred which has not been remedied or waived to the reasonable satisfaction of Sublessor, to substitute, replace or renew any Part with a part that does not satisfy the requirements of Clause 16.1 or
           16.2 provided that:

           (i) there shall not have been available to Sublessee, at the time and in the place that such substitute or replacement part was required to be installed on the Airframe or Engines a substitute or replacement part complying with the requirements of Clause 16.1 and 16.2;

           (ii) it would have resulted in an unreasonable disruption of the operation of the Aircraft or the business of Sublessee as an airline to have grounded the Aircraft until such time as a substitute or replacement part complying with the requirements of Clause 16.1 and 16.2 became available for installation in or on the Aircraft;

           (iii) Sublessee shall have notified Sublessor prior to or, in the case of an extreme urgency as soon as possible after, the making of such substitution, replacement or renewal of any material Part; and

           (iv) as soon as possible after installation of the same in or on the Airframe or Engine (and in any event no later than fifteen (15) days thereafter) Sublessee shall remove any such part not complying with the requirements of Clause 16.1 and 16.2 and replace or substitute the same with a Part complying with such requirements.

16.8       Parts Incapable of Transfer

           If any replacement Part is incapable of becoming the property of Owner Trustee free of all Security Interests (other than Permitted Liens) as required by Clause 16 the part which it has replaced shall, unless Sublessor shall otherwise agree in writing, be kept and maintained by the Sublessee or any sub-sublessee, as the case may be, until the Expiry Date and be placed on the Aircraft in good working order before the Aircraft is redelivered to the Sublessor on the Expiry Date.

17.        MANUFACTURER'S WARRANTIES

17.1       Authorization

17.1.1 With effect from Delivery, Sublessor authorises Sublessee to exercise such rights as Sublessor may have in relation to any warranty with respect to the Aircraft, any Engine or any Part made by any manufacturer, vendor, subcontractor, maintenance facility or supplier subject to Sublessee notifying Sublessor in writing of any warranty claim of a material nature and keeping Sublessor continuously informed of the development of such warranty claim. To the extent that the same may not be available to Sublessee, Sublessor agrees to, at the sole cost and expense of Sublessee, enforce such rights as Sublessor may have with respect thereto for the benefit of Sublessee. Sublessor shall also have the right, rather than enforcing or making such claim on behalf of Sublessee under such warranties, to appoint Sublessee as its agent for such purpose, and in such instance, Sublessee agrees to accept such appointment and make such claims and enforce such warranties at its sole cost and expense. This authorization shall cease on the Expiry Date. Sublessee shall not be entitled to exercise its authorisation hereunder while a Default is continuing (during which time all such rights shall revert to Sublessor and Sublessor hereby agrees to exercise and enforce such rights during such period). 17.1.2 Sublessee shall give Sublessor prompt written notice of any warranty claim that is settled with Sublessee on the basis of a total or partial cash payment. Any cash payments shall be applied to remedy the defect subject to such warranty claim unless Sublessor otherwise consents in writing. Any cash payments to Sublessee in respect of warranty claims that (either with Sublessor's written consent or because the defect can not be remedied) are not applied to the repair or remedy of defects in the Aircraft or to compensate Sublessee for the costs incurred for any such repair or remedy, and which are not in respect of compensation for loss of use of the Aircraft, an Engine or Part during the Sublease Term due to a defect covered by such warranty, shall be for Sublessor's account.

17.2       Proceeds

           So long as no Default has occurred and is continuing, Sublessor agrees, subject to Clause 17.1, to co-operate with Sublessee to cause any proceeds from any warranty referred to in Clause 17.1 to be paid directly to Sublessee, and, if any such proceeds are nonetheless paid to Sublessor, Sublessor agrees to remit promptly such proceeds to Sublessee. However, while a Default is continuing, Sublessor may immediately:

           (i) retain for its own account any such proceeds previously paid to Sublessorwhich would have been remitted to Sublessee under this Clause 17.2 in the absence of such Default or Event of Default; and

           (ii) cause any proceeds of any pending claims to be paid to Sublessor, rather than to Sublessee.

           Once the Default is cured, Sublessor shall reimburse Sublessee to the extent that it would have been obliged to under this Clause 17.2 had no such Default occurred.

17.3       Agreements with Manufacturers

           To the extent that any warranties relating to the Aircraft are made available under an agreement between any manufacturer, vendor, subcontractor or supplier and Sublessee, Sublessee will:

           (i) apply the proceeds of any claim under such agreement in accordance with Clause 17.2; and

           (ii) take all such steps as are necessary at the end of the Sublease Term to ensure that the benefit of any of those warranties that have not expired is vested in Sublessor.

17.4       No Operation Contrary to Warranties

           Sublessee shall not operate the Aircraft contrary to the terms of any warranty referred to in Clause 17.1.1, provided that Sublessor has advised Sublessee of the terms of such warranties.

18.        DISCLAIMERS

18.1       General

           SUBLESSOR AND SUBLESSEE AGREE THAT THE DISCLAIMERS, WAIVERS AND CONFIRMATIONS SET FORTH IN CLAUSES 18.2 THROUGH 18.12 BELOW SHALL APPLY AS BETWEEN SUBLESSOR AND SUBLESSEE AT ALL TIMES DURING THE Sublease Term WITH EFFECT FROM SUBLESSEE'S ACCEPTANCE OF THE AIRCRAFT BY EXECUTION OF THE ACCEPTANCE CERTIFICATE, WHICH SHALL BE CONCLUSIVE EVIDENCE THAT SUBLESSEE HAS FULLY INSPECTED THE AIRCRAFT AND EVERY PART THEREOF AND THAT THE AIRCRAFT, THE ENGINES, THE PARTS AND THE AIRCRAFT DOCUMENTS ARE IN ALL RESPECTS ACCEPTABLE TO SUBLESSEE (SAVE AS EXPRESSLY NOTED ON THE ACCEPTANCE CERTIFICATE) AND ARE IN SUITABLE CONDITION FOR DELIVERY TO AND ACCEPTANCE BY SUBLESSEE.

18.2       AS IS, WHERE IS

           PRIOR TO DELIVERY HEREUNDER, SUBLESSEE HAD THE OPPORTUNITY TO INSPECT THE AIRCRAFT, ACCORDINGLY, SUBLESSEE UNCONDITIONALLY ACKNOWLEDGES AND AGREES THAT NEITHER OWNER TRUSTEE, LENDER OR SUBLESSOR, NOR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES OR REPRESENTATIVES HAVE MADE OR WILL BE DEEMED TO HAVE MADE ANY TERM, CONDITION, REPRESENTATION, WARRANTY OR COVENANT EXPRESSED OR IMPLIED (WHETHER STATUTORY OR OTHERWISE) AS TO (i) THE CAPACITY, AGE, AIRWORTHINESS, VALUE, QUALITY, DURABILITY, DESCRIPTION, CONDITION (WHETHER OF THE AIRCRAFT, ANY ENGINE, ANY PART THEREOF OR THE AIRCRAFT DOCUMENTS), DESIGN, WORKMANSHIP, MATERIALS, MANUFACTURE, CONSTRUCTION, OPERATION, STATE, MERCHANTABILITY, PERFORMANCE, FITNESS FOR ANY PARTICULAR USE OR PURPOSE (INCLUDING THE ABILITY TO OPERATE OR REGISTER THE AIRCRAFT OR USE THE AIRCRAFT DOCUMENTS IN ANY OR ALL JURISDICTIONS) OR SUITABILITY OF THE AIRCRAFT OR ANY PART THEREOF, AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, KNOWN OR
           UNKNOWN, APPARENT OR CONCEALED, EXTERIOR OR INTERIOR, (ii) THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK, COPYRIGHT OR OTHER INTELLECTUAL PROPERTY RIGHTS, (iii) ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE, OR (iv) ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED WITH RESPECT TO THE AIRCRAFT OR ANY PART THEREOF, ALL OF WHICH ARE HEREBY EXPRESSLY EXCLUDED AND EXTINGUISHED.

18.3       Waiver of Warranty of Description

           SUBLESSEE HEREBY AGREES THAT ITS ACCEPTANCE OF THE AIRCRAFT AT DELIVERY AND ITS EXECUTION AND DELIVERY OF THE ACCEPTANCE CERTIFICATE WILL RE-AFFIRM AND INDEPENDENTLY CONSTITUTE ITS WAIVER OF THE WARRANTY OF DESCRIPTION AND ANY CLAIMS IT MAY HAVE, AND OF ANY RIGHT TO MAKE ANY CLAIM AGAINST LENDER OR SUBLESSOR BASED UPON THE FAILURE OF THE AIRCRAFT TO CONFORM WITH SUCH DESCRIPTION OR ANY AIRCRAFT SPECIFICATIONS AND ITS AGREEMENT NOT TO LOOK TO OWNER TRUSTEE, LENDER OR SUBLESSOR FOR DAMAGES OR RELIEF ARISING OUT OF THE FAILURE OF THE AIRCRAFT TO CONFORM TO SUCH DESCRIPTIONS OR SPECIFICATIONS, NOTWITHSTANDING ANY ASSURANCES FROM Sublessor, THE DIFFICULTY OF DISCOVERING ANY DEFECT OR ITS ASSUMPTION THAT ANY NONCONFORMITY WOULD BE CURED.

18.4       No Liability Under UCC

           SUBLESSEE HEREBY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO THE REMEDIES SET FORTH IN ARTICLE 2A-508 THROUGH 2A-522 OF THE UNIFORM COMMERCIAL CODE AS CODIFIED AND INTERPRETED UNDER THE LAWS OF THE STATE OF NEW YORK.

18.5       Sublessee Acknowledgment

           SUBLESSEE AGREES THAT IT IS LEASING THE AIRCRAFT "AS IS, WHERE IS AND WITH ALL FAULTS".

18.6       Sublessee Waiver

           Sublessee hereby waives as between itself and Sublessor and agrees not to seek to establish or enforce any rights and remedies, express or implied (whether statutory or otherwise) against Sublessor, Owner Trustee, Lender or the Aircraft relating to any of the matters mentioned in Clause 18.1 through 18.7 and the leasing thereof by Sublessor to Sublessee.

18.7       Sublessee Examination of Aircraft

           DELIVERY BY SUBLESSEE TO SUBLESSOR OF THE ACCEPTANCE CERTIFICATE IS CONCLUSIVE PROOF AS BETWEEN SUBLESSOR AND SUBLESSEE THAT SUBLESSEE'S TECHNICAL EXPERTS HAD EXAMINED AND INVESTIGATED THE AIRCRAFT, ENGINES AND EACH PART THEREOF AND DETERMINED THAT (i) EACH WAS AIRWORTHY AND IN GOOD WORKING ORDER AND REPAIR AND (ii) THE AIRCRAFT, ENGINES, EACH PART THEREOF AND THE AIRCRAFT DOCUMENTS WERE WITHOUT

           DEFECT (WHETHER OR NOT DISCOVERABLE AT DELIVERY) AND IN EVERY WAY SATISFACTORY TO SUBLESSEE.

18.8       No Sublessor Liability for Losses

           Sublessee agrees that Sublessor will not be liable to Sublessee, any sub-sublessee or any person, whether in contract, tort or otherwise and however arising, for any unavailability, loss of use or service, cost, loss (consequential or otherwise), liability, damage or delay of or to or in connection with the Aircraft, any person or property whatsoever, whether on board the Aircraft or elsewhere and irrespective of whether such occurrences arise from any act or omission or the active or passive negligence of Sublessor or Owner Trustee or their agents or representatives excepting only Sublessor's or Owner Trustee or their respective agents' or representatives' gross negligence or wilful misconduct.

18.9       Exclusion

           Neither Owner Trustee, Lender, nor Sublessor shall have any obligation or liability whatsoever to Sublessee, any sub-sublessee or any other person whether arising in contract, tort or otherwise and whether arising by reference to negligence or strict liability of Sublessor, Owner Trustee or Lender or otherwise for:

           (i) any liability, loss or damage (consequential or otherwise) caused or alleged to be caused directly or indirectly by the Aircraft or any Engine or by any inadequacy thereof or deficiency or defect therein or by any other circumstance in connection therewith;

           (ii) the use, operation or performance of the Aircraft or any risks relating thereto;

           (iii)        any  interruption  of  service,   loss  of  business  or
                        anticipated profits or any other direct, indirect or consequential loss or damage; or

           (iv) the delivery, operation, servicing, maintenance, repair, improvement or replacement of the Aircraft, any Engine or any Part except as otherwise expressly provided under this Agreement.

18.10      Waiver

           Sublessee hereby waives, as between itself and Owner Trustee, Lender and Sublessor, all its rights in respect of any warranty or representation, express or implied, on the part of Owner Trustee, Lender or Sublessor and all claims against Owner Trustee, Lender or Sublessor howsoever and whenever arising at any time in respect of or out of the matters referred to in Clause 18.

18.11      No Waiver

           Nothing in this Clause 18 or elsewhere in this Agreement will be deemed to be a waiver by Sublessee of any rights it may have against the Manufacturer, the Engine Manufacturer or any other person.

18.12      Confirmation

           Sublessee confirms that the foregoing provisions of this Clause 18 and the following provisions in Clause 19 have been taken into account by both parties in negotiating the rent and other amounts payable under this Agreement.

19.        INDEMNITIES

19.1       General Indemnity

           Sublessee agrees to defend, indemnify and hold harmless on an after Tax basis each of the Indemnitees on demand from and against any and all Losses arising from events occurring during the Sublease Term:

           (i) that may at any time be suffered or incurred directly or indirectly as a result of or in connection with the possession, delivery, performance, management, ownership, registration, import, control, maintenance, condition, service, repair, Overhaul, leasing, subleasing, deregistration, export, manufacture, storage, transportation, design, testing, replacement, use, operation or redelivery of the Aircraft, any Engine or Part (either in the air or on the ground) whether or not such Losses may be attributable to any defect in the Aircraft, any Engine or any Part or to their respective design, testing or use or otherwise, and regardless of when the same arises (but excluding any injuries or claims which arise prior to Delivery) or whether it arises out of or is attributable to any act or omission, negligent (active or passive) or otherwise, of any Indemnitee (including without limitation claims for death, personal injury, property damage, other loss or harm to any person and claims relating to any Laws, including without limitation environmental control, noise and pollution laws rules or regulations);

           (ii) that may at any time be suffered or incurred as a consequence of any breach of the Transaction Documents by the Sublessee or by misrepresentation of or breach of warranty by Sublessee; and

           (iii) that may at any time be suffered or incurred as a consequence of any design, article or material in the Aircraft, any Engine or any Part or its operation or use constituting an infringement of patent, copyright, trademark, design or other proprietary right or a breach by Sublessee, or anyone acting by or through Sublessee, of any obligation of confidentiality owed to any person in respect of any of the matters referred to in this Clause 19.1 (iii).

19.2       Exception to General Indemnity

           The indemnity provided for in Clause 19.1 will not extend to any Loss in relation to a particular Indemnitee to the extent that such Loss:

           (i) arises as a direct result of the gross negligence or wilful misconduct of such Indemnitee; or

           (ii)         arises  as  a  direct  result  of  Sublessor   Taxes,  a
                        Sublessor Lien or a willful breach by Sublessor of its obligations under any of the Transaction Documents; or

           (iii)        constitutes a Tax or liability for Taxes.

19.3       Time of Payment

           Sublessee will pay an Indemnitee for Losses within ten (10) Business Days after receipt of a written demand therefor from such Indemnitee accompanied by a written statement describing in reasonable detail the basis for such indemnity.

19.4       Survival of General Indemnity

           Notwithstanding anything in this Agreement to the contrary, the provisions of Clause 19.1 shall survive the Expiry Date for two (2) years and continue in full force and effect notwithstanding any breach by Sublessor or Sublessee of the terms of this Agreement, the termination of the Sublease of the Aircraft to Sublessee under this Agreement or the repudiation by Sublessor or Sublessee of this Agreement.

19.5       Notice to Sublessee

           Sublessor shall promptly after obtaining actual knowledge thereof notify the Sublessee of any claim as to which indemnification is sought; provided that a failure to so notify will not diminish or relieve Sublessee of any obligations hereunder, unless such failure materially adversely affects Sublessee's defence of such claim and directly results in a material increase in liability of the Sublessee in respect of such claim or prevents it from materially reducing liability therefor, in which case the Sublessee shall not be required to indemnify such Indemnitee for the amount by which such liability was increased or not reduced.

20.        TAXATION

20.1       Gross-up

20.1.1 All payments by Sublessee under or in connection with this Agreement shall be made in full without any set-off or counterclaim, free and clear of and without deduction or withholding for or on account of all Taxes, except Sublessor Taxes, unless Sublessee is required by law to make any such deduction or withholding.

20.1.2 If any Taxes, except Sublessor Taxes, are required to be deducted or withheld from any amount payable hereunder, Sublessee shall pay to Sublessor by way of Supplemental Rent such additional amounts, in the same currency as such payment as may be necessary in order that the amount of the net payment received by Sublessor on the date of such payment, after deduction or withholding for all such Taxes, will be equal to the amount that Sublessor would have received if such Taxes had not been deducted or withheld.

20.1.3 If any payment is made by Sublessee under Clause 19.2 and Sublessor in good faith determines that it is entitled to receive a credit against, or relief or remission for, or repayment of, any Tax paid or payable by Sublessor in respect of or calculated with reference to the deduction or withholding giving rise to such payment, Sublessor shall, to the extent that it can do so without prejudice to the retention of the amount of such credit, relief, remission or repayment and without leaving Sublessor in any worse net after tax position than that in which it would have been had such deduction or withholding not been required to be made, promptly pay to Sublessee such amount as Sublessor shall reasonably have determined to be attributable to the relevant deduction or withholding.

20.2       Tax Indemnity

20.2.1 Sublessee shall indemnify Sublessor on demand against all Taxes (other than Sublessor Taxes) levied or imposed against or upon Headlessor, Sublessor, Sublessee or the Aircraft directly or indirectly in connection with the importation, exportation, registration, ownership, leasing, subleasing, purchase, delivery, sale, possession, use, operation, repair, maintenance, Overhaul, transportation, landing, storage, presence or redelivery of the Aircraft or any part thereof or any rent, receipts, insurance proceeds, income or other amounts arising therefrom except to the extent that such liability for such Taxes:

           (i)          arises as a result of a Sublessor Lien; or

           (ii) arises in respect of the period ending prior to Delivery and commencing immediately after the Expiry Date; or

           (iii) is directly attributable to Sublessor's gross negligence or willful misconduct; or

           (iv) relates to any deduction or withholding on any payment to be made to Sublessor that is covered by Clause 20.1; or

           (v) imposed as a direct result of the sale, transfer or assignment or other disposition of the Aircraft or this Agreement by Sublessor, other than by Sublessor to Sublessee, or by any party claiming by or through Sublessor and except (a) any sale, transfer, assignment or other disposition that is made solely as a result of the occurrence of an Event of Default or Total Loss of the Aircraft or any part thereof or interest therein and
                        (b) any Taxes imposed by the State of Registration.

20.2.2 If Sublessor becomes aware of any claim against Sublessor for any Loss that Sublessee is required to pay or indemnify against pursuant to this Clause 20.2, Sublessor shall as soon as is reasonably practicable notify Sublessee in writing of such claim. If requested in writing by Sublessee that it wishes Sublessor to contest such
           claim,  Sublessor   will  consult  with  Sublessee  with  a  view  to
           determining whether there are grounds for contesting such claim. Sublessor will consider in good faith any representation made by Sublessee in this respect. Sublessor shall not be under any obligation to bring any proceedings in respect of any such claim in any court of law or other relevant forum except that Sublessor shall bring such proceedings in the event that tax counsel reasonably acceptable to Sublessor in the relevant jurisdiction provides
           Sublessor with a legal opinion to the effect that there are legitimate grounds for contesting such claim. Any costs and expenses of any such contest shall be fully indemnified by Sublessee. Further Sublessor shall be under no obligation to take any action in respect of any claim unless it shall previously have been provided with security in an amount equal to the amount of such claim and reasonable costs and otherwise satisfactory in its absolute discretion for any such costs. Any amount payable under this Clause
           20.2 shall be paid to or on behalf of Sublessor or, if so directed by Sublessor, directly to the relevant taxing authority, promptly after receipt by Sublessee of a written demand therefor.

20.3       Value Added Taxes

           The Rent and other amounts payable by Sublessee under this Agreement are exclusive of any value added tax, turnover tax or similar tax or duty. If a value added tax or any similar tax or duty is payable in any jurisdiction in respect of any Rent or other amounts as aforesaid, Sublessee will pay all such tax or duty and indemnify Sublessor against any claims for the same and any related claims, losses or liabilities.

20.4       Taxation of Indemnity Payments

20.4.1 Notwithstanding any other provision of this Agreement, if and to the extent that any sums payable to any Indemnitee by Sublessee under this Agreement by way of indemnity are insufficient, by reason of any Taxes payable in respect of those sums, for such Indemnitee to discharge the corresponding liability to the relevant third party (including any taxation authority), or to reimburse such Indemnitee for the cost incurred by it to a third party (including any taxation authority) Sublessee shall pay to such Indemnitee such sum as will after the tax liability has been fully satisfied leave that Indemnitee with the same amount as it would have been entitled to receive in the absence of that liability.

20.4.2 If and to the extent that any sums constituting (directly or indirectly) an indemnity to an Indemnitee but paid by Sublessee to any person other than such Indemnitee are treated as taxable in the hands of such Indemnitee, Sublessee shall pay to such Indemnitee such sum as will, after the tax liability has been fully satisfied, indemnify such Indemnitee to the same extent as it would have been indemnified in the absence of such liability.

20.5       Benefit of Indemnities

           All rights expressed to be granted to each Indemnitee (other than Sublessor) under this Agreement are given to Sublessor on behalf of that Indemnitee.

20.6       Sublessor Indemnification

           Without prejudice to Clause 20.5, Sublessor shall be entitled (but not obliged) to indemnify Indemnitees (other than Sublessor) on terms equivalent to the indemnities given by Sublessee under this Agreement and the obligations of Sublessee to Sublessor shall extend to reimbursement of Sublessor of any amount properly paid by Sublessor to such other Indemnitee provided always that nothing in this Clause
           20.6 shall operate to increase the obligations or liabilities of Sublessee.

20.7       Survival of Tax Indemnities

           Notwithstanding anything in this Agreement to the contrary, the provisions of Clause 19 shall survive the Expiry Date and continue in full force and effect notwithstanding any breach by Sublessor or Sublessee of the terms of this Agreement, the termination of the Sublease of the Aircraft to Sublessee under this Agreement or the repudiation by Sublessor or Sublessee of this Agreement.

20.8       Mitigation and Co-operation

           In any case where Sublessee would be obliged to bear Taxes or make additional payment on account of Taxes pursuant to the provisions of this Agreement as a result of any change in applicable laws or regulations or practice, Sublessor shall at the written request of Sublessee, without limiting, reducing or otherwise qualifying the rights of Sublessor and the Security Interest of Lender, consult with Sublessee in good faith as to such steps which Sublessor and Sublessee can mutually accept and agree upon in order to mitigate or avoid the effects of such circumstances. In case Sublessor and Sublessee can not agree within a period of thirty (30) days after Sublessee has made a written request, Sublessor shall not have any further obligation towards Sublessee.

20.9       Furnishing Forms

           Sublessor agrees to furnish, and to procure that any other Indemnitee furnishes to Sublessee, or to such other person as Sublessee may designate, at Sublessee's sole cost and expense, such duly executed and properly completed forms as such Indemnitee may be permitted and legally able to deliver and as may be necessary or appropriate in order to claim any reduction of, or exemption from any Tax which Sublessee may be required to indemnify against hereunder, unless such Indemnitee reasonable determines that furnishing such forms may have an adverse effect on either the business, tax status, tax liability or operations of such Indemnitee.

21.        INSURANCE

21.1       Insurances

21.1.1 Sublessee shall, at its own expense, maintain in full force and effect during the Sublease Term insurances in respect of the Aircraft that, subject to this Clause 21, comply with the requirements set out in Schedule 3 (the Insurances).

21.1.2 The Insurances shall be effected through brokers of international standing and repute in the London or New York aviation insurance markets as may be approved by Sublessor, such approval not to be unreasonably withheld.

21.1.3 For the avoidance of doubt it is understood that the Insurances to be provided for by Sublessee are not Sublessor's sole remedy and protection under this Agreement as the obligations of Sublessee are in excess of the requirements of the Insurances.

21.2       Reinsurance

           Any reinsurance will be maintained with reinsurers and brokers approved by Sublessor, such approval not to be unreasonably withheld. Such reinsurance will contain each of the following terms and will in all other respects (including amount) be satisfactory to Sublessor:

           (i)          The same terms as the original insurance;

           (ii)         A cut-through and assignment clause satisfactory to Subl

           (iii) Payment will be made notwithstanding (a) any bankruptcy, insolvency, liquidation or dissolution of any of the original insurers and/or (b) that the original insurers have made no payment under the original insurance policies.

21.3       Requirements

           The current requirements as to the Insurances are as specified in this Clause 21 and in Schedule 3. Sublessor and Lender may from time to time stipulate other requirements for the Insurances so that (a) the scope and level of cover are maintained in line with best international airline practice, and (b) the interests of Sublessor, Headlessor and Lender continue to be protected. Sublessee shall procure that such changes are effected.

21.4       Insurance Covenants

           Sublessee shall:

           (i) ensure that all requirements as to insurance of the Aircraft, any Engine or any Part which may from time to time be imposed by the laws of the State of Registration or any state to, from or over which the Aircraft may be flown, in so far as they affect or concern the operation of the Aircraft, are complied with;

           (ii) comply with the terms and conditions of each policy of the Insurances and not do, consent or agree to any act or omission which:

                        (a)        invalidates or may invalidate the Insurances;
                                   or

                        (b) renders or may render void or voidable the whole or any part of any of the Insurances; or

                        (c)        brings  any  particular   insured   liability
                                   within the scope of an exclusion or exception to the Insurances;

           (iii)        not  make  any   modification   or   alteration  to  the
                        Insurances material and adverse to the interests of any of the Indemnitees;

           (iv)         be responsible for any deductible under the Insurances;

           (v) provide any other information and assistance in respect of the Insurances that Sublessor may from time to time reasonably require including, for the avoidance of doubt, lists of the underwriters and the exposures of each of those underwriters which may carry the Insurances from time to time; and

           (vi) not use or keep or permit the Aircraft or any part thereof to be used or kept for any purpose, in any manner or in any place not covered by the required policies;

           (vii) not cause or permit the Aircraft or any part thereof to be employed in any place or in any manner or for any purpose inconsistent with the terms or outside the cover provided by any required policy;

           (viii) not knowingly effect or authorise the placement of insurance covering the same subject matter as that covered by the Insurances (except on a contingent or other secondary basis); and

           (ix)         furnish to Sublessor:

                        (a) not later than seven (7) days prior to the Scheduled Delivery Date and thereafter within seven (7) days after each renewal date of each policy, a certificate or certificates signed by the insurers or the insurance broker and a letter of undertaking by the insurance broker providing evidence of insurance coverage pursuant to this Agreement;

                        (b) on request, confirmation of payment by, or at the direction of the Sublessor of each sum payable under or in connection with any required policy;

                        (c) on request, such evidence as the Sublessor may require of the Sublessee's compliance with its obligations under this Agreement; and

                        (d) any notice received from the insurers or the insurance brokers (within three (3) Business Days of receipt) relating to or in connection with any cancellation of the Insurances or any material alteration of the Insurances.

21.5       Renewal of Insurances

           Sublessee shall commence renewal procedures at least thirty (30) days prior to expiry of any of the Insurances, and provide to Sublessor:

           (i)          confirmation of completion of renewal at  least  fifteen
                        (15) days prior to each expiry date of any of the Insurances;

           (ii) certificates of insurance and a brokers' letter of undertaking in a form acceptable to Sublessor and in English, detailing the coverage and confirming the insurers' agreement to the specified insurance requirements of this Agreement within seven (7) days after each renewal date; and

           (iii)        any  other   information  as  Sublessor  may  reasonable
                        request be provided by the insurance broker at least fifteen (15) days before such expiry.

21.6       Failure to Insure

           If Sublessee fails to maintain the Insurances in compliance with this Agreement, Sublessee shall:

           (i) forthwith ground or cause to be grounded the Aircraft and shall keep or procure that the Aircraft be kept grounded until such time as all the Insurances shall again be in full force and effect; and

           (ii) immediately notify Sublessor of the non-compliance of the Insurances and provide Sublessor with full details of any steps which Sublessee is taking or proposes to take, in order to remedy such non-compliance;

           and each of the Indemnitees will be entitled but not bound, without prejudice to any other rights of Sublessor under this Agreement:

                        (a) to pay the premiums due or to effect and maintain insurances satisfactory to Sublessor and substantially the same as the Insurances required hereunder or otherwise remedy Sublessee's failure in such manner, including to effect and maintain an "owner's interest" policy, as Sublessor considers appropriate. Any sums so expended by Sublessor will become immediately due and payable by Sublessee to Sublessor together with interest thereon at the Default Rate, from the date of expenditure by Sublessor up to the date of reimbursement by Sublessee; and

                        (b) at any time while such failure is continuing to require the Aircraft to remain at any airport or to proceed to and remain at any airport designated by Sublessor until the failure is remedied to Sublessor's satisfaction.

21.7       Continuation of Insurances

           Sublessee agrees to effect and maintain at Sublessee's cost airline general third party liability insurances in the form required by this Agreement for two (2) years after the Expiry Date whether or not Sublessee or Sublessor continues to have any interest in the Aircraft, and to continue to name the parties listed in Schedule 3 - Insurance Requirements, to this Agreement as Additional Insureds for that period.

21.8       Application of Insurance Proceeds

           As between Sublessor and Sublessee:

           (i) all insurance payments received as the result of a Total Loss occurring during the Sublease Term will be paid to Sublessor or to Lender pursuant to the terms of any security given by Owner Trustee and Sublessor;

           (ii) all insurance proceeds of any damage or loss to the Aircraft, any Engine or any Part occurring during the Sublease Term not constituting a Total Loss and in excess of the Damage Notification Threshold will be paid to Sublessor and applied in payment (or to reimburse Sublessee) for repairs or replacement property, upon Sublessor being satisfied that the repairs or replacement have been effected in accordance with this Agreement; and

           (iii) notwithstanding Clauses 21.8 (i) or 21.8 (ii) above, if at the time of the payment of any such insurance proceeds a Default has occurred and is continuing, all such proceeds will be paid to or retained by Sublessor to be applied toward payment of any amounts which may be or become payable by Sublessee in such order as Sublessor sees fit or as Sublessor may elect.

21.9       Pursuit of Claims

           The parties shall co-operate in the pursuit of any claims under the Insurances. In pursuing any such claims, the parties shall take account of each others interests but, if there is any material disagreement between the parties in respect of how any such claim shall be pursued, the interests of Sublessor shall be paramount.

22.        TOTAL LOSS AND REQUISITION

22.1       Total Loss Prior to Delivery

           If a Total Loss occurs prior to Delivery, this Agreement shall immediately terminate, and except as expressly stated in this Agreement neither party will have any further obligation or liability under this Agreement, except that Sublessor will repay to Sublessee any prepaid Rent, the amount of Security Deposit, if paid, and return the Letter of Credit under this Agreement.

22.2       Total Loss After Delivery

22.2.1 If a Total Loss occurs after Delivery, Sublessee shall pay the Sublessor on or prior to the earlier of:

           (i)          thirty (30) days after the Total Loss Date; and

           (ii) the date of receipt of insurance proceeds in respect of such Total Loss,

           the aggregate of (x) the Agreed Value and (y) Rent and all other amounts accrued under this Agreement to the date of payment and (z) interest on the Agreed Value accruing on a daily basis at the Default Rate for the period, if any, from the Total Loss Date to the date of payment.

22.2.2 Subject to the rights of any insurers or other third parties, upon irrevocable payment in full to Sublessor of the Agreed Value and all other amounts which may be or become payable to Sublessor under this Agreement, Sublessor shall direct Owner Trustee to transfer to Sublessee all of Owner Trustee's and Sublessor's rights (if any) to
           (x) the Airframe or any Engines and Parts whether or not installed when the Total Loss occurred, on an as-is where-is basis and without recourse or warranty (save as to freedom from Sublessor Liens), and Sublessor shall procure the execution and delivery of such bills of sale and other instruments as Sublessee may reasonably request to evidence such transfer, free and clear of all rights of Owner Trustee and Sublessor and (y) any other rights in respect of the Aircraft or any part thereof or any further requisition or insurance proceeds in respect thereof. Sublessee shall indemnify Owner Trustee and Sublessor for all fees, expenses and Taxes incurred by Owner Trustee and Sublessor in connection with any such transfer.

22.2.3 If a Total Loss of the Aircraft or the Airframe occurs during the Sublease Term, Sublessee's obligation to pay Rent shall continue in full force and effect until the date of payment of the Agreed Value and all other amounts due under this Agreement and upon payment of the Agreed Value and all other sums due under this Agreement, the leasing of the Aircraft shall immediately terminate, but without prejudice to the continuing obligations of Sublessee (as to indemnity or otherwise) under this Agreement and Sublessor and, if not already recovered, Sublessee shall proceed diligently and co-operate fully with each other in the recovery of the Total Loss Proceeds.

22.3       Total Loss of Engines

22.3.1 Upon an Engine Total Loss of any Engine not installed on the Aircraft, or an Engine Total Loss of an Engine installed on the Airframe not involving a Total Loss of the Airframe (in either case, a Destroyed Engine), Sublessee shall give Sublessor prompt written notice thereof and Sublessee shall replace the Destroyed Engine as soon as reasonably possible by procuring that Owner Trustee acquires, at Sublessee's expense, title to another engine complying with the requirements of Clause 16.6. Such Replacement Engine shall upon acquisition by Owner Trustee be an Engine as defined herein.

22.3.2 Sublessee agrees to take such action as Sublessor may reasonably request in order that any such Replacement Engine shall be the property of Owner Trustee, and leased hereunder on the same terms as the Destroyed Engine. Sublessee's obligation to pay Rent shall continue in full force and effect, but an amount equal to the Total Loss Proceeds received by Sublessor or Lender, as the case may be, with respect to the Destroyed Engine, less any cost, expenses, Taxes or duties incurred in connection with the collection thereof, shall, subject to Sublessor's right to deduct therefrom any amounts then due and payable by Sublessee under this Agreement, be paid to Sublessee.

22.3.3 Immediately upon the effectiveness of such substitution, and without further act, title to the replaced Engine shall thereupon vest in Sublessee, in an as-is, where-is condition, free and clear of all rights and Security Interests of Owner Trustee, Lender and Sublessor and shall no longer be deemed an Engine hereunder.

22.4       Requisition

22.4.1 During any requisition for use or hire of the Aircraft, any Engine or Part that does not constitute a Total Loss:

           (i) the Rent and other amounts payable under this Agreement will not be suspended or abated either in whole or in part, and Sublessee will not be released from any of its other obligations under the Agreement (other than operational obligations with which Sublessee is unable to comply solely by virtue of the requisition);

           (ii) so long as no Default or Event of Default has occurred and is continuing, Sublessee shall be entitled to any hire paid by the requisitioning authority in respect of the Sublease Term;

           (iii) Sublessee shall, as soon as practicable after the end of any such requisition, cause the Aircraft to be put into the condition required by this Agreement.

22.4.2 If the Aircraft is under requisition for hire at the Expiry Date, the leasing of the Aircraft under this Agreement shall continue until the earlier of (x) when the Aircraft becomes a Total Loss and Sublessor receives the Agreed Value together with any other amounts then due and unpaid under this Agreement and (y) when the Aircraft is returned prior to becoming a Total Loss, and Sublessee satisfies the Return Conditions provided that:

           (i) the obligations of Sublessee including in respect of payment of Rent including Maintenance Reserves, if any, shall continue in full force and effect until the leasing ends except that during the continuation of the requisition for hire while it does not constitute a Total Loss, Sublessee shall be released from those of its obligations that it is prevented from performing as a result of the requisition of the Aircraft;

           (ii)         unless a Total Loss has  occurred  (in which case Clause
                        22.2 shall apply), Sublessee shall be obliged to redeliver the Aircraft to Sublessor in accordance with Clause 23;

           (iii) provided no Default or Event of Default is continuing, Sublessee shall be entitled to receive and retain any requisition payments made in respect of the Aircraft; and

           (iv) Sublessee shall indemnify Sublessor for any Losses which Sublessor suffers (Sublessor undertakes to use its reasonable best efforts to mitigate such Losses) as a result of Sublessee returning the Aircraft to Sublessor after the Expiry Date.

23.        REDELIVERY

23.1       Redelivery of Aircraft

           On the  Redelivery  Date,  Sublessee  shall,  unless a Total Loss has occurred, redeliver the Aircraft and the Aircraft Documents to Sublessor at Sublessee's cost and expense at the Redelivery Location. If the Aircraft has been damaged and is being repaired in a timely manner, then the term of the Sublease will be extended and Sublessee's obligations under this Agreement shall continue in full force and effect and during the course of such repair and, so long as no Default or Event of Default shall have occurred and be continuing, the Sublessor will make insurance proceeds available to accomplish such repairs as provided in Clause 22. When the repairs are completed, the Aircraft shall be redelivered to Sublessor. At the time of the redelivery of the Aircraft:

           (i) the Aircraft shall be free and clear of all Security Interests other than Sublessor Liens;

           (ii) all maintenance to the Aircraft due for performance on or before the Redelivery Date shall have been completed in accordance with this Agreement;

           (iii)        the  Aircraft  shall  be  in  compliance with the Return
                        Conditions;

           (iv) the Aircraft shall comply with such other reasonable requirements as Sublessor may request that Sublessee has had timely notice of and that Sublessor has agreed to pay for; provided, however, that if compliance with Sublessor's request is the sole cause of a delay in the return of the Aircraft beyond the Expiry Date, then Rent shall abate for the period of such delay solely attributable to Sublessee's compliance with Sublessor's request; and

           (v) any service bulletin kits which are allocated to the Aircraft at no charge by the Manufacturer and not delivered to Sublessor as at the Redelivery Date will be shipped to a location specified by Sublessor at Sublessee's cost.

23.2       Final Inspection

           Immediately prior to redelivery of the Aircraft, Sublessee shall make the Aircraft available to Sublessor for inspection (Final Inspection) at the Redelivery Location in order to verify that the condition of the Aircraft complies with the Return Conditions. The Final Inspection shall be long enough to permit Sublessor to:

           (i)          inspect the Aircraft Documents;

           (ii)         inspect the Aircraft and uninstalled Parts;

           (iii) inspect the Engines, including without limitation (i) a video boroscope inspection of (A) the low pressure and high pressure compressors and (B) turbine area and (ii) engine condition runs.

23.3       Discrepancies

           Sublessee shall repair all discrepancies discovered during the Final Inspection and demonstration flight, which exceed maintenance manual allowable limits, and shall correct all discrepancies in the Aircraft Documents. When Sublessee has complied with the provisions of this Clause 23.3, Sublessee shall redeliver the Aircraft to Sublessor at Sublessee's cost and expense at the Redelivery Location.

23.4       Non-compliance

23.4.1 To the extent that, at the time of Final Inspection, the condition of the Aircraft does not comply with this Agreement (except Clause 23.1
           (iv)), Sublessee shall at Sublessor's option:

           (i) immediately rectify the non-compliance and to the extent the non-compliance extends beyond the Redelivery Date, the Sublease Term will be automatically extended until the non-compliance has been rectified and Sublessee shall be required to pay Rent to Sublessor during that period at the rate equal to two (2) times the daily Basic Rent (Basic Rent per month divided by thirty (30)) per day payable monthly or, if earlier, on the date on which the non-compliance is rectified and the return of the Aircraft is accepted by Sublessor; or

           (ii) redeliver the Aircraft to Sublessor and indemnify Sublessor, and provide cash to Sublessor in an amount reasonably satisfactory to Sublessor as security for that indemnity, against the cost of putting the Aircraft into the condition required by this Agreement.

23.4.2 Sublessor's option in Clause 23.4 is not available to Sublessor provided that (i) Sublessee has notified Sublessor of its intent to rectify the non-compliance prior to the Redelivery Date and (ii) Sublessee will in the reasonable opinion of Sublessor be able to rectify such non-compliance on or before Redelivery Date.

23.4.3 For the avoidance of doubt, Sublessor shall not be entitled to exercise its option under Clause 23.4.1 and Sublessee shall suffer no loss or penalty to the extent that the Aircraft does not, on Final Inspection, comply with Clause 23.1 (iv) but is otherwise in compliance with the Return Conditions.

23.5       Acknowledgment

           Provided Sublessee has complied with its obligations under this Agreement, following redelivery of the Aircraft by Sublessee to Sublessor at the Redelivery Location, the parties shall execute an acknowledgment confirming that Sublessee has redelivered the Aircraft to Sublessor in accordance with this Agreement substantially in the form of Schedule 13.

23.6       Storage

           Notwithstanding the performance in full by Sublessee of all its obligations under this Clause 23, Sublessor may require Sublessee to continue to lease the Aircraft from Sublessor for a period of up to thirty (30) days from the Expiry Date. During this period, Sublessee will have no obligations under this Agreement except to park and store the Aircraft in accordance with Manufacturer's recommended short term storage program at one of Sublessee's storage facilities and to continue Insurances in respect of the Aircraft at Sublessee's cost. Such parking and storage is being made at the risk of Sublessor and Sublessee shall have no liability for Losses beyond those covered by the Insurances except for any Losses arising out of Sublessee's gross negligence or willful misconduct arising during such period. Sublessee also agrees during this period to ferry/fly the Aircraft to such location as Sublessor may require. Sublessee will not otherwise utilise the Aircraft during this period. Any out of pocket costs or expenses incurred by Sublessee during this period with respect to the Aircraft for storage, insurance or such ferry/flight shall be reimbursed by Sublessor to Sublessee promptly after demand and upon receipt by Sublessor of an invoice and documentation, reasonably satisfactory to Sublessor, of such costs and expenses.

24.        EVENTS OF DEFAULT

24.1       Notice

           Sublessee will promptly notify Sublessor if Sublessee becomes aware of the occurrence of any Default.

24.2       Events

           Each of the following events will constitute an Event of Default and a material breach of this Agreement:

           (i) Non-payment: Sublessee fails to pay any amount payable by it under the Transaction Documents or the Other Agreements in the currency in which such sum fell due in respect of payments of Rent or Maintenance Reserves, if any, within three (3) Business Days of the due date for payment thereof and, in respect of any other payments, within five (5) Business Days of the date of receipt of written notice for payment thereof;

           (ii) Insurance: Insurance cover on or with respect to the Aircraft for the benefit of Sublessor (and any additional insured) is not maintained in accordance with the provisions of this Agreement or the Aircraft is operated outside the scope of such insurance coverage; or

           (iii) Delivery: Sublessee fails to take Delivery of the Aircraft when obligated to do so under the terms of this Agreement; or

           (iv) Redelivery: Sublessee fails to return the Aircraft to Sublessor on the Redelivery Date in accordance with Clause 23; or

           (v) Breach: Sublessee defaults in the due performance and observance of any other obligations contained in the Transaction Documents and such default is not remedied within fourteen (14) days of becoming aware of such default; or

           (vi) Representation: Any representation, warranty or statement made or deemed to be made by Sublessee in the Transaction Documents or in any certificate, statement or opinion delivered by it hereunder or in connection herewith is incorrect, inaccurate or misleading in any material respect when made or deemed to be made or if the effects or consequences of the incorrect, inaccurate or misleading representation, warranty or statement are capable of cure and Sublessee fails to cure such effects or consequences within twenty (20) days after becoming aware of such default; or

           (vii) Approvals: Any governmental or other consent, license or authorization required by law for the validity or legality of the Transaction Documents or the performance hereof or thereof (other than any such which may be required to be obtained by Sublessor) is withdrawn or ceases, for any reason, to be in full force and effect or is not renewed or obtained when required and such withdrawal, cessation, non-renewal or non-obtaining in the opinion of Sublessor may prejudice the rights of Sublessor under this Agreement or in the reasonable opinion of Sublessor may have a material adverse effect on Sublessee's obligation to perform its obligations under this Agreement; or

           (viii)       Registration:

                        (a) the Registration of the Aircraft is canceled other than as a result of an act or omission of Sublessor or another Indemnitee including Owner Trustee or an affiliate of the Owner Trustee and Sublessor;

                        (b) Sublessee ceases to be a certified US Air Carrier authorised to transport passengers in common carriage in accordance with the requirements of the Federal Aviation Act of 1958, as amended, and the rules, regulations and standards prescribed thereunder; or

           (ix) Possession: Sublessee abandons the Aircraft or the Engines, or Sublessee or any Permitted Air Carrier no longer has unencumbered control (other than Permitted Liens) or possession of the Aircraft or Engines, except as otherwise permitted by this Agreement; or

           (x) Discontinuation: Sublessee threatens to or temporarily or permanently discontinues business or sells or otherwise disposes of all or substantially all of its assets; or

           (xi) Adverse Change: A material adverse change occurs in the financial condition of Sublessee which in the reasonable opinion of Sublessor may have a material negative impact on Sublessee's ability to perform its obligations hereunder; or

           (xii) Cross Default: Any Financial Indebtedness of Sublessee (in an aggregate amount in excess of US$1,000,000 or its equivalent in other currencies) becomes due and payable, or may be declared due and payable, prior to its stated maturity by reason of default by Sublessee (having regard to any applicable grace period) or any such Financial Indebtedness is not paid on the due date for payment thereof (as extended by any applicable grace period); or

           (xiii) Insolvency: Sublessee is declared bankrupt or becomes insolvent or is unable to pay its debts as and when the same fall due or declares a moratorium on the payment of its indebtedness or makes an assignment for the benefit of creditors generally or is subject to bankruptcy, liquidation, debt negotiations or any analogous proceedings; or

           (xiv) Proceedings: Any proceedings, resolutions, filings or other steps are instituted or threatened with respect to the Sublessee or a substantial part of Sublessee's property relating to the bankruptcy, liquidation, reorganisation or protection from creditors of Sublessee. If instituted by Sublessee or done by the Sublessee, the same will be an immediate Event of Default. If instituted by another person, the same will be an Event of Default if not dismissed, remedied or relinquished within twenty (20) days; or

           (xv) Judgements: Any order, judgement or decree is entered by any court of competent jurisdiction appointing a receiver, trustee or liquidator of Sublessee or a substantial part of its property or if a substantial part of its property is to be sequestered. If instituted by Sublessee or done by the Sublessee, the same will be an immediate Event of Default. If instituted by another person, the same will be an Event of Default if not dismissed, remedied or relinquished within twenty (20) days; or

           (xvi) Air Navigation Charges: Any competent authority has unpaid Air Navigation Charges due from Sublessee (unless such charges are being contested in good faith and by appropriate proceedings and such proceedings do not involve any danger of the detention, interference with the use or operation, sale, forfeiture or loss of the Aircraft) and such charges remain outstanding of a period of ten (10) days from the due date thereof; provided that such ten (10) day grace period will not apply if there is a danger of detention, interference with the use or operation, sale, forfeiture or loss of the Aircraft; or

           (xvii) Airport Charges: Any airport has unpaid Airport Charges due from Sublessee (unless such charges are being contested in good faith and by appropriate proceedings and such proceedings do not involve any danger of the detention, interference with the use or operation, sale, forfeiture or loss of the Aircraft) and such charges remain outstanding for a period of ten (10) days from the due date thereof; provided that such ten (10) day grace period will not apply if there is a danger of detention, interference with the use or operation, sale, forfeiture or loss of the Aircraft;

           (xviii) Other Default: An Event of Default is continuing unremedied under any Other Agreement between Sublessee and Sublessor or another Sublessor or sub-sublessor that either (i) shares the same general partner or controlling shareholder with Sublessor or (ii) whose beneficiary shares the same general partner or controlling shareholder with Sublessor; or

           (xix) Sub-sublessee: Any approved sub-sublessee acts so as to prevent present or future performance by Sublessee of its obligations under this Agreement.

24.3       Sublessor's Rights

24.3.1 Upon the occurrence of any Event of Default, all rights of Sublessee under this Agreement and with respect to the Aircraft will immediately cease and terminate, but without prejudice to the continuing obligations of Sublessee under this Agreement. Without prejudice and in all cases in addition to any other rights of Sublessor under this Agreement or under applicable law, Sublessor may upon the occurrence of any Event of Default exercise all or any of the following rights at its option:

           (i) require that Sublessee immediately move the Aircraft to a location specified by Sublessor;

           (ii) for Sublessee's account do anything that may reasonably be required to cure any default and recover from Sublessee all reasonable costs, including reasonable legal fees and expenses incurred in doing so and interest thereon at the Default Rate; or

           (iii) proceed by appropriate court action or actions to enforce performance of this Agreement or to recover damages for the breach of this Agreement; or

           (iv) enter upon the premises where the Airframe or any or all Engines or any or all Parts are located or believed to be located and take immediate possession of and remove such Airframe, Engine or Parts without the necessity for first instituting proceedings, or by summary proceedings or otherwise, and Sublessee shall comply therewith, all without liability to Sublessor for or by reason of such entry or taking possession, whether for the restoration or damage to property caused by such taking or otherwise;

           (v) apply all or any portion of the Security Deposit, the Letter of Credit and any other security deposit held by Sublessor pursuant to any Other Agreements to any amounts due.

24.3.2 Whether or not Sublessor shall have exercised, or shall thereafter any time exercise, any of its rights under Clause 24.3.1 (i) or (iv) above with respect to all or any part of the Aircraft, Sublessor may, by written notice to Sublessee specifying a payment date not earlier than ten (10) days from the date of such notice, demand that Sublessee pay to Sublessor, and Sublessee shall pay Sublessor, on the payment date specified in such notice as liquidated damages and not as a penalty (in lieu of the installments of Rent due for periods commencing on or after the payment date in such notice), any unpaid installments of Rent due for periods prior to the payment date specified in such notice plus the present value of the remaining installments of Rent during the Sublease Term, using in each case a discount rate of the amount of interest then paid on U.S. Treasury Bills of similar maturity. In addition, Sublessee shall be liable for the amounts set forth in 24.4 (ii ) and (iii).

24.3.3 If an Event of Default occurs, Sublessor may sell or re-lease or otherwise deal with the Aircraft at such time and in such manner as Sublessor considers appropriate in a commercially reasonable manner, free and clear of any interest of Sublessee as if this Agreement had never been entered into and as if Sublessee had never made any payments hereunder. While an Event of Default is continuing,
           Sublessee will not operate the Aircraft without the consent of Sublessor.

24.3.4 If an Event of Default has occurred and is continuing, Sublessor may take all steps necessary to de-register the Aircraft in and export the Aircraft from the State of Registration.

24.4       Default Payments

           Sublessee shall be liable for:

           (i) any and all unpaid Rent due hereunder before or after any termination hereof;

           (ii) any and all unpaid Supplemental Rent due hereunder before or after any termination hereof;

           (iii) all costs and expenses (including attorney's fees and disbursements) incurred by Sublessor in connection with or as a result of any Event of Default or exercise of remedies hereunder, including, but not limited to, (i) all costs and expenses incurred in connection with recovering possession of the Aircraft and in carrying out any works or modifications required to place the Aircraft in the condition specified in Clause 23.1 and remarketing the Aircraft, (ii) interest at the Default Rate on any amount not paid when due under this Agreement and (iii) an amount sufficient to fully compensate Sublessor for any loss of or damage to Sublessor's residual interest in the Aircraft.

All costs and expenses referred to in the preceding sentence shall be payable by Sublessee upon demand by Sublessor unless otherwise specified in this Agreement. All such obligations shall survive any termination of this Agreement or the leasing of the Aircraft or any portion thereof hereunder.

24.5       Cumulative Rights

           Except as otherwise expressly provided above, no remedy referred to in this Clause 24 is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Sublessor at law or in equity. The exercise or beginning of exercise by Sublessor of any one or more of such remedies shall not preclude the simultaneous or later exercise by Sublessor of any or all such other remedies. No express or implied waiver by Sublessor of any Event of Default hereunder shall in any way be, or be construed to be, a waiver of any future or subsequent Event of Default.

25.        ASSIGNMENT AND TRANSFER

25.1       By Sublessee

           No assignment, novation, transfer or Security Interest may be made by Sublessee in any of its rights with respect to the Aircraft, Engine, Parts, this Agreement or the other Transaction Documents (other than Permitted Liens).

25.2       By Sublessor

           Subject to Sublessee's rights pursuant to this Agreement, Sublessor may at any time and without Sublessee's consent sell, assign or transfer its rights and interest hereunder and under the other Transaction Documents to a third party, (Sublessor's Assignee). Sublessor will in good faith co-operate with Sublessee to ensure minimum practical disturbance or cost in connection with such assignment or transfer of rights and interest hereunder. Sublessee agrees to co-operate in good faith with Sublessor in such sale, assignment or transfer and provide Sublessor and Sublessor's Assignee with such reasonable assistance as Sublessor may require, including but not limited to assisting in any of Sublessor's and Sublessor's Assignee's efforts to minimise or eliminate any Taxes related to such assignment or transfer. For a period of two (2) years after any such sale or assignment and at Sublessee's cost, Sublessee will continue to name Owner Trustee, Sublessor, Lender and any Maintenance Facilities or parts or equipment vendors identified by Sublessor as additional insureds in accordance with the insurance requirements set out in Clause 21.

25.3       Assignment to Lender

           Subject to Sublessee's rights under this Agreement, Owner Trustee and Sublessor may at any time grant Security Interests over the Aircraft and the benefit of this Agreement, the other Transaction Documents and any other agreement related to the Aircraft to any lender as security for Owner Trustee's obligations to such lender. Owner Trustee's rights to grant any such Security Interests shall be subject only to receipt by Sublessee of an acknowledgment from or on behalf of Lender relating to quiet enjoyment by Sublessee of the Aircraft as referred to in Clause 25.4.2.

25.4       Sublessee Co-operation

25.4.1 On request by Sublessor, Sublessor's Assignee, Owner Trustee or Lender, Sublessee will, at Sublessee's sole expense, promptly execute all such documents as Sublessor, Sublessor's Assignee, Owner Trustee or Lender may reasonably require (including such estoppel certificate as referred to in Clause 12.4 to confirm Sublessee's obligations under this Agreement and the other Transaction Documents), to obtain Sublessee's confirmation that no Default is outstanding and for the purpose of perfecting and ensuring and maintaining the perfection of any Security Interest granted by Owner Trustee and Sublessor over the Aircraft, this Agreement, the other Transaction Documents or any other agreement related to the Aircraft. Sublessee will promptly provide all other reasonable assistance and co-operation at Sublessor's expense to Sublessor, Sublessor's Assignee, Owner Trustee or Lender in connection with any of the matters referred to in this Clause 25 or the perfection and maintenance of any related Security Interest, the making of any necessary changes to the Insurances, the making of any necessary filings and registrations in the State of Incorporation or the State of Registration or the provision of any appropriate counsel's opinions in relation to Sublessee's obligations.

25.4.2 Sublessor will obtain for the benefit of Sublessee an acknowledgement from Sublessor's Assignee or Lender that, so long as no Default has occurred and is continuing hereunder, such person will not interfere with Sublessee's quiet, peaceful use and enjoyment of the Aircraft, substantially in the form of Schedule 11 or such other form as Sublessor's Assignee or Lender may reasonably require.

25.5       Sublessor Includes Sublessor's Assignee and Lender

           Wherever the term "Sublessor" is used in this Agreement in relation to any of the provisions relating to registration, title, disclaimer, indemnity and insurance respectively, the term "Sublessor" will be deemed to include Sublessor's Assignee and Lender.

26.        MISCELLANEOUS PROVISIONS

26.1       Rights Cumulative, Waivers

           The rights of Sublessor under this Agreement are cumulative, may be exercised as often as Sublessor considers appropriate and are in addition to Sublessor's rights under the general law. The rights of Sublessor against Sublessee or in relation to the Aircraft, whether arising under this Agreement or the general law, shall not be capable of being waived or varied otherwise than by an express waiver or variation in writing; and in particular any failure to exercise or any delay in exercising any of such rights shall not operate as a waiver or variation of that or any other such right; any defective or partial exercise of any of such rights shall not preclude any other or further exercise of that or any other such right; and no act or course of conduct or negotiation on Sublessor's part or on its behalf shall in any way preclude it from exercising any such right or constitute a suspension or any variation of any such right.

26.2       Delegation

           Sublessor may delegate to any person or persons all or any of its rights, powers or discretions vested in it by this Agreement, and any such delegation may be made upon such terms and conditions and subject to such regulations (including power to sub-delegate) as Sublessor in its absolute discretion thinks fit.

26.3       Expenses

           So long as the Aircraft is tendered for Delivery to Sublessee pursuant to this Agreement, Sublessee shall pay to Sublessor on demand:

           (i) all reasonable expenses including legal, professional, and out-of-pocket expenses incurred or payable by Sublessor in connection with any amendment to or
                        extension  of  or  other   documentation   requested  by
                        Sublessee in connection with, or the granting of any waiver or consent under this Agreement or the monitoring of compliance by Sublessee with this Agreement, but in the case of such monitoring of compliance, only if upon such monitoring Sublessee is found to be in Default under this Agreement; and

           (ii) all expenses including legal, survey and other costs payable or incurred by Sublessor following a Default in connection with the enforcement of or preservation of any of Sublessor's rights under this Agreement, or in respect of the repossession of the Aircraft.

           All expenses payable pursuant to this Clause 26.3 shall be paid in the currency in which they are incurred by Sublessor.

26.4       Time of Essence

           The time stipulated in this Agreement for all payments by Sublessee to Sublessor and for the prompt performance of Sublessee's other obligations under this Agreement will be of the essence for this Agreement.

26.5       Entire Agreement

           The Transaction Documents are the sole and entire agreements between Sublessor and Sublessee in relation to the leasing of the Aircraft, and supersede all previous agreements in relation to that leasing.

26.6       Further Assurances

           The parties shall take such action as Sublessor and Sublessee reasonably consider to be in furtherance of the commercial intent of the parties under the Transaction Documents including, without limitation, such action as may be required properly to transfer title to engines and parts as contemplated in this Agreement in compliance with the laws of the lex situs of the relevant engine or part at the relevant time.

26.7       Language

           All notices to be given under this Agreement will be in English. All documents delivered to Sublessor pursuant to this Agreement will be in English or, if not in English, will be accompanied by a certified English translation. If there is any inconsistency between the English version of this Agreement and any version in any other language, the English version will prevail.

26.8       Variation

           The provisions of this Agreement shall not be varied or amended otherwise than by an instrument in writing executed by or on behalf of Sublessor and Sublessee.

26.9       Invalidity of any Provision

           If any provision of this Agreement becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

26.10      Survival

           All indemnities and other obligations of Sublessee which arise or are attributable to circumstances occurring during the Sublease Term shall survive, and remain in full force and effect, notwithstanding the expiration or other termination of this Agreement or the leasing of the Aircraft hereunder.

26.11      Reimbursement

           If Sublessee defaults in the performance of any of its obligations under this Agreement that can be rectified by the spending of money, Sublessor shall be entitled (but not obliged) to expend money to rectify such matter and Sublessee shall reimburse Sublessor on demand the money so expended. Any expenditure by Sublessor pursuant to this Clause 26.11 shall not prejudice the rights of Sublessor in respect of any Default or Event of Default.

26.12      Press Releases

           The parties will give copies to one another, in advance if possible, of all news, articles and other releases provided to the public media regarding this Agreement or the Aircraft.

26.13      Power of Attorney

           Sublessee hereby irrevocably appoints Sublessor as its attorney for the purpose of putting into effect the intent of this Agreement following an Event of Default, including without limitation, the return, repossession, deregistration and exportation of the Aircraft. To evidence this appointment, Sublessee has executed the power of attorney in the form of Schedule 8. Sublessee will take all steps required under the laws of the State of Registration to provide such power of attorney to Sublessor.

26.14      Usury Laws

           Notwithstanding anything to the contrary in the Transaction Documents, Sublessee will not be obligated to pay Default Interest or other interest in excess of the maximum non-usurious interest rate, as in effect from time to time, which may by applicable law be charged, contracted for, reserved, received or collected by Sublessor in connection with the Transaction Documents. During any period of time in which the then applicable highest lawful rate is lower than the Default Interest rate, Default Interest will accrue and be payable at such highest lawful rate; however, if at later times such highest lawful rate is greater than the Default Interest rate, then Sublessee will pay Default Interest at the highest lawful rate until the Default Interest which is paid by Sublessee equals the amount of interest which would have been payable in accordance with the interest rate set forth in Schedule 2.

26.15      Confidentiality

           The Transaction Documents and all non-public information obtained by either party about the other are confidential and are between Sublessor and Sublessee only and the commercial terms and other material provisions of this Agreement will not be disclosed by a party to third parties (other than to such party's auditors, lenders and legal advisors) without the prior written consent of the other party except in connection with enforcement of rights hereunder. If disclosure is required as a result of applicable law, Sublessee and Sublessor will co-operate with one another to obtain confidential treatment as to the commercial terms and other material provisions of this Agreement; provided, however, if they are unable to obtain such confidential treatment and disclosure is required by applicable law, then such disclosure may be made in accordance with such law.

26.16      Counterparts

           This Agreement may be executed in any number of identical counterparts, each of which will be deemed to be an original, and all of which together will be deemed to be one and the same instrument when each party has signed and delivered one such counterpart to the other party. Delivery of an executed counterpart of this Agreement by facsimile will be deemed effective as delivery of an originally executed counterpart. Any party delivering an executed counterpart of this Agreement by facsimile will also deliver an originally executed counterpart; provided, however, the failure of any party to deliver an originally executed counterpart of this Agreement will not affect the validity or effectiveness of this Agreement.

26.17      Bankruptcy

           It is the intention of the parties that the Sublessor shall be entitled to the benefits of 11 U.S.C. 1110 with respect to the right to repossess the Airframe, Engines and Parts as provided herein, and in any circumstances where more than one construction of the terms and conditions of this Agreement is possible, a construction which would preserve such benefits shall control over any construction which would not preserve such benefits or would render them doubtful. To the extent consistent with the provisions of 11 U.S.C. 1110 or any analogous section of the Federal bankruptcy laws, as amended from time to time, it is hereby expressly agreed and provided that, notwithstanding any other provisions of the Federal bankruptcy laws, as amended from time to time , any right of the Sublessor to take possession of the Aircraft in compliance with the provisions of this Agreement shall not be affected by the provisions of 11 U.S.C. 362 or 363, as amended from time to time, or any analogous provisions of any superseding statute or any power of the bankruptcy court to enjoin such taking of possession. This Agreement is a true lease and not one intended as security.

27.        NOTICES

           Any notice or other communication under or in connection with this Agreement shall be in writing and shall be delivered personally, by reputable overnight courier or express service or by post or facsimile transmission to the respective addresses or facsimile numbers given below or such other address or facsimile number as the recipient may have notified to the sender in writing. Proof of posting or despatch shall be deemed to be proof of receipt. Notice shall be deemed received:

           (i) in the case of a letter, on the fifth Business Day after posting; and

           (ii)         in  the  case  of  a  facsimile,  on  the  Business  Day
                        immediately   following   the   date   of   despatch  or
                        transmission.

           In the case of a notice sent by expedited delivery, notice will be deemed received on the date of delivery set forth in the records of the person which accomplished the delivery. If any notice is sent by more than one of the above listed methods, notice will be deemed received on the earliest possible date in accordance with the above provisions. Notices will be addressed as follows:

           Sublessor:              KOMMANDITBOLAGET FLYGPLANET XIV
           Address:                Sodra Forstadsgatan 4
                                   SE-211 43 Malmo, Sweden
           Attention:              Legal Department
           Facsimile:              +46 40 302350

           Sublessee:              FRONTIER AIRLINES, INC.
           Address:                12015 E. 46th Avenue
                                   Denver, Colorado 80239-3116
                                   U.S.A.
           Attention:              General Counsel
           Facsimile:              (303) 371 9669

28.        GOVERNING LAW AND JURISDICTION

28.1       New York Law

           This Agreement will in all respects be governed by and construed in accordance with the laws of the State of New York including all matters of construction, validity and performance but excluding section 7-101 of the General Obligations Law (notwithstanding the conflict laws of the State of New York).

28.2       Non-exclusive Jurisdiction in New York

           Each of Sublessor and Sublessee (a) irrevocably submit to the non-exclusive jurisdiction of the Commercial Part of the Supreme Court of the State of New York, sitting in the County of New York, or for matters not within the jurisdiction of such court, in any state or federal court sitting in New York County for the purposes of any suit, action, or other proceeding arising out of this Agreement or the Transaction Documents or the subject matter hereof or thereof or the transactions contemplated hereby or thereby brought by the other party or its successor or assign and (b) to the extent permitted by applicable law, irrevocably waives and agrees not to assert by way of motion, as defence or otherwise any claim that it is not personally subject to the jurisdiction of the above named courts; that the suit, action or proceeding is brought in an inconvenient forum, that venue is improper or that this Agreement or the other Transaction Documents or the subject matter hereof or thereof may not be enforced in or by such court. Nothing herein contained shall prevent either party from bringing suit in any other court of competent jurisdiction.

28.3       Service of Process

           With respect to actions, suits and proceedings brought in the courts named in Clause 28.2. each of Sublessor and Sublessee hereby waives personal service of process and agrees that service of process may be made upon certified or registered mail, return receipt requested, at the address specified in Clause 27 and that such service shall be deemed completed on the fifth business day after service is deposited in the mail.

           Nothing herein shall affect the right to service process in any other manner provided by applicable law or accordance with the Hague Convention if applicable.

28.4       Prevailing Party in Dispute

           If any legal action or other proceeding is brought in connection with or arises out of any provisions in this Sublease, the prevailing party will be entitled to recover reasonable attorneys' fees and other reasonable costs incurred in such action or proceedings. The prevailing party will also, to the extent permissible by law, be entitled to receive pre- and post-judgment Default Interest.

28.5       Waiver

           Sublessee and Sublessor hereby waive the right to a trial by jury. Sublessee hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or related to this Agreement brought in any of the Courts referred to in Clause 28.2, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such Court has been brought in an inconvenient forum.

SIGNATURE PAGE


IN WITNESS whereof the parties hereto have executed this Agreement as of the day and year first above written.

SIGNED on behalf of KOMMANDITBOLAGET FLYGPLANET XIV


By:        ___________________________

Name:      ___________________________

Title:     ___________________________


SIGNED on behalf of FRONTIER AIRLINES, INC.


By:        ___________________________

Name:      ___________________________

Title:     ___________________________


Receipt of the "original" counterpart of this Agreement is hereby acknowledged.

SCHEDULE 1

                             AIRCRAFT SPECIFICATION

Model                          Boeing 737-2Y5
Serial Number                  23039
Registration Mark              N921WA
Line Number                    954
Effectivity                    PL622
Date of Manufacture            March, 1983
Engines                        Pratt & Whitney JT8D-15A with Nordam LGW Hushkits
APU                            Garrett GTCP85-129
Present Operator               Frontier Airlines

WEIGHTS                             Kgs                  Lbs.

Max Taxi Weight                    56,700               125,000
Max Take Off Weight                56,470               124,500
Max Landing Weight                 48,535               107,000
Max Zero Fuel Weight               43,090                95,000
Basic Empty Weight                 27,900                61,510
Max Fuel capacity                  15,213 Kgs.            5,160 US Gallons

INTERIOR CONFIGURATION

Seating                        122Y                        Weber
Galleys                        5                           Henshall
                               2 Front (G1 and G2)
                               3 Rear (G3, G4 and G6)
Lavatories                     2                           Weber
                               1 Forward left, 1 Rear left

AIRFRAME

Total Hours                    53,739.8
Total Cycles                   25,135
C-Check                        last performed July 1999
7C Check                       last performed December,
                               1997--51,163 hrs./22,794 cycles
Structural inspection
March 1996 at                  46,279 hours

                          AIRFRAME MAINTENANCE PROGRAM


CHECK                              SCHEDULE

A Check                        125 flight hours
B Check                        3,600 hours or 18 months
7C                             25,200 hours
Structural                     20,000 hours

ENGINES   (As of July 16, 1999)

Serial Number                  702966                      702886
Total Hours                    31,837                      31,455
Total Cycles                   21,877                      25,988
Next Limiter                   3,596 cycles                4,280 cycles
Last Shop Visit                April 96                    May 99

LANDING GEAR  (As of June 10, 1999)

Right/Left Main                TSO 10,826 hours
Nose                           TSO 10,826 hours
Overhaul limits (TBO)          20,000 hours

APU (As of June 10, 1999)

Serial Number                  P34557
Total Hours                    See Acceptance Certificate
Time since HSI                 See Acceptance Certificate
Cycles since OH                See Acceptance Certificate

                NAVIGATIONAL, COMMUNICATION, ELECTRONIC SYSTEMS,
                           FURNISHING & EQUIPMENT LIST

DESCRIPTION                  MANUFACTURER             MODEL OR
                                                     PART NUMBER

Autopilot                      Sperry                   SP77
Flight Director                Collins                  FD-110
Steering Computer              Collins                  562A-5F5
WX-Radar                       Honeywell                Primus 90
VHF Communicator               Collins                  618M-3
HF Communicator                Collins                  628T
Selcal decoder                 Motorola                 N1401A
Passenger Address              Collins                  346D-2B
ADF                            Collins                  51-Y7
CADC                           Honeywell                HG480B13
VOR/ILS                        Collins                  51RC-4B
Marker                         Collins                  51Z-4
Omega                          Litton                   LTN-211
DME                            Collins                  860E-5
ATC                            Collins                  621A-6
GPWS                           Sundstrand               965-0476-088
Altitude Alert                 Honeywell                JG1052AC01
Compass                        Sperry                   DG-206A
Performance Data               Lear Siegler             10-61962-55-01
CVR                            Fairchild                15630-601
Digital Flight Data Recorder   Sundstrand               980-4100-GQUS
TCAS Computer                  Allied Signal            066-50000-8102
Transponder                    Allied Signal TPA-81A    066-01127-1301
Windshear Computer             Allied Signal MK VII     965-0876-030/001

Annexure 1


                             AIRCRAFT DOCUMENTATION

Note: This Annexure 1 is to be used for reference purposes only. The Aircraft Documents will be more closely identified in Annexure 1 to the Acceptance Certificate.

A.         Certificates

-          Certificate of Airworthiness
-          Certificate of Registration

B.         Aircraft Status Records

-          Technical Log Book
-          Airframe Maintenance Status Report
-          Manufacturer's Service Bulletin Status Report
-          Airworthiness Directive Compliance Report (terminated and repetitive)
-          Local Modification Status Report List with Substantiating Data
-          Last Weighing Report
-          Repair Data Structural Repairs

C.         Aircraft Maintenance Records

-          Test Flight Reports
- Last Boeing "C" check and maintenance check Work Cards for each "C" check multiple (or segment)

D.         Aircraft History Records

-          Aircraft Structural Repair History (if applicable)
-          Service Difficulty Report (if applicable)
-          Accident or Incident Report (if applicable)

E.         Engine Records (for each engine)

-          Log Books
-          Last overhaul and repair documents for each module
-          Airworthiness Directive Compliance Report (terminated and repetitive)

-          Manufacturer's Service Bulletin Status Report
-          Engine Disk Sheet
-          Engine Data Submittal Sheet
-          Condition Monitoring Status Report

F.         APU Records

-          Log Book
-          Last overhaul and repair documents
-          Manufacturer's Service Bulletin Status Report

G.         Component Records (including components installed engines and APU)

- Time Controlled Component Status Report with remaining hours and cycles (if applicable)
- Serviceability tags or back-up documentation, as available, for components replaced since delivery from Boeing, provided to Frontier at Delivery.

H.         Manuals

-          Airplane Flight Manual
-          Quick Reference Handbook
-          Aircraft Operating Manual
-          Weight and Balance Manual Supplement
-          Wiring Diagram Manual (microfilm)
-          Illustrated Parts Catalog (microfilm)
-          Aircraft Maintenance Manual (microfilm)
-          Pratt & Whitney Illustrated Parts Catalog
-          Vendor Manual Seats
-          Vendor Manual Galleys
-          Vendor Manual Ovens
-          Vendor Manual Coffee makers
-          Nordam Maintenance Manuel Supplements

I.         Miscellaneous Technical Documents

-          Maintenance Program Specifications/Requirements
-          Interior Configuration Drawings
-          Loose Equipment Inventory List
-          Delivery documentation ex Boeing
-          Export Certificate of Airworthiness
-          Aircraft Readiness Log
-          Rigging Record Brochure
-          Miscellaneous Delivery Record Brochure
-          Fuel Measuring Stick Calibration Brochure
-          FAA Airworthiness Directive Compliance Record

SCHEDULE 2


                             CERTAIN BUSINESS TERMS


1.         Agreed Value

           Agreed Value means US$ (*)

2.         Basic Rent

           The Basic Rent payable on each Rent Date during the Sublease Term shall be US$ (*).

3.         Damage Notification Threshold

           Damage Notification Threshold means US$ (*).

4.         Engine Agreed Value

           Engine Agreed Value means for each engine US$ (*).

5.         Lease Expiry Date

           Means the date falling 51 months from the Delivery Date subject to the Early Termination Option.

6.         Sublease Term

           Means the period commencing on the Delivery Date and ending on the Sublease Expiry Date;

7.         Letter of Credit

           The Sublessee shall provide the Sublessor with an additional Security Deposit initially in the form of cash but to be replaced with an irrevocable, assignable standby letter of credit in the amount of US$ (*) issued within 30 days from the date of this Agreement by a major US Bank in a form and substance acceptable by Sublessor. Upon substitution of the Letter of Credit for the cash deposit, Sublessor will return the cash deposit to Sublessee. The Letter of Credit will serve as security for the performance by Sublessee of its obligations under the Transaction Documents and the Other Agreement.

8.         Maintenance Reserves

           Sublessee   shall  during  the  Sublease   Term  pay  the   following
Maintenance Reserves to Sublessor:

           (i)          Airframe Maintenance Reserve

                        US$ (*) for each Flight Hour that the Airframe is operated

           (ii)         Engine Maintenance Reserve, Refurbishment and LLP's

                        US$ (*)for each Flight Hour that each Engine is operated

           (iii)        Landing Gear Maintenance Reserve

                        US$(*)for each Flight Hour that the Aircraft is operated

           (iv)         APU Maintenance Reserve

                        US$ (*) for each Flight Hour that the APU is operated.

           The amounts payable by Sublessee to the Maintenance Reserves as set out herein shall be subject to annual escalation of (*)% on each anniversary date of the first day of the Sublease Term and are also subject to upward or downward adjustment where the hour to cycle ratio changes from that assumed.

9.         Minimum Liability Coverage

           Minimum Liability Coverage means US$ (*) on each occurrence.

10.        Scheduled Delivery Date

           Scheduled Delivery Date means on or about July 23, 1999 or such other date as the parties may mutually agree and Sublessor may be able to deliver the Aircraft to Sublessee.

11.        Security Deposit

           Sublessee has paid to Sublessor a cash Security Deposit in the amount of US$ (*) and shall provide Sublessor with additional Security Deposit according to Clause 7 of this Schedule 2.

           The cash Security Deposit of US$ (*) will be credited to the first payment of Rent payable by Sublessee during the Sublease Term. The Security Deposit will be non-refundable in the event of failure by Sublessee to take delivery of the Aircraft in accordance with this Agreement.

12.        Supplemental Rent for Excess Cycles

           If on each of the anniversary dates of the first day of the Sublease Term, based on the previous twelve (12) month period (or portion thereof) of the Sublease Term the Aircraft has been operated more Cycles than the number of Cycles which would result from an average Flight Hour/Cycle ratio of (*), Sublessee will pay Sublessor as Supplemental Rent US$75 for each Cycle the Aircraft actually operated during such twelve (12) month period (or portion thereof) in excess of the number of Cycles which result from an average Flight Hour/Cycle ratio of (*). A calculation will be made as of the last day of each anniversary of the first day of the Sublease Term each year and such Supplemental Rent will be due and payable by Sublessee on the date on which the next Maintenance Reserve payment is due
           (in accordance with Clause 9.2) following such Flight Hour/Cycle calculation period.

SCHEDULE 3


                             INSURANCE REQUIREMENTS


1.1        Types of Insurance

           The Insurances required to be maintained are as follows:

(a) an All Risks Hull Insurance Policy on the Aircraft on an agreed value basis in an amount not less than the Agreed Value with insurers not entitled to replace the Aircraft in the event of an insured Total Loss;

(b) an All Risk Hull Insurance Policy on each Engine when not installed on the Aircraft on an agreed value basis not less than the Engine Agreed Value;

(c) insurance covering all risks of physical loss or damage howsoever occasioned in respect of engines, spare parts and equipment forming part of the Aircraft but which for the time being are removed from the Aircraft, and are not insured by the Aircraft's hull and war risk insurance in an agreed value of not less than their replacement cost;

(d) a War Risks Insurance Policy on the Aircraft covering all of those risks which are currently enumerated in Lloyds Form AVN 48B War, Hi-jacking and Other Perils Exclusion Clause (Aviation), other than paragraph (b) thereof to the fullest extent possible and any additional risks which may hereafter be included therein or in any form succeeding to any of its functions on an agreed value basis in any amount not less than the Agreed Value;

(e) Liability Insurance, being Aircraft Third Party Legal Liability, Passenger, Contractual Legal Liability, Baggage Legal Liability, Cargo and Mail Legal Liability and Airline General Third Party Legal Liability i ncluding war and allied perils to the fullest extent available for a combined single limit of liability bodily injury/property damage of not less than the Minimum Liability Coverage any one accident provided that if the Sublessor on the basis of advice received from an independent insurance adviser believes that the relevant liabilities shall be unlimited or that such limit should be revised upwards, it shall be replaced by unlimited liability or such higher limit as may be appropriate in the light of circumstances prevailing in the international airline industry at the time and provided further that the Sublessor shall not be obliged by this Clause to effect and maintain insurance in respect of any inability to recover from any manufacturer of the Airline, Engines or any Part, losses and liabilities incurred as a result of negligent manufacture.

1.2        Terms of Hull and Spares Insurance

           All required hull and spares insurance, so far as it relates to the Aircraft, will:

(a) Settlement of Losses: provided that any loss will be payable in Dollars to Lender, if none, to Sublessor or at the request of Sublessor to Lender. In respect of any other claim, the relevant policy shall provide that settlement (net of any relevant policy deductible) shall be made with such parties as may be necessary to repair the Aircraft or as otherwise agreed after consultation between the Lender, the Owner Trustee, the Sublessor and the Sublessee. The relevant policy shall provide that such payments shall only be made provided the same are in compliance with all applicable laws and regulations.

(b) 50/50 Provision: if separate hull "all risks" and "war risks" insurances are arranged, include a 50/50 provision in accordance with market practice (AVN 103 is the current market language);

(c) Deductibles: provide for deductibles in respect of the Aircraft All Risks Hull Insurance Policy or War Risks Insurance Policy of no more than US$ (*) (or the minimum deductible amount carried under the airline's insurance policy if less than US$ (*)).

(d) Customary Risks: cover at least such risks as are customarily insured against in the airline industry f or any amount not less than the Agreed Value;

(e) Sound Practice: be in accordance with sound international airline practice; and

1.3        Terms of Liability Insurance

           All required liability insurances will:

(a) cover at least such risks as are customarily insured against in the airline industry and names the additional assured as additional named insured for their respective rights and interest;

(b) be in form and substance in accordance with sound international airline practice (having regard to the type of aircraft or engines involved);

(c) provide that upon payment of any loss or claim by the insurers in accordance with the endorsement relating to the relevant policy naming the additional assured as additional assureds, the insurers shall to the extent and in respect of such payment be thereupon subrogated to all legal and equitable rights of the additional assured indemnified under such endorsement relating to the Insurances (but not against any additional assured) and further provides that the insurers shall not exercise such rights without the consent of those additional assured such consent not to be unreasonably withheld and at the expense of the insurers such additional assured shall do all things reasonably necessary to assist the insurers to exercise the said rights;

(d) provide that except in respect of any provision for automatic termination or cancellation specified in the policy or any endorsement thereof, cover for the interests added by the endorsement relating to the relevant policy may only be canceled or materially altered in a manner adverse to the additional assured by the giving of not less than thirty (30) days (but seven (7) days or such lesser period as may be customarily available in respect of War risks) notice in writing to the insurance brokers and that notice shall be deemed to commence from the date such notice is given by the insurers and that such notice will not be given at the normal expiry date of the policy or any endorsement;

(e) is primary without right of contribution from any other insurance which may be available to the additional assured;

(f) subject to the provisions naming the additional assured as additional assured, operates in all respects as if a separate policy had been issued covering each additional assured;

(g) provides that none of the additional assured shall be responsible for any premiums in respect thereof, and that the insurers shall waive any right of set-off or counterclaim against the additional assured (except in respect of any outstanding premiums in respect of the Aircraft);

(h) provides that the insurance thereunder shall not be invalidated by any act or omission, including misrepresentation and non-disclosure, of any other person which results in breach of any term, condition or warranty of the relevant policy provided that the additional assured so protected has not caused or contributed to or knowingly condoned the said act or omission;

(i) has a deductible in respect of passenger baggage and cargo of an amount which, at any time, is customary in the international aviation market at the time for Boeing 737-200 aircraft in each case in respect of any one claim;

(j) contains a provision insuring (to the extent of the risks covered by the policy) the indemnity provisions of security document entered into in favor of the Lender; and

(k) specifically refers to any security document entered into in favor of the Lender or any loan agreement.

1.4        Terms of All Insurances

           All Insurances will:

(a)        Dollars: provide cover denominated in dollars;

(b) World-wide: operate on a world-wide basis subject to such limitations and exclusions as the parties and the insurance market may agree;

(c) Additional Assureds: name Owner Trustee/Headlessor, Sublessor, Sublessor's Lenders, Hamilton Aviation and their respective successors and assigns, shareholders, subsidiaries, affiliates, partners, contractors, directors, officers, servants, agents and employees as additional assureds for their rights and interests warranted no operation interest for the term of the Sublease of the Aircraft, plus two years after the Expiry Date for the liability insurances;

(d) Acknowledgment: acknowledge the insurer is aware and has seen a copy of this Agreement, that the Aircraft is owned by Owner Trustee for the benefit of and the existence of any financing or security documents to which Lenders may be party;

(e) Breach of Warranty: provide that, in relation to the interests of each of the additional assureds, the Insurances will not be invalidated by any act or omission, including misrepresentation and non-disclosure, by Sublessee, or any other person provided that such additional assureds regardless of any breach or violation by Sublessee, or any other person other than the respective additional assured seeking protection of any warranty, declaration or condition, contained in such Insurances has not caused or contributed to or knowingly condoned the said act or omission;

(f) Subrogation: provide that upon payment of any loss or claim by the insurers in accordance with the endorsement relating to the relevant policy naming the additional assured as additional assureds, the insurers shall to the extent and in respect of such payment be thereupon subrogated to all legal and equitable rights of the additional assured indemnified under such endorsement relating to the Insurances (but not against any additional assured) and further provides that the insurers shall not exercise such rights without the consent of those additional assured such consent not to be unreasonably withheld and at the expense of the insurers such additional assured shall do all things reasonably necessary to assist the insurers to exercise the said rights;

(g) Premiums: provide that the additional assureds will have no obligation or responsibility for the payment of any premiums due but reserve the right to pay the same should any of them elect so to do and that the insurers will not exercise any right of set-off or counter-claim in respect of any premium due against the respective interests of the additional assureds other than outstanding premiums relating to the Aircraft, any Engine or Part the subject of the relevant claim;

(h) Cancellation/Change: provide that the Insurances will continue unaltered for the benefit of the additional assureds for at least thirty (30) days after written notice by registered mail or telex of any cancellation, change, event of non-payment of premium or installment thereof has been sent to Sublessor, except in the case of war risks for which 7 days or such lesser period as is or may be customarily available in respect of war risks or allied perils will be given and that notice shall be deemed to commence from the date such notice is given by the insurers and that such notice will not be given at the normal expiry date of the policy or any endorsement;

(i) Indemnities: accept and insure the indemnity provisions of this Agreement to the extent of the risks covered by the policies;

(j)        Endorsement: contains an endorsement naming:

           (i)          the Lender as loss payee in the case of a Total Loss;

           (ii) provided that any loss will be payable in Dollars to Lessor's Lender, if none, to Sublessor or at the request of Sublessor to Sublessor's Lender except where the loss does not exceed the Damage Notification Threshold, and Sublessor has not notified the insurers to the contrary, in which case the loss will be settled with and paid to Sublessee;

           (iii) 50/50 Provision: if separate hull "all risks" and "war risks" insurances are arranged, include a 50/50 provision in accordance with market practice AVN 103 is the current market language;

(k) specifically refer to each loan agreement or charge between the Sublessor and any Lender.

1.5        Deductibles

           Sublessee shall be responsible for any and all deductibles under the Insurances.

1.6        AVN 67B

           Notwithstanding the foregoing, if Sublessee provides insurance certificates in compliance with AVN 67B it shall be regarded as having satisfied those of the insurance provisions set out above that are covered by that endorsement.

1.7        AVN 2000 (or similar)

           If AVN 2000 or similar "Date Recognition Exclusion Clause" applies in respect of the Insurances then:

           (a) the Insurance certificate shall state that this is the case; and

           (b) the Insurances must provide for AVN 2001 (aircraft exposures) and AVN 2002 (non-aircraft exposures) or similar "Date Recognition Limited Coverage Clauses" and the insurance certificates must state that this is the case.

SCHEDULE 4

                               DELIVERY CONDITIONS

The Aircraft will be delivered "AS IS, WHERE IS" at the Delivery Location and will conform to the conditions outlined in this Schedule 4.

The actual condition of the Aircraft at Delivery will be documented on the Acceptance Certificate as noted in Schedule 5 of the Aircraft Sublease Agreement.

Certification:

A United States Standard Certificate of Airworthiness suitable for Part 121 operations. The Aircraft will be airworthy (conform to type design and be in a condition for safe operation), with all Aircraft equipment, components and systems operating in accordance with their intended use and within limits established by the Aircraft Maintenance Manual.

Configuration:

An all economy 122 seat interior. (Note. Sublessee may sell seats for its own account , provided replacement seats acceptable to Sublessor are installed, title is transferred to Sublessor and the replacement seats are returned with the Aircraft at Redelivery)

Paint:

"AS IS."

Airframe:

Fresh from next Block C Check, excluding hours and cycles used on the Demonstration/ Ferry Flights, with a minimum of 17,000 hours remaining until the next due C7 Check and a minimum of 12,500 hours remaining until the next Structural Inspection.

1. The Aircraft will have no deferred maintenance items, unique inspections or temporary repairs at Delivery.

B. Modifications and Repairs installed on the Aircraft at Delivery will have been accomplished in accordance with FAA approved data.
3.       The Aircraft will be in compliance with the Manufacturer's CPC program.
1.

D. If available, any No Charge Service Bulletin Kits not installed by Sublessor will be loaded onboard the Aircraft as cargo.

E. Fuel tanks will be free from contamination.

Engines:

JT8D-15A equipped with Nordam LGW Hushkits

ESN 702886 will be fresh from restoration shop visit and have at least 10,000 hours and 4,200 cycles remaining on each life limited part.

ESN 702966 will be servicable and have at least 9,000 hours and 3,500 cycles remaining on each life limited part.

Each Engine will pass a Performance Engine Run in accordance with the Aircraft Maintenance Manual.

Each Engine will pass a hot and cold section borescope inspection.

APU:

Serviceable

Components:

Unless otherwise agreed, each component that is time controlled will have at least 3,000 flight hours or cycles remaining until next inspection/overhaul. Each component that is calendar controlled will have at least 12 months remaining until its next inspection/ overhaul. Condition Monitored/On Condition components will be serviceable.

Landing Gear:

Each Landing Gear will have at least 9,000 hours remaining until the next inspection or overhaul based on a 20,000 hour overhaul interval.

Airworthiness Directives (AD's):

Airworthiness Directives requiring compliance on or before Delivery will be in compliance.

Demonstration Flight:

Sublessee will perform a one and one half hour flight demonstrating the satisfactory operation of the Aircraft at Sublessor's expense with no more than two Sublessee observers, as designated by Sublessee, on board during such Demonstration Flight.

Records:

Documentation required to maintain a United States Standard Certificate of Airworthiness will be in English.

Aircraft Documentation:

The Aircraft Documents will be identified in Annexure 1 to the Acceptance Certificate.

SCHEDULE 5

                             ACCEPTANCE CERTIFICATE

This Acceptance Certificate is delivered, on the date set out below by FRONTIER AIRLINES, INC. (Sublessee), to KOMMANDITBOLAGET FLYGPLANET XIV(Sublessor), pursuant to the Aircraft Sublease Agreement dated __ July 1999 between Sublessor and Sublessee (the Sublease). Capitalized terms used in this Certificate shall have the meanings given to such terms in the Sublease.

1.         Details of acceptance

Sublessee hereby confirms to Sublessor that Sublessee has at _____o'clock on this ___ day of ______, at _____ accepted the following, in accordance with the provisions of the Sublease:



(a)   Airframe
      Type: B737-2Y5               Reg.: N921WA                S/N: 23039

(b)   Engines
      Type: JT8D-15A Nordam LGW    S/N No.1: 702966            S/N No. 2: 702886
      hushkits installed


(c)        APU:



MSN        Total Flight Hours    Flight Hours/ Cycles       Flight Hours/Cycles
                                 remaining until next HSI   remaining on turbine
                                 inspection                 and compressor life
                                                            limited parts



(d)        Landing Gears


Position    Serial   Total Flight        Flight Hours/        Flight Hours/
              No.    Hours/Cycles        Cycles since last    Cycles to next
                                         Overhaul             sched. Removal
Nose         ______  _____ Flight Hours  _____ Flight Hours   _____ Flight Hours
                     _____ Cycles        _____ Cycles         _____ Cycles
Right Main   ______  _____ Flight Hours  _____ Flight Hours   _____ Flight Hours
                     _____ Cycles        _____ Cycles         _____ Cycles
Left Main    ______  _____ Flight Hours  _____ Flight Hours   _____ Flight Hours
                     _____ Cycles        _____ Cycles         _____ Cycles


(e) Equipment Check List: as per list signed by Sublessor and Sublessee and attached hereto; and

(f) Aircraft Documents List: as per list signed by Sublessor and Sublessee and attached hereto; and

(g)        Place of Acceptance: ________________________________________________


2.         Confirmation

Sublessee confirms to Sublessor that as at the time indicated above, being the Delivery Date:

(a) the representations and warranties contained in Clause 2.1 of the Sublease are hereby repeated;

(b)        the Aircraft is insured as required by the Sublease; and

(c) Sublessee's authorized technical experts have inspected the Aircraft and the Aircraft Documents to ensure that the Aircraft and the Aircraft Documents conform to Sublessee's requirements. The Aircraft and the Aircraft Documents are in accordance with the specifications of the Sublease and satisfactory in all respects except as may be noted herein.

3.         Fuel at Delivery

           Fuel on board at Delivery: ___________ kilos (_________ gallons).

           Annexed hereto is details of any damage to the Aircraft as at Delivery.

           The Airframe, Engines and Parts had the following Flight Hours/Cycles at Delivery:

(a)        Airframe:






Total hours   Total landings   Since last "C" Check       Since last "A" Check

_________     ________         ______ Flight Hours        ______ Flight Hours
                               ______ Cycles              ______ Cycles



(b)        Engines:



Position    Serial No.   Total Flight    Total Cycles   Since last   Since last
                         Hours                          shop visit   Engine
                                                                     Performance
                                                                     Restoration
                                                                     Visit

                                                        ____ Flight  ____ Flight
                                                             Hours        Hours
                                                        ____ Cycles  ____ Cycles



See attached Engine run records and disc sheets for further description of Engines at Delivery.

IN WITNESS WHEREOF, Sublessee has, by its duly authorized representative, executed this Certificate on the date specified in paragraph 1 above.

Sublessee:              FRONTIER AIRLINES, INC.

By:        _________________________

Title:     _________________________


Annexure 1 Aircraft Documents
Annexure 2 Aircraft Equipment List
Annexure 3 Damage Chart

SCHEDULE 6


                             CERTIFICATE OF OFFICER
                                       OF
                             FRONTIER AIRLINES, INC.


I, _____________________, do hereby certify that:

1. I am a duly and acting Officer of Frontier Airlines, Inc., a Colorado corporation (the "Company").

2. Attached hereto as Exhibit A is a true, correct and complete copy of the Certificate of Incorporation of the Company, as amended to the date hereof, and such Certificate of Incorporation remains in full force and effect on the date hereof.

3. Attached hereto as Exhibit B is a true, correct and complete copy of the Articles of Association to of the Company and by-laws, as amended to the date hereof, and such Articles of Association and by-laws remain in full force and effect on the date hereof.

4. Attached hereto as Exhibit C is true, correct and complete copy of resolutions duly adopted by the Board of Officers of the Company at a meeting duly called and held in [ ] approving the execution, delivery and performance of the Aircraft Sublease Agreement dated as of __ July 1999 between KOMMANDITBOLAGET FLYGPLANET XIV as Sublessor and the Company as Sublessee (the "Lease") and the other Transaction
           Documents (as defined in the Sublease) to which the Company is a party, and said resolutions have not been revoked, rescinded or modified and, at the date hereof, are in full force and effect.

5. The following persons are duly qualified and acting officers of the Company, and each of such officers certifies that the signature appearing opposite the name of each other officer is his genuine signature:

6. I do hereby certify that all of the Company's representations and warranties set forth in the Sublease are true and correct at the date hereof.






Title                          Name                           Signature


-------------------            -------------------            ------------------



IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the ____ day of ___________.



                                                        -----------------------




I, ___________________________, acting as special counsel to Frontier Airlines, Inc., do hereby certify that ________________________________ is a duly elected, qualified and acting Officer of Frontier Airlines, Inc. and that the signature set forth above is his genuine signature.


IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the ___ day of ____________, 1999.









                                                       ------------------------










SCHEDULE 7

                           FORM OF LETTER OF AUTHORITY

[ Addressee ]



                                    AUTHORITY


This Authority is given on _________.

Pursuant to an Aircraft Sublease Agreement (the Sublease) dated as of __ July 1999, made between KOMMANDITBOLAGET FLYGPLANET XIV as Sublessor (Sublessor) and Frontier Airlines, Inc. as Sublessee (Sublessee) relating to one (1) Boeing 737-2Y5 aircraft bearing manufacturer's serial number 23039 and registration mark N921WA (the Aircraft), Sublessee will operate the Aircraft during the term of the Sublease.

Sublessee hereby irrevocably authorizes yourselves, during the term of the Sublease, to disclose to Sublessor or to anyone duly appointed by it, upon request by the same, particulars of any and all outstanding charges due to or collectable by you and incurred in respect of:

           (i)          the Aircraft; and

           (ii) any other aircraft being operated by Sublessee on the date such request, from time to time, is made.


IN WITNESS WHEREOF a duly authorized representative of Sublessee has granted this Authority on the day and year first above mentioned.

Signed by:


-------------------------
for and on behalf of
-------------------------

SCHEDULE 8
                                POWER OF ATTORNEY

The undersigned, Frontier Airlines, Inc. (Sublessee) refers to the Aircraft Sublease Agreement dated as of __ July 1999, as amended and supplemented from time to time (the Sublease) between, KOMMANDITBOLAGET FLYGPLANET XIV (Sublessor) and Sublessee with respect to one (1) Boeing 737-2Y5 Aircraft bearing manufacturer's serial number 23039 and registration mark N921WA (the Aircraft).

In consideration of the sum of US$ 1 paid by Sublessor to Sublessee (the receipt and sufficiency of which is hereby acknowledged), Sublessee irrevocably appoints Sublessor (Attorney) as its true and lawful attorney to:

Execute and to do and perform upon its behalf and in its name or otherwise to deliver any documents, instruments or certificates with such amendments thereto (if any) which may be required to obtain deregistration of the Aircraft from the register of aircraft maintained by the Federal Aviation Administration of the United States of America and the export of the Aircraft from the State of Registration (as defined in the Sublease) upon the lawful termination of the Sublease of the Aircraft;

AND generally to do any and all such acts and things and to execute under seal or hand (as appropriate) and deliver any and all documents under seal or under hand (as appropriate) as may be requested or required for such deregistration and export;

AND Sublessee hereby undertakes from time to time and at all times to indemnify the Attorney against all costs, claims, expenses and liabilities howsoever incurred by all such Attorney in connection herewith and further undertakes to ratify and confirm whatsoever the Attorney shall lawfully do or cause to be done in or by virtue of this Power of Attorney;

AND for the better doing, performing and executing of the matters and things aforesaid Sublessee hereby further grants unto the Attorney full power and authority to substitute and appoint in its place one or more attorney or attorneys to exercise for them as attorney or attorneys of Sublessee any or all the powers and authorities hereby conferred and to revoke any such appointments from time to time and to substitute or appoint any other or others in the place of such attorney or attorneys as each attorney shall from time to time think fit.


This Power of Attorney shall be subject to, governed by and construed in accordance with the laws of _________________________.

SIGNED ON BEHALF OF FRONTIER AIRLINES, INC.

By: _______________________


Title: ______________________

SCHEDULE 9




                      FORM OF OPINION OF SUBLESSEE COUNSEL


                        to be addressed to [ Sublessor ]
                                       and
                                   [ Lender ]

Note: This form is made on the assumption that the State of Incorporation and the State of Registration are the same [herein
           "State"].


We have acted as counsel in [ Country of Sublessee ] as counsel to [ Name of Sublessee ] ("Sublessee") in connection with an Aircraft Sublease Agreement dated [ ] and made between [ Name of Sublessor ] as Sublessor and Sublessee as the Sublessee in respect of one [ Type of Aircraft ] bearing manufacturer's serial number [ ] (the "Aircraft") (the "Lease") and owned by Sublessor, and have examined a copy of the following documents;

           (i)          the Sublease;
           (ii)         the Acceptance Certificate;
           (iii)        the Letter(s) of Authority;
           (iv)         the Power of Authority;
           (v)          [ other documents ]; and
           (vi)         [     ]

and such other documents as we have considered it necessary or desirable to examine in order that we may give this opinion.

The documents referred to under (i) to (v) above are referred to as the "Relevant Documents".

Terms defined in the Sublease shall have the same meaning herein.

On the basis on the foregoing we are of the opinion that:

           (a) Sublessee is duly incorporated in [ State ] for an indefinite period as a limited company and is a validly existing separate legal entity, which is subject to suit in its own name, in good standing, and, to the best of my knowledge, no steps have been, or are being, taken to appoint a receiver, liquidator, trustee or similar officer over Sublessee, or to wind up Sublessee or commence any other insolvency proceedings with respect to Sublessee or to have Sublessee dissolved by merger;

           (b) Sublessee has the corporate power to enter into and perform, and has taken all necessary corporate action to authorize the entry into, performance and delivery of the Sublease and the transactions contemplated by the Sublease and the Sublease constitutes the legal binding obligations of the Sublease, enforceable against the Sublessee in accordance with its terms;

           (c) the entry into and performance by Sublessee of, and the transactions contemplated by, the Sublease does not and will not:

                        (i)        conflict  with any laws binding on Sublessee;
                                   or

                        (ii) conflict with the constitutional documents of Sublessee; or

                        (iii) result in the creation of any Security Interest upon any property of Sublessee, pursuant to any mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement, corporate charter, by-law or other agreement or instrument to which Sublessee is a party or by which Sublessee or its properties or assets may be bound or affected;

           (d) Sublessee has obtained all authorizations, consents, licences, approvals and registrations necessary to be obtained from any governmental or other regulatory authorities in [ State ] to enable Sublessee:

                        (i) to enter into and perform the transactions contemplated by the Sublease;

                        (ii)       to import the Aircraft into [ State ];

                        (iii) to conduct commercial air transport with the Aircraft in, to and from [ State ] in accordance with the applicable [ State's ] rules and regulations;

                        (iv) to effect all payments provided for in the Sublease.

           (e) no registration, recording, filing or notarization in any public office or elsewhere in [ State ] is necessary and no payment of any tax or duty is necessary to ensure the validity, enforceability or admissibility in evidence of the Sublease, or the priority, if any, of the respective rights of Sublessor and Lender under the Sublease other than [please advise if applicable] and no other instrument is required to ensure the priority, enforceability and validity of the obligations of
                        Sublessee under the Sublease and the Sublease is in proper legal form under the laws of [ State ] for the enforcement thereof, if applicable, in the courts of [ State ];

           (f) the Aircraft may be registered on the [ State's ] aircraft registry in the name of Sublessor and no other steps are necessary or desirable to record or perfect either Sublessor's interest in the Aircraft in [ State ];

           (g) a mortgage over the Aircraft may be registered on the aircraft registry in [State] and with [ Name of authority ] for the benefit of Sublessor and will upon registration constitute a valid and perfected security over the Aircraft under the laws of [ State ];

           (h)          upon  termination of the Sublease in accordance with its
                        terms   (whether  on  expiry  or  earlier   termination)
                        Sublessor would be entitled:

                        (i) to repossess the Aircraft without requiring any further permissions or approvals of any regulatory authority in [ State ];

                        (ii) to de-register the Aircraft from the register of aircraft maintained by the Aviation Authority and to export the Aircraft from [ State ] without requiring any further permissions or approvals of any authority in [ State ] or any further regulators consent from Sublessee or any third party, provided no mortgages are registered over the Aircraft, in which case the mortgagees have to consent to the de-registration;

           (i) the Relevant Documents have been properly signed and delivered on behalf of Sublessee and the obligations on the part of Sublessee contained therein, assuming them to be valid and binding according to the laws of Sweden, are valid and legally binding on and enforceable against Sublessee under the laws of [ State ] and in the courts of [ State ];

           (j) the obligations of Sublessee under the Relevant Documents are direct, general and unconditional, and rank or will rank at least pari passu with all other present and future unsecured and un-subordinated obligations of Sublessee, with the exception of such obligations as are mandatorily preferred by law and not by reason of any security interest;

           (k) under the laws of [ State ] the execution and delivery of the Relevant Documents, and the carrying out of the transactions thereby contemplated and the observance and performance by all parties of their respective obligations thereunder do not and will not result in any prejudice to or impairment or diminution of Sublessor's interest in the Aircraft except for the express rights of possession of Sublessee under the Sublease;

           (l) the Sublease does not grant to Sublessee any title rights in the Aircraft, nor does it give Sublessee any capability of passing valid title to a purchaser or to create a mortgage over the Aircraft;

           (m) Sublessee, or any of its properties, assets, are not entitled to claim immunity from suit, execution, attachment or other legal process in [ State ] or any other jurisdiction affecting Sublessee; the entry into and performance of the Sublease Agreement by the company constitute private and commercial acts;

           (n) there is no applicable usury or interest limitation law in [ State ] which restricts the recovery of payments of Default Interest in accordance with the Sublease;

           (o) Sublessee is not in default under any agreement to which it is a party or by which is may be bound which would have a material adverse effect on its business, assets or condition and no material litigation or administrative proceedings before any Government entity is presently pending or, to the knowledge of Sublessee, threatened against it or its assets which would have a material adverse effect on the business, assets or condition (financial or otherwise) of Sublessee;

           (p) the financial position of Sublessee is represented by its audited financial statements prepared in accordance with accounting principles generally accepted in [ State ];

           (q) it is not necessary under the laws and constitution of [ State ], in order to enable the Sublessor to enforce its rights under the Agreement or by reason of the execution of the Agreement or the performance by each of them of its obligation thereunder, that any of them should be licensed, qualified or entitled to carry on business in [ State ];

           (r) there are under the laws of [ State ] no present restrictions on Sublessee to make the payments required by the Transaction Documents;

           (s) there are no registration, stamp or other taxes or duties of any kind payable in [ State ] by Sublessor in connection with the signature, entering into, registration or performance of the Sublease or the registration of title of ownership or a mortgage over the Aircraft except the following:

                        (i)        registration of mortgages in [ State ];

                        (ii)       registration of the Sublease Agreement;

                        (ii)       registration of title or ownership: [     ];
                                   and

                        (iv)       registration of the  mortgages  in the [ Name
                                   of Authority ]: [     ].

           (t) Sublessor will not violate any law or regulation in [ State ] nor become liable to tax in [ State ] by reason of Sublessor entering into the Sublease with Sublessee, or performing its obligations thereunder;

           (u) the choice of the laws of [ Applicable Law ] to govern the [ Lease/Relevant Documents ] is a valid and binding choice of law and will be recognized and applied by the courts of [ State ];

           (v) Sublessee's submission to the jurisdiction of the courts of [ Relevant Court(s) ] in the Sublease is its legally valid and binding obligation;

           (w) any judgement by the courts of [ Relevant Court(s) ] against Sublessee which is enforceable in [ Relevant jurisdiction of Court(s)] is enforceable against Sublessee in [ State ] provided [ advise conditions ];

           (x) there is no withholding tax or other tax to be deducted from any payment whatsoever which may be made by the Sublessee to the Sublessor under the Sublease; the provisions in the Sublease providing for the full compensation of the Sublessor by the Sublessee for any amount so withholding (and any amount withheld on such additional compensation) is legally binding upon Sublessee and enforceable in accordance with the laws of [ State ].

SCHEDULE 10

                 MONTHLY AIRCRAFT UTILISATION AND STATUS REPORT

To:        KOMMANDITBOLAGET FLYGPLANET XIV
           Sodra Forstadsgatan 4
           S-211 43 Malmo Sweden                        Fax: 011-46-40-302350

From:      Frontier Airlines                                         Page 1 of 2

Aircraft Type:          Boeing 737-2Y5
Registration Mark:      N921WA
Serial Number:          23039                           Month of: ______________



Aircraft Total Time (Flight Hours) Since New:


Aircraft Total Cycles Since New:
-

Airframe Flight Hours Flown During Month:


Airframe Cycles/Landing During Month:


Time Remaining to C7 Check/Structural:


Engine Serial Number:                        Engine Serial Number:


Original Position:                           Original Position:


Actual Location:                             Actual Location:


Total Time Since New:                        Total Time Since New:


Total Cycles Since New:                      Total Cycles Since New:


Flight Hours During Month:                   Flight Hours During Month:


Cycles During Month:                         Cycles During Month:


Time Since Last Boroscope:                   Time Since Last Boroscope:


Time Until Next Boroscope:                   Time Until Next Boroscope:

                 MONTHLY AIRCRAFT UTILISATION AND STATUS REPORT

                                                                     Page 2 of 2



Landing Gear:    Time Since      Time Since     Cycles Since     Cycles Since
                 Overhaul:       New:           Overhaul:        New:


RH Main:


LH Main:


Nose:


Note: If an Engine is removed or installed on another Aircraft (subject to the provisions of the Agreement) it must be reported monthly on this form.

Any service bulletins, Airworthiness Directives, engineering modifications or changes:





                  Hours/Cycles      x     US$ Per Flight      =     Reserve
                  During Month            Hour/Cycle                Payment


Airframe:         Hours:            x     $ (*)               =


Original Engine   Hours:            x                         =
Serial Number:


Original Engine   Hours:            x                         =
Serial Number:


Total Engines:    Hours:            x     $ (*)               =

Landing Gear:     Cycles:           x     $ (*)               =


APU:              Hours:            x     $ (*)               =


                                                        Total

SCHEDULE 11


                         FORM OF QUIET ENJOYMENT LETTER


From:      [ Lender ]

To:        [ Sublessee ]

Dated:     [          ]


Dear Sirs,


[     ] Aircraft bearing Manufacturer's Serial Number [     ] (the Aircraft)
equipped with two (2) [     ] Engines bearing Serial Numbers [     ] and [     ]
(the Engines)


With reference to that certain Aircraft Sublease Agreement dated [ ] between [ ] as Sublessor (Sublessor) and [ ] as Sublessee (Sublessee) in relation to the Aircraft and the Engines (the Sublease), we, the undersigned, hereby undertake that we shall not by our own acts interfere with Sublessee's rights under the Sublease during the Sublease Term (as defined therein), including without limitation its rights to quiet use, possession and peaceful enjoyment of the Aircraft and the Engines, provided that no Default (as defined in the Sublease) shall have occurred and be continuing.




-------------------
signed for and on behalf of [Lender]

SCHEDULE 12


                                RETURN CONDITIONS

On the Redelivery Date the Aircraft will be in the same condition as at Delivery, ordinary wear and tea expected.

Location:

A city in the continental United States of America (48 contiguous states) reasonably requested by Sublessor.

Certification:

A United States Standard Certificate of Airworthiness suitable for Part 121 operations or an Export Certificate of Airworthiness as requested by Sublessor.

The Aircraft will be airworthy (conform to type design and be in a condition for safe operation), with all Aircraft equipment, components and systems operating in accordance with their intended use and within limits established by the Aircraft Maintenance Manual.

Configuration:

An all economy 122 seat interior.

Paint:

"AS IS." Sublessee agrees to strip and/or sand and paint the Aircraft (to the extent that the facility used by Sublessee for the performance of the return check has such capability) during the end of the lease C check, at Sublessor's expense, provided Sublessor gives Sublessee at least one month prior written notice.

Airframe:

Fresh from next due Block C Check, excluding hours and cycles used on the demonstration / Ferry Flights, with a minimum of 3,600 hours and 18 months remaining until the next due C7 Check and be fresh from Structural Inspection. Notwithstanding the foregoing, at Sublessor's option, Sublessee will perform the C7 Check at the time Sublessee accomplishes the Structural Inspection, provided Sublessor gives Sublessee at least six (6) months advance written notice prior to the end of the Sublease and that Sublessor contributes up to US$ (*) over and above the Airframe Maintenance Reserve balance toward the cost of such combined work.

1.         The   Aircraft   will  have  no  deferred  maintenance  items, unique
           inspections or temporary repairs at Redelivery.

2. Modifications and Repairs installed on the Aircraft since Delivery will have been accomplished in accordance with FAA approved data.

3.         Aircraft will be in compliance with the Manufacturer's CPC program.

4. If available, any No Charge Service Bulletin Kits not installed by present Sublessee will be loaded onboard the Aircraft as cargo.

5.         Fuel tanks will be free from contamination.

Engines:

Each Engine will have no more time since last engine shop visit than as of Delivery and have the same life remaining on LLP's as at Delivery and ESN 702886 shall have at least a minimum of 10,000 hours and 4,200 cycles remaining until the next LLP replacement and ESN 702966 shall have at least 9,000 hours and 3,500 cycles remaining until the next LLP replacement.

Each Engine will pass a Performance Engine Run in accordance with the Aircraft Maintenance Manual.

Each Engine will pass a hot and cold section borescope inspection.

APU:

Servicable.

Components:

Each component that is time controlled with have at least 3,000 hours or cycles remaining until next inspection/overhaul. Each component that is calendar controlled will have at least 12 months remaining until its next inspection/overhaul. Condition Monitored/On Condition components will be serviceable.

Landing Gear:

Each Landing Gear will have at least 9,000 hours remaining until the next inspection or overhaul based on a 20,000 hour overhaul interval.

Airworthiness Directives (AD's):

Airworthiness Directives requiring compliance on or before Redelivery will be in compliance.

Demonstration Flight:

Sublessee will perform a one and one half hour flight demonstrating the satisfactory operation of the Aircraft at Sublessee's expense with no more than two observers, as designated by Sublessor, on board during such Demonstration Flight.

Records:

Documentation delivered to Sublessee at Delivery will be returned to Sublessor along with the up to date Aircraft Maintenance Records that the Sublessee has collected during the Sublease Term.

Aircraft Documentation:

Sublessee will prepare the Aircraft Documents in one location at least ten (10) days prior to redelivery of the Aircraft. The Aircraft Documents, as identified in Annexure 1 to the Acceptance Certificate, will be redelivered in their latest revision to Sublessor at the Redelivery Date.

SCHEDULE 13

                          RETURN ACCEPTANCE CERTIFICATE

1. Frontier Airlines, Inc. (Sublessee) and KOMMANDITBOLAGET FLYGPLANET XIV (Sublessor) have entered into an Aircraft Sublease Agreement dated __ July 1999, (Sublease). Unless otherwise defined, capitalised terms used herein will have the meanings set forth in the Sublease.

2.         Sublessor has this _____ day of ______ (Time: _____) at _______
           received from Sublessee possession of:

           (a) one (1) Boeing 737-2Y5 Aircraft, bearing manufacturer's serial number 23039, registration mark N921WA together with two (2) Pratt & Whitney JT8D-15A engines bearing serial numbers 702966 and 702886, all Parts attached thereto and thereon in an airworthy condition; and

           (b) all Aircraft Documents as listed in the Document Receipt attached hereto.

3. The Airframe, Engines and Parts had the following Flight Hours/Cycles at return:

           (a)          Airframe:


Total hours    Total landings    Since last "C" Check       Since last "A" Check

______         _____             ______ Flight Hours        _____ Flight Hour
                                 _______ Cycles             _____ Cycles



           (b)          Engines:   JT8D-15A equipped with Nordam LGW Hushkits



Position   Serial No.   Total Flight  Total Cycles     Since last    Since last
                        Hours                          shop visit    Engine
                                                                     Performance
                                                                     Restoration
                                                                     Visit
_____      _____        _____         ______           ____ Flight   ____ Flight
                                                            Hours         Hours
                                                       ____ Cycles   ____ Cycles


Time Remaining to next life limited part removal

                                    Flight Hours                        Cycles
MSN:                                 _____                               _____
MSN:                                 _____                               _____


           (c)          APU:

MSN        Total Flight     Flight Hours/ Cycles       Flight Hours/Cycles
           Hours            remaining until next HSI   remaining on turbine and
                            inspection                 compressor life limited
                                                       parts
-----      =----             ------                    -----



           (d)          Landing Gears:

Position    Serial No.  Total Flight      Flight Hours/         Flight Hours/
                        Hours/Cycles      Cycles since last     Cycles to next
                                          Overhaul              sched. Removal
Nose        ____        ___ Flight Hours  ___ Flight Hours      ___ Flight Hours
                        ___ Cycles        ___Cycles             ___ Cycles
Right Main  ____        ___ Flight Hours  ___ Flight Hours      ___ Flight Hours
                        ___ Cycles        ___Cycles             ___ Cycles
Left Main   ____        ___ Flight Hours  ___ Flight Hours      ___ Flight Hours
                        ___ Cycles        ___Cycles             ___ Cycles

           (e) Status of components or Parts with time/Cycle and calendar limits (see attached sheet);

           (f)          Fuel on board at return: ___kilos (____ gallons)

4. Other technical information regarding the Aircraft and its components are correctly set forth on the Aircraft report attached hereto.

5. The above specified Aircraft, Engines and documents are hereby accepted by Sublessor subject to:

           (a)          the provisions of the Sublease; and

           (b) correction by Sublessee of the discrepancies specified in Annex 2 hereto (which correction Sublessee hereby undertakes to perform as soon as reasonably possible).

6. Subject to Paragraph 7, the leasing of the Aircraft by Sublessor to Sublessee pursuant to the Sublease is hereby terminated without prejudice to Sublessee's continuing obligations under the Sublease including, without limitation, Clauses 19 and 20.

7. Sublessee represents and warrants that during the term of the Sublease all maintenance and repairs to the Airframe and Engines were performed in accordance with the requirements contained in the Sublease. Sublessee further confirms that all of its obligations under the Sublease whether accruing prior to the date hereof or which survive the termination of the Sublease by their terms and accrue after the date hereof, will remain in full force and effect until all such obligations have been satisfactorily completed. Sublessee represented that the documents delivered and listed in Annex 1 are true and accurate.

8. This Return Acceptance Certificate is executed and delivered by the parties in ____________.

IN WITNESS WHEREOF, the parties hereto have caused this Return Acceptance Receipt to be executed in their respective corporate names by their duly authorised representatives as of the day and year first above written.


FRONTIER AIRLINES, INC.



By:____________________________________

Title:___________________________________


KOMMANDITBOLAGET FLYGPLANET XIV



By:_____________________________________

Title:____________________________________


ATTACHMENTS:

Annexure 1.             Aircraft Documents
Annexure 2.             List of Discrepancies

Annexure 1


                               AIRCRAFT DOCUMENTS

Note: This Annexure 1 is to be used for reference purposes only. The Aircraft Documents will be more closely identified in Annexure 1 to the Acceptance Certificate.

A.         Certificates

-          Certificate of Airworthiness
-          Certificate of Registration

B.         Aircraft Status Records

-          Technical Log Book
-          Airframe Maintenance Status Report
-          Manufacturer's Service Bulletin Status Report
-          Airworthiness Directive Compliance Report (terminated and repetitive)
-          Local Modification Status Report List with Substantiating Data
-          Last Weighing Report
-          Repair Data Structural Repairs

C.         Aircraft Maintenance Records

-          Test Flight Reports
- Last Boeing "C" check and maintenance check Work Cards for each "C" check multiple (or segment)

D.         Aircraft History Records

-          Aircraft Structural Repair History (if applicable)
-          Service Difficulty Report (if applicable)
-          Accident or Incident Report (if applicable)

E.         Engine Records (for each engine)

-          Log Books
-          Last overhaul and repair documents for each module
-          Airworthiness Directive Compliance Report (terminated and repetitive)
-          Manufacturer's Service Bulletin Status Report
-          Engine Disk Sheet
-          Engine Data Submittal Sheet
-          Condition Monitoring Status Report

F.         APU Records

-          Log Book
-          Last overhaul and repair documents
-          Manufacturer's Service Bulletin Status Report

G.         Component Records (including components installed engines and APU)

- Time Controlled Component Status Report with remaining hours and cycles (if applicable)
- Serviceability tags or back-up documentation, as available, for components replaced since delivery from Boeing, as provided to Frontier at Delivery and any tags or backup documentation for components replaced by Frontier since Delivery.

H.         Manuals

-          Airplane Flight Manual
-          Quick Reference Handbook
-          Aircraft Operating Manual
-          Weight and Balance Manual Supplement
-          Wiring Diagram Manual (microfilm)
-          Illustrated Parts Catalog (microfilm)
-          Aircraft Maintenance Manual (microfilm)
-          Pratt & Whitney Illustrated Parts Catalog
-          Vendor Manual Seats
-          Vendor Manual Galleys
-          Vendor Manual Ovens
-          Vendor Manual Coffee makers
-          Nordam Maintenance Manuel Supplements

I.         Miscellaneous Technical Documents

-          Maintenance Program Specifications/Requirements
-          Interior Configuration Drawings
-          Loose Equipment Inventory List
-          Delivery documentation ex Boeing
-          Export Certificate of Airworthiness
-          Aircraft Readiness Log
-          Rigging Record Brochure
-          Miscellaneous Delivery Record Brochure
-          Fuel Measuring Stick Calibration Brochure
-          FAA Airworthiness Directive Compliance Record

Annexure 2


Discrepancies

SCHEDULE 14


                               SUBLEASE SUPPLEMENT


LEASE SUPPLEMENT NO. 1 dated July __, 1999, between KOMMANDITBOLAGET FLYGPLANET XIV (the "Sublessor") and FRONTIER AIRLINES, INC. (the "Sublessee").

Sublessor and Sublessee have previously entered into that certain Aircraft Sublease Agreement dated as of July __, 1999 (herein called the "Sublease" and the defined terms therein being hereinafter used with the same meaning). The Sublease provides for the execution and delivery from time to time of a Lease Supplement substantially in the form hereof for the purpose of leasing the aircraft described below under the Sublease as and when delivered by Sublessor to Sublessee in accordance with the terms thereof.

The Sublease relates to the Aircraft, Parts and Engines as more specifically described below. A counterpart of the Sublease is attached hereto and this Sublease Supplement and the Sublease shall form one document.

In consideration of the premises and other good and sufficient consideration, Sublessor and Sublessee hereby agree as follows:

1. Sublessor hereby delivers and leases to Sublessee under the Sublease and Sublessee hereby accepts and leases from Sublessor under the Sublease, that certain used Boeing Model 737-2Y5 Aircraft bearing FAA Registration Mark N921WA, including the Airframe bearing manufacturers serial number 23039 and the two (2) Pratt & Whitney JT8D-15A Engines equipped with Nordam Stage III LGW Hushkits bearing manufacturer's serial numbers 702966 and 702886 described in Schedule 1 herewith ("Delivered Aircraft").

2. The Delivery Date of the Aircraft is the date of this Sublease Supplement set forth in the opening paragraph hereof.

3. The Sublease Term for the Aircraft shall commence on the Delivery Date and shall end on the Sublease Expiry Date.

4. The amount of Rent for the Aircraft is set forth in the Sublease and is payable as provided in the Sublease.

5. Sublessee hereby confirms to Sublessor that (i) the Aircraft and each Engine installed thereon or belonging thereto have been duly marked in accordance with the terms of Clause 12.12 of the Sublease, (ii) Sublessee has inspected the Aircraft and the Aircraft satisfies the conditions set forth in the Sublease and (iii) Sublessee has accepted the Aircraft for all purposes hereof and of the Sublease.

6.         All  of  the  terms  and   provisions  of  the  Sublease  are  hereby
           incorporated by reference in this Sublease Supplement to the same extent as if fully set forth herein.

7. This Sublease Supplement may be executed in any number of counterparts, each of such counterparts, except as provided on the front page of the Sublease, shall for all purposes be deemed to be an original; and all such counterparts shall together constitute but one and the same Sublease Supplement.

8. This Sublease Supplement has been delivered in New York.

SIGNATURE PAGE

IN WITNESS WHEREOF, Sublessor and Sublessee have caused this Sublease Supplement to the Sublease to be duly executed as of the day and year first above written.


Sublessor,

KOMMANDITBOLAGET FLYGPLANET XIV


By:_____________________________________

Title:____________________________________


Sublessee,

FRONTIER AIRLINES, INC.


By:______________________________________

Title:_____________________________________